Exhibit 10.25

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CENTENNIAL FOUNDERS, LLC

DATED: JULY 31, 2009

BY AND AMONG

TEJON RANCHCORP,

a California corporation,

STANDARD PACIFIC CORP.,

a Delaware corporation,

STANDARD PACIFIC INVESTMENT CORP.,

a Delaware limited liability company,

LEWIS INVESTMENT COMPANY, LLC,

a California limited liability company,

AND

PARDEE HOMES,

a California corporation

(i)

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

CENTENNIAL FOUNDERS, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is made and entered into effective as of this 31st day of July, 2009 (the “Effective Date”), by and among TEJON RANCHCORP, a California corporation (“Tejon”), STANDARD PACIFIC CORP., a Delaware corporation (“Standard Pacific”), STANDARD PACIFIC INVESTMENT CORP., a Delaware limited liability company (“SPIC”), LEWIS INVESTMENT COMPANY, LLC, a California limited liability company (“Lewis”), and PARDEE HOMES, a California corporation, formerly known as Pardee Construction Company (“Pardee”) (collectively, the “Members” and each a “Member”), for the purposes, among other things, of defining the rights and obligations of the Members with respect to Centennial Founders, LLC, a Delaware limited liability company, formerly known as RM Development Associates, LLC (the “Company”).

RECITALS

A. The Company was formed on July 8, 1999, under the name “RM Development Associates, LLC” by filing the Certificate with the Delaware Secretary of State. On March 10, 2000, Tejon, Standard Pacific, Lewis, and Pardee (the “Original Members”) entered into that certain Limited Liability Company Agreement of RM Development Associates, LLC (the “Original LLC Agreement”).

B. The name of the Company was changed on or about August 28, 2002, from RM Development, LLC to Centennial Founders, LLC (by filing the appropriate documentation with the Delaware Secretary of State and the California Secretary of State). Concurrently therewith, the Original Members entered into that certain First Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of August 28, 2002 (“First Amended and Restated LLC Agreement”). The First Amended and Restated LLC Agreement superseded the Original LLC Agreement in its entirety and the Original LLC Agreement ceased to have any effect.

C. As of June     , 2008, the Original Members agreed to admit SPIC as a Member of the Company and entered into that certain First Amendment to First Amended and Restated Limited Liability Company Agreement of Centennial Founders governing the relationship between SPIC and Standard Pacific as Members of the Company (“2008 Amendment”).

D. The Members hereby desire to amend and restate the First Amended and Restated LLC Agreement, as amended by the 2008 Amendment, in the form of this Agreement. This Agreement supersedes the First Amended and Restated LLC Agreement and the 2008 Amendment in their entirety and the First Amended and Restated LLC Agreement and the 2008 Amendment are of no further force or effect.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS AND ORGANIZATION.

1.1 Defined Terms. For convenience, various terms are defined for use in this Agreement. Unless otherwise expressed or provided elsewhere in this Agreement, the following terms shall have the following meanings.

A. Terms Defined in this Agreement.

(1) “AAA” shall have the meaning given such term in Section 18.3 hereof.

(2) “Act” shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

(3) “Adjacent Property” shall mean that certain approximately 980 acre property adjacent to the Existing Property and owned by the Company. The Adjacent Property is more particularly described on Exhibit “A” hereto.

(4) “Adjacent Property Contributions” shall have the meaning given such term in Section 4.1D hereof.

(5) “Adjacent Property Purchase Agreement” shall mean that certain Vacant Land Purchase Contract and Receipt for Deposit, dated as of June 17, 1999, by and between Ashcraft Investment Company, Inc., a California corporation (“Ashcraft”), and Pyramid Ranch Company, a Hawaii limited partnership, as amended by those certain Escrow Instructions dated as of July 7, 1999, as further amended by those certain Supplemental Instructions dated as of December 14, 1999, as further amended by those certain Supplemental Instructions, dated as of March 1, 2000, as assigned by Ashcraft to the Company pursuant to that certain Assignment of Vacant Land Purchase Contract and Receipt for Deposit, dated as of April 5, 2000, evidencing the sale of the Adjacent Property to the Company.

(6) “Affiliate” shall mean: (1) any other Person directly or indirectly controlling, controlled by, or under common control with the Person or entity to which such term applies; (2) as to any natural person, such person’s spouse, child or grandchild, shall be Affiliates of such person or a trust for the benefit of any such person; (3) as to any corporation, limited liability company or partnership, any person with any of the foregoing relationships described in clause (2) to any person in control of such partnership as general partner or otherwise or in control of such corporation or limited liability company shall be deemed to be an Affiliate of such corporation, limited liability company or partnership; (4) an Affiliate of a Member shall include any partnership in which such Member or any Affiliate of such Member is a general partner or otherwise has control, as well as any corporation, limited liability company or other entity in which such Member or any Affiliate of such Member has control. “Control” as applied to any person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies and decision-making of such person or entity, whether through the ownership of voting interests or by contract or otherwise. “Control” shall also include, without limitation, the possession of direct or indirect equity or beneficial interests in at least fifty percent (50%) of the profits or voting control of any entity.

(7) “Affiliate Entities” shall have the meaning given such term in Section 2.3A hereof.

(8) “Agreement” shall mean this Second Amended and Restated Limited Liability Company Agreement, as originally executed and as amended from time to time.

(9) “Alternates” shall have the meaning given such term in Section 7.1E hereof.

(10) “Approve,” “Approved” or “Approval” mean, as to the subject matter thereof and as the context may require, an express approval: (i) contained in a written statement signed by the approving Person; or (ii) by the requisite number of votes of the Members or of the Executive Committee in the manner specified herein.

(11) “Approved Existing Exceptions” shall have the meaning given such term in Section 4.3E(1) hereof.

(12) “Arbitration” shall have the meaning given such term in Section 18.3 hereof.

(13) “Arbitration Initiation Date” shall have the meaning given such terms in Section 18.3 hereof.

(14) “Arbitration Tribunal” shall have the meaning given such term in Section 18.3 hereof.

(15) “Arbitrator” shall have the meaning given such term in Section 18.3 hereof.

(16) “Attorneys’ Fees” shall have the meaning given such term in Section 18.15A hereof.

(17) “Available Cash” shall have the meaning given such term in Section 6.1 hereof.

(18) “AVEK” shall have the meaning given such term in Section 7.4 hereof.

(19) “Balance of the Ranch” shall mean the property located within the Ranch, which does not include the Master Project.

(20) “Bond Financing” shall have the meaning given such term in Section 4.5B hereof.

(21) “Book Capital Account” shall have the meaning given such term in Appendix “A” attached hereto.

(22) “Business Plan” shall mean, as applicable, the Entitlement Business Plan, the Pre-Development Period Business Plan or the Development Business Plan.

(23) “Buy/Sell Closing” shall have the meaning given such term in Section 17.4 hereof.

(24) “Capital Contribution” shall mean any money, property, promissory note or other sums contributed to the Company including, without limitation, any such contributions made prior to the Effective Date.

(25) “CCP” shall have the meaning given such term in Section 18.3 hereof.

(26) “Centennial RWA Reimbursements” shall have the meaning given such term in Section 9.4A hereof.

(27) “Certificate” shall mean the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

(28) “Certified EIR” shall mean the environmental impact report to be prepared in connection with the obtaining of the Entitlements that is certified by the applicable governmental agency.

(29) “Claims” shall mean all claims, losses, damages, costs, expenses, demands, liabilities, obligations, liens, encumbrances, rights of action and attorneys’ fees and costs.

(30) “Closing” shall have the meaning given such term in Section 15.6E(2) hereof.

(31) “Closing Date” shall have the meaning given such term in Section 15.6E hereof.

(32) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law hereof.

(33) “Combined Acreage” shall have the meaning given in Section 4.3E(5) hereof.

(34) “Commercial Developer Acceptance” shall have the meaning given such term in Section 10.4C(4)(a) hereof.

(35) “Commercial Developers” shall have the meaning given such term in Section 10.4A hereof.

(36) “Commercial Parcel Offer Price” shall have the meaning given such term in Section 10.4B hereof.

(37) “Commercial Parcel” shall have the meaning given such term in Section 10.4C hereof.

(38) “Company” shall have the meaning given such term in the preamble to this Agreement.

(39) “Company Offer” shall have the meaning given such term in Section 10.2 hereof.

(40) “Conservancy” shall mean the Tejon Ranch Conservancy, a California nonprofit public benefit corporation.

(41) “Contributing Member” shall have the meaning given such term in Section 4.4 hereof.

(42) “Contribution Date” shall have the meaning given such term in Section 4.3 hereof.

(43) “Contribution Percentage” shall mean with respect to each Member, the percentage set forth opposite such Member’s name under the column labeled “Contribution Percentage” on Exhibit “B” attached hereto, which percentage shall not be adjusted as the result of dilution of the Member’s Percentage Interest.

(44) “Control” shall have the meaning given such term in Section 1.1 hereof under the definition of “Affiliate.”

(45) “Counter-Offer” shall have the meaning given such term in Section 10.3A(4)(a) hereof.

(46) “CP Company Offer” shall have the meaning given such term in Section 10.4B hereof.

(47) “CP Counter-Offer” shall have the meaning given such term in Section 10.4C(4)(a) hereof.

(48) “CPA” shall mean the Company’s independent certified public accounting firm, which initially shall be Ernst & Young, but may be replaced by the Executive Committee from time to time.

(49) “Date of Value” shall have the meaning given such term in Section 17.1 hereof.

(50) “Deemed Withdrawal” shall have the meaning given such term in Section 13.1A hereof.

(51) “Default Buy Out Notice” shall have the meaning given such term in Section 15.6C hereof.

(52) “Default Date of Value” shall have the meaning given such term in Section 15.6B hereof.

(53) “Default Interest Rate” shall have the meaning given such term in Section 4.4B hereof.

(54) “Defaulting Member” shall have the meaning given such term in Section 15.1 hereof.

(55) “Defaulting Member’s Price” shall have the meaning given such term in Section 15.6A hereof.

(56) “Delinquent Contribution” shall have the meaning given such term in Section 4.4 hereof.

(57) “Deposit” shall have the meaning given such term in Section 14.5A(3) hereof.

(58) “Developer Acceptance” shall have the meaning given such term in Section 10.3A(4)(a) hereof.

(59) “Developer Lot” shall have the meaning given such term in Section 17.1 hereof.

(60) “Developer Representatives” shall have the meaning given such term in Section 14.5A(1) hereof.

(61) “Developers” shall mean, collectively, Standard Pacific, Lewis and Pardee. Standard Pacific, Lewis and Pardee are sometimes each referred to as a “Developer.” SPIC shall not be deemed a “Developer” hereunder.

(62) “Development Budget” shall have the meaning given such term in Section 2.3B(1) hereof.

(63) “Development Business Plan” shall have the meaning given such term in Section 2.3B hereof.

(64) “Development Financing Plan” shall have the meaning given such term in Section 2.3B(6) hereof.

(65) “Development Manager” shall have the meaning given such term in Section 7.2 hereof.

(66) “Development Stage” shall mean the period of time during which the Development Stage Business is conducted pursuant to the terms of this Agreement, which period shall commence upon the satisfaction of the Development Stage Conditions and continue through the date of dissolution of the Company.

(67) “Development Stage Business” shall have the meaning given such term in Section 2.3A hereof.

(68) “Development Stage Conditions” shall have the meaning given such term in Section 2.3D hereof.

(69) “Development Stage Contributions” shall have the meaning given such term in Section 4.3C hereof.

(70) “Development Stage DM” shall have the meaning given such term in Section 7.2D hereof.

(71) “Dilution Percentage” shall have the meaning given such term in Section 4.4A(1) hereof.

(72) “Discussion Period” shall have the meaning given such term in Section 7.5B hereof.

(73) “Dissolution Notice” shall have the meaning given such term in Section 13.1C hereof.

(74) “Effective Capital Contributions” shall mean the total unrecovered Capital Contributions made by all Members as of any applicable determination date plus the unrecovered amount of the Tejon Existing Property Credit, whether or not Tejon has yet contributed the Existing Property to the Company.

(75) “Effective Date” shall have the meaning given such term in the preamble to this Agreement.

(76) “Electing Member(s)” shall have the meaning given such term in Section 15.6C hereof.

(77) “Election Notice” shall have the meaning given such term in Section 14.5 hereof.

(78) “Election Period” shall have the meaning given such term in Section 14.5 hereof.

(79) “Entitlement Business Plan” shall have the meaning given such term in Section 2.2A hereof.

(80) “Entitlement Date” shall mean the date when the Entitlements have been obtained.

(81) “Entitlement Stage” shall mean the period of time during which the Entitlement Stage Business is conducted pursuant to the terms of this Agreement, which period commenced upon the end of the Feasibility Stage and shall continue until the earlier of (i) the date of the commencement of the Development Stage, or (ii) the dissolution of the Company. The Entitlement Stage shall include the Remaining Entitlement Period and the Pre-Development Period.

(82) “Entitlement Stage Business” shall have the meaning given such term in Section 2.2 hereof.

(83) “Entitlement Stage Contributions” shall have the meaning given such term in Section 4.1C hereof.

(84) “Entitlements” shall mean a general plan amendment, specific plan, and vesting tentative tract maps provided for in the Entitlement Business Plan, together with all related CEQA approvals, each having received final approval by the County of Los Angeles with all applicable appeal periods having expired or, in the event of any legal action opposing such final approvals, the entry of final judgment or settlement of such action. The Entitlements shall be consistent with the Entitlement Business Plan.

(85) “Escrow Holder” shall have the meaning given such term in Section 14.5 hereof.

(86) “Event of Default” shall have the meaning given such term in Section 15.1 hereof.

(87) “Executive Committee” shall have the meaning given such term in Section 7.1A hereof.

(88) “Executive Committee Deadlock” shall have the meaning given such term in Section 17.1 hereof.

(89) “Existing Property” shall mean that certain property of approximately ten thousand seven hundred (10,700) acres located within the Ranch currently owned by Tejon, as more particularly described in Exhibit “A” attached hereto, which tentative legal description shall be revised in accordance with Section 4.3E.

(90) “Existing Property Contribution” shall have the meaning given such term in Section 4.3E hereof.

(91) “Failure Notice” shall have the meaning given such term in Section 15.1A hereof.

(92) “Failure to Close” shall have the meaning given such term in Section 14.5J(1) hereof.

(93) “Feasibility Analysis” shall have the meaning given such term in Section 2.1A hereof.

(94) “Feasibility Business Plan” shall have the meaning given such term in Section 2.1B hereof.

(95) “Feasibility Costs” shall have the meaning given such term in Section 4.1B hereof.

(96) “Feasibility Stage” shall mean the period of time during which the Feasibility State Business was conducted pursuant to the terms of the Original Agreement and the First Amended and Restated Agreement, which period ended upon the commencement of the Entitlement Stage.

(97) “Feasibility Stage Business” shall have the meaning given such term in Section 2.1A hereof.

(98) “Final Election Notice” shall have the meaning given such term in Section 15.6E hereof.

(99) “First Amended and Restated LLC Agreement” shall have the meaning given such term in Recital B. hereof.

(100) “First Commercial Developer” shall have the meaning given such term in Section 10.4C(1) hereof.

(101) “First Developer” shall have the meaning given such term in Section 10.3A(1) hereof.

(102) “Funding Member(s)” shall have the meaning given such term in Section 4.2.

(103) “Improvements” shall mean those infrastructure improvements benefiting the Master Project, including, without limitation, schools, parks, backbone infrastructure and Regional Improvements.

(104) “Income Producing Sites” shall mean the commercial, industrial and for rent multifamily sites which are part of the Master Project.

(105) “Indemnified Party(ies)” shall have the meaning given such term in Section 16.2 hereof.

(106) “Industrial Parcels” shall have the meaning given such term in Section 10.4A hereof.

(107) “Initial Capital Contributions” shall mean with respect to each Developer, any Capital Contributions (excluding any Adjacent Property Contributions, Entitlement Stage Contributions, and Remaining Entitlement Stage Contributions) made by such Developer prior to the Effective Date, as set forth on Exhibit “B” attached hereto.

(108) “Initiating Entity” shall have the meaning given such term in Section 17.1 hereof.

(109) “Interest” shall mean all of the right, title and interest of a Member in and to capital, distributions, income and losses of and from the Company and all management, approval, voting and other rights of a Member provided herein.

(110) “Interest Book Value” shall have the meaning given such term in Section 15.6A hereof.

(111) “Interest Book Value Method” shall have the meaning given such term in Section 15.6A hereof.

(112) “Interest Fair Market Value” shall have the meaning given such term in Section 15.6A hereof.

(113) “JAMS” shall have the meaning given such term in Section 18.3 hereof.

(114) “LA County Activity” shall have the meaning given such term in Section 7.4 hereof.

(115) “LA County Portion” shall mean the portion of the Balance of the Ranch, which is situated in Los Angeles County.

(116) “LA County Portion Notice” shall have the meaning given such term in Section 7.5B hereof.

(117) “LCCP” shall have the meaning given such term in Section 18.3 hereof.

(118) “Lewis” shall have the meaning given such term in the preamble to this Agreement.

(119) “Liquidating Distribution Amount” shall have the meaning given such term in Section 17.1 hereof.

(120) “Liquidating Member” shall have the meaning given such term in Section 14.2 hereof.

(121) “Lot Buyer” shall have the meaning given such term in Section 10.3B hereof.

(122) “Lots” shall have the meaning given such term in Section 10.1.

(123) “MAI” shall have the meaning given such term in Section 14.5C hereof.

(124) “Majority-in-Interest” means with respect to any relevant group of Members, Members holding greater than fifty percent (50%) of all of the Percentage Interests held by such Members.

(125) “Master Conceptual Plan” shall have the meaning given such term in Section 2.1A hereof.

(126) “Master Project” shall mean the Existing Property, the Adjacent Property and any Mitigation Land, including access easements, license agreements, leases and any other rights necessary to proceed with the development contemplated by the Development Business Plan conveyed to the Company pursuant to Section 9.1, below.

(127) “Material Adverse Activity” shall have the meaning given such term in Section 7.4 hereof.

(128) “Material Taking” shall have the meaning given such term in Section 4.3E(5) hereof.

(129) “Member Loan” shall have the meaning given such term in Section 4.6A hereof.

(130) “Member(s)” shall have the meaning given such term in the preamble to this Agreement.

(131) “Memorandum of Contribution Agreement” shall have the meaning given such term in Section 4.3E hereof.

(132) “Mitigation Land” shall have the meaning given such term in Section 9.1 hereof.

(133) “Multi-Family Parcels” shall have the meaning given such term in Section 10.4A hereof.

(134) “Negotiation Period” shall have the meaning given such term in Section 14.5A(1) hereof.

(135) “New Commercial Parcel” shall have the meaning given such term in Section 10.4C(3) hereof.

(136) “New Offered Lot Group” shall have the meaning given such term in Section 10.3A(3) hereof.

(137) “Non-Competition Area” shall have the meaning given such term in Section 7.5D hereof.

(138) “Non-Contributing Member(s)” shall have the meaning given such term in Section 4.4 hereof.

(139) “Non-Contribution Loans” shall have the meaning given such term in Section 4.4B hereof.

(140) “Non-Funding Member” shall have the meaning given such term in Section 4.2 hereof.

(141) “Non-Withdrawing Developers” shall have the meaning given such term in Section 7.5B hereof.

(142) “North and South Mitigation Land” shall mean that certain property of approximately five thousand one hundred ninety-two (5,192) acres located within the Ranch currently owned by Tejon, as more particularly described in Exhibit “L” attached hereto.

(143) “Offer Price” shall have the meaning given such term in Section 10.2 hereof.

(144) “Offered Lot Group” shall have the meaning given such term in Section 10.2 hereof.

(145) “Offering Notice” shall have the meaning given such term in Section 17.1 hereof.

(146) “Office Parcels” shall have the meaning given such term in Section 10.4A hereof.

(147) “Open Market Lots” shall have the meaning given such term in Section 10.1 hereof.

(148) “Open Market Retail Parcels” shall have the meaning given such term in Section 10.4A hereof.

(149) “Original LLC Agreement” shall have the meaning given such term in Recital A. hereof.

(150) “Original Members” shall have the meaning given such term in Recital A. hereof.

(151) “Other Members” shall have the meaning given such term in Section 15.2 hereof.

(152) “Pardee” shall have the meaning given such term in the preamble to this Agreement.

(153) “Percentage Interest” shall mean initially, with respect to each Member, the percentage set forth on Exhibit “B” hereto, subject to any adjustment pursuant to this Agreement.

(154) “Person” shall mean an individual, partnership, limited liability company, corporation, joint venture, trust, business trust, association or similar entity and the heirs, executors, legal representatives, successors and assigns of such entity where the context requires.

(155) “Planning Areas” shall have the meaning given such term in Section 2.1A hereof.

(156) “Pre-Development Period” shall mean the period of time commencing immediately after the Entitlement Date through the earlier of (i) the date of the satisfaction of the Development Stage Conditions, or (ii) the dissolution of the Company; provided, however, that if the Development Stage Conditions are satisfied by the Entitlement Date, then there shall be no Pre-Development Period.

(157) “Pre-Development Period Business Plan” shall have the meaning given such term in Section 2.2B hereof.

(158) “Pre-Development Period Contributions” shall have the meaning given such term in Section 4.3B hereof.

(159) “Pre-Development Period Preferred Return” means with respect to each Contributing Member only, a return of six percent (6%), compounded annually, on such Member’s Unreturned Replacement Pre-Development Contributions.

(160) “Previous Commercial Parcel” shall have the meaning given such term in Section 10.4C(3) hereof.

(161) “Previous Offered Lot Group” shall have the meaning given such term in Section 10.3A(3) hereof.

(162) “Price Condition” shall have the meaning given such term in Section 14.5A(3)(b)(ii) hereof.

(163) “Private Sale Commercial Parcels” shall have the meaning given such term in Section 10.4A hereof.

(164) “Private Sale Lots” shall have the meaning given such term in Section 10.1 hereof.

(165) “Private Sale Retail Parcels” shall have the meaning given such term in Section 10.4A hereof.

(166) “Project Employee(s)” shall have the meaning given such term in Section 7.3 hereof.

(167) “Property Fair Market Value” shall have the meaning given such term in Section 14.5A hereof.

(168) “Purchase Notice” shall have the meaning given such term in Section 14.5A(3) hereof.

(169) “Purchase Notice Deadline” shall have the meaning given such term in Section 14.5A(3) hereof.

(170) “Purchase Price” shall have the meaning given such term in Section 17.1 hereof.

(171) “Purchasing Entity” shall have the meaning given such term in Section 17.3 hereof.

(172) “Purchasing Member(s)” shall have the meaning given such term in Section 15.6E(2) hereof.

(173) “Ranch” shall mean Tejon Ranch, as depicted on Exhibit “A” attached hereto.

(174) “Ranch-Wide Agreement” shall mean that certain Tejon Ranch Conservation and Land Use Agreement dated as of June 17, 2008 by and among TRC, Tejon, the Conservancy, Audubon California, the Endangered Habitats League, Natural Resources Defense Council, Planning and Conservation League and Sierra Club with the Company and two other entities affiliated with Tejon joining in for the limited purpose of acknowledging their respective obligations.

(175) “Real Estate Closing” shall have the meaning given such term in Section 14.5F hereof.

(176) “Regional Improvements” shall refer to those improvements and facilities which are required to service real property which exceeds that of the Master Project in any material manner, including, without limitation, parks and open spaces and sewer treatment plants, etc.

(177) “Regulations” shall mean the Treasury Regulations (including temporary or proposed regulations) promulgated under the Code, as amended from time to time, including corresponding provisions of succeeding regulations.

(178) “Remaining Contribution Date” shall mean the date upon which the Development Stage Conditions are satisfied.

(179) “Remaining Developers” shall mean those Developers other than a Withdrawing Developer.

(180) “Remaining Entitlement Period” shall mean the period from May 8, 2009, through the earlier of (i) the Entitlement Date, or (ii) the date the Company is dissolved.

(181) “Remaining Entitlement Period Contributions” shall have the meaning given such term in Section 4.3A hereof.

(182) “Remaining Entitlement Period Preferred Return” means with respect to each Contributing Member only, a return of six percent (6%), compounded annually, on such Member’s Unreturned Replacement Remaining Entitlement Contributions.

(183) “Replacement DM” shall have the meaning given such term in Section 7.2D hereof.

(184) “Replacement Pre-Development Contribution” with respect to any particular capital call pursuant to Section 4.3B shall mean an amount equal to the portion of such capital call funded by a Funding Member in excess of the amount equal to such Funding Member’s Contribution Percentage multiplied by the Total Call Amount. For example, if a Funding Member with a Contribution Percentage of fifty percent (50%) funded Eighty Thousand Dollars ($80,000) of a One Hundred Thousand Dollar ($100,000) capital call made under Section 4.3B, then the Replacement Pre-Development Contribution would equal Thirty Thousand Dollars ($30,000) (i.e., ($80,000 - ($100,000 x 50%) = $30,000)).

(185) “Replacement Remaining Entitlement Contribution” with respect to any particular capital call pursuant to Section 4.3A shall mean an amount equal to the portion of such capital call funded by a Funding Member in excess of the amount equal to such Funding Member’s Contribution Percentage multiplied by the Total Call Amount. For example, if a Funding Member with a Contribution Percentage of fifty percent (50%) funded One Hundred Thousand Dollars ($100,000) of a One Hundred Thousand Dollar ($100,000) capital call made under Section 4.3A, then the Replacement Remaining Entitlement Contribution would equal Fifty Thousand Dollars ($50,000) (i.e., ($100,000 - ($100,000 x 50%) = $50,000)).

(186) “Representative(s)” shall have the meaning given such term in Section 7.1C hereof.

(187) “Represented Members” shall have the meaning given such term in Section 7.1C hereof.

(188) “Responding Commercial Developer” shall have the meaning given such term in Section 10.4C(4)(a) hereof.

(189) “Responding Developer” shall have the meaning given such term in Section 10.3A(4)(a) hereof.

(190) “Responding Entity” shall have the meaning given such term in Section 17.1 hereof.

(191) “Response Notice” shall have the meaning given such term in Section 17.3 hereof.

(192) “Retail Parcels” shall have the meaning given such term in Section 10.4A hereof.

(193) “Revised Sale Price” shall have the meaning given such term in Section 14.5A(3)(d) hereof.

(194) “RWA Advances” shall have the meaning given such term in Section 9.4A hereof.

(195) “Sales Employee” shall have the meaning given such term in Section 7.3 hereof.

(196) “Second Commercial Developer” shall have the meaning given such term in Section 10.4C(1) hereof.

(197) “Second Developer” shall have the meaning given such term in Section 10.3A(1) hereof.

(198) “Section 2.3 Advances” shall have the meaning given such term in Section 9.4A hereof.

(199) “Section 2.4 Advances” shall have the meaning given such term in Section 9.4A hereof.

(200) “Section 2.5 Advances” shall have the meaning given such term in Section 9.4A hereof.

(201) “Section 2.6 Repayments” shall have the meaning given such term in Section 9.4B hereof.

(202) “Selling Entity” shall have the meaning given such term in Section 17.3 hereof.

(203) “Selling Member” shall have the meaning given such term in Section 15.6E(2) hereof.

(204) “SP Original Interest” shall have the meaning given such term in Section 19.1 hereof.

(205) “SP Transaction” shall have the meaning given such term in Section 19.3 hereof.

(206) “SPIC” shall have the meaning given such term in the preamble to this Agreement.

(207) “SPIC Preferred Return” shall have the meaning given such term in Section 19.4 hereof.

(208) “Standard Pacific” shall have the meaning given such term in the preamble to this Agreement.

(209) “Subordinated Debt” shall have the meaning given such term in Section 13.1A hereof.

(210) “Tejon” shall have the meaning given such term in the preamble to this Agreement.

(211) “Tejon/Developer Lot Deadlock” shall have the meaning given such term in Section 17.1 hereof.

(212) “Tejon Existing Property Credit” shall have the meaning given such term in Section 4.3E hereof.

(213) “Tejon Feasibility Cost Credit” shall have the meaning given such term in Section 4.1B hereof.

(214) “Term” shall mean the term of this Agreement as described in Section 1.5 hereof.

(215) “Third Developer” shall have the meaning given such term in Section 10.3A(1) hereof.

(216) “Third-Party Buyer” shall have the meaning given such term in Section 14.5A(3)(b) hereof.

(217) “Third Party Financing” shall have the meaning given such term in Section 4.5 hereof.

(218) “Third-Party Purchase Agreement” shall have the meaning given such term in Section 14.5A(3)(b)(i) hereof.

(219) “Thirty Day Good Faith Negotiation Period” shall have the meaning given such term in Section 17.1 hereof.

(220) “Timing Condition” shall have the meaning given such term in Section 14.5A(3)(b)(i) hereof.

(221) “TMP” shall have the meaning given such term in Section 11.4 hereof.

(222) “TMV” shall have the meaning given such term in Section 9.4B hereof.

(223) “TMV RWA Reimbursements” shall have the meaning given such term in Section 9.4B(2) hereof.

(224) “Total Call Amount” shall have the meaning given such term in Section 4.3 hereof.

(225) “Transfer” shall have the meaning given such term in Section 12.1A hereof.

(226) “TRC” shall mean Tejon Ranch Co., a Delaware corporation.

(227) “Unreturned Replacement Pre-Development Contributions” with respect to a Member shall mean such Member’s total unreturned Pre-Development Period Contributions multiplied by the ratio of such Member’s Replacement Pre-Development Contributions to its total Pre-Development Period Contributions. For example, if (a) a Funding Member has funded Eighty Thousand Dollars ($80,000) of Pre-Development Period Contributions, and (b) Thirty Thousand Dollars ($30,000) of such Eighty Thousand Dollars ($80,000) constituted Replacement Pre-Development Contributions, and (c) such Member received Forty Thousand Dollars ($40,000) pursuant to Section 6.1D, then such Member’s Unreturned Replacement Pre-Development Contributions equal Fifteen Thousand Dollars ($15,000) (i.e., ($80,000 - $40,000 (unreturned Pre-Development Period Contributions) * ($30,000 / $80,000)).

(228) “Unreturned Replacement Remaining Entitlement Contributions” with respect to a Member shall mean such Member’s total unreturned Remaining Entitlement Period Contributions multiplied by the ratio of such Member’s Replacement Remaining Entitlement Contributions to its total Remaining Entitlement Period Contributions. For example, if (a) a Funding Member has funded One Hundred Thousand Dollars ($100,000) of Remaining Entitlement Period Contributions, and (b) Thirty Thousand Dollars ($30,000) of such One Hundred Thousand Dollars ($100,000) constituted Replacement Remaining Entitlement Contributions, and (c) such Member received Forty Thousand Dollars ($40,000) pursuant to Section 6.1C, then such Member’s Unreturned Replacement Remaining Entitlement Contribution equals Eighteen Thousand Dollars ($18,000) (i.e., ($100,000 - $40,000 (unreturned Remaining Entitlement Period Contributions) * ($30,000 / $100,000)).

(229) “Voting Interest” shall have the meaning given such term in Section 7.1C hereof.

(230) “Withdrawal Notice” shall have the meaning given such term in Section 13.1A hereof. Except as otherwise provided in this Agreement, a Withdrawing Developer shall have no further rights or obligations with respect to the Company or the Master Project upon the effective date of a Withdrawal Notice or deemed withdrawal in accordance with Section 13.1A.

(231) “Withdrawing Developer” shall mean a Developer that has delivered a Withdrawal Notice or is otherwise deemed to have elected to withdraw pursuant to Section 13.1A hereof.

(232) “2008 Amendment” shall have the meaning given such term in Recital C. hereof.

B. Terms Defined in the Act. Terms defined in the Act and used herein without definition shall have the definitions given them under the Act.

1.2 Formation of Limited Liability Company. The Company was formed by the filing of the Certificate pursuant to the Act.

1.3 Principal Place of Business. The principal place of business of the Company within the State of California shall be at 4436 Lebec Road, Lebec, California 93243. The Company may change and locate its place of business and registered office at any other place or places as the Executive Committee may from time to time deem advisable.

1.4 Registered Office and Registered Agent. For purposes of Section 18-104(a)(1) of the Act, the registered office of the Company is c/o Paracorp Incorporated, 15 North East Street, Dover, Delaware 19901, and the name of its initial registered agent at such address shall be Paracorp Incorporated. The registered office and registered agent may be changed by the Executive Committee from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

1.5 Term. The Term of the Company commenced on March 10, 2000, and shall continue indefinitely, until the Company is dissolved in accordance with Article 14.

1.6 Admission of SPIC. Pursuant to the 2008 Amendment, SPIC was admitted as a substitute member of the Company. Tejon, Pardee and Lewis approved the admission of SPIC as an accommodation to Standard Pacific with the understanding that such admission would not (i) reduce, diminish or otherwise modify the rights, remedies and benefits of each of Tejon, Pardee and Lewis under the First Amended and Restated LLC Agreement, or (ii) increase the rights, remedies or benefits available to Standard Pacific and/or SPIC under the First Amended and Restated LLC Agreement (in excess of the rights, remedies and benefits available to Standard Pacific under the First Amended and Restated LLC Agreement). Section 19 sets forth the relative rights and duties of Standard Pacific and SPIC, as between themselves. The provisions of this Agreement as they relate to Standard Pacific and SPIC are modified and superseded by the provisions of Section 19.

2. PERMITTED BUSINESSES.

2.1 Feasibility Stage Business.

A. Initially, the business of the Company was to (i) conduct a feasibility analysis in order to assess the feasibility of the Master Project (the “Feasibility Analysis”), (ii) use diligent efforts to develop and achieve unanimous written agreement of the Members upon the “Master Conceptual Plan” for the financing, development, marketing and disposition of the Master Project and the individual components thereof, including a tentative allocation of the development of the Master Project among various planning areas (“Planning Areas”) as a master planned residential community with ancillary commercial, industrial and multifamily uses and preparation of a Master Project proforma cash flow analysis, (iii) use diligent efforts to develop and achieve unanimous written agreement of the Members on the initial Entitlement Business Plan based upon the Master Conceptual Plan Approved by the Members, and (iv) carry on all other activities incidental to, or necessary or convenient in furtherance of, the foregoing, as Approved by the Executive Committee (collectively, the “Feasibility Stage Business”).

B. During the Feasibility Stage, the Feasibility Stage Business was conducted in accordance with that certain business plan (the “Feasibility Business Plan”), which was Approved prior to the Effective Date in accordance with the Original LLC Agreement and was replaced and superseded in its entirety by the Entitlement Business Plan.

C. The Members hereby acknowledge that the Feasibility Analysis has been completed, the Master Conceptual Plan has been unanimously Approved by the Members, the Members have Approved the initial Entitlement Business Plan, as subsequently amended, and the Company is currently engaged in the Entitlement Stage Business.

2.2 Entitlement Stage Business. The business of the Company during the Entitlement Stage includes (i) pursuing Entitlements for the Master Project, (ii) updating the Master Conceptual Plan as necessary to reflect current market conditions, (iii) developing and seeking Approval of the initial Development Business Plan, and (iv) carrying on all other activities incidental to, or necessary or convenient in furtherance of, the foregoing, as Approved by the Executive Committee (collectively, the “Entitlement Stage Business”). Further:

A. During the Remaining Entitlement Period of the Entitlement Stage, the scope of the Entitlement Stage Business shall include the matters contemplated in that certain business plan currently in effect (as amended from time to time in accordance with this Agreement, the “Entitlement Business Plan”) which was Approved prior to the Effective Date in accordance with the First Amended and Restated LLC Agreement.

B. During the Pre-Development Period of the Entitlement Stage, if applicable, the scope of the Entitlement Stage Business shall include the matters contemplated in a business plan (the “Pre-Development Period Business Plan”) which shall be Approved by the Executive Committee prior to the commencement of the Pre-Development Period and may be amended from time to time in accordance with this Agreement. The Pre-Development Period Business Plan shall include:

(1) An annual budget for the initial year of the Pre-Development Period and a projected budget for the expected Pre-Development Period;

(2) A narrative business plan stating the general goals and objectives for the Master Project during the Pre-Development Period; and

(3) Such other elements as are determined by the Executive Committee.

C. Prior to the end of the Entitlement Stage, each of Tejon and the Developers shall use its diligent and good faith efforts to prepare and agree upon the initial Development Business Plan.

2.3 Development Stage Business.

A. Subject to Section 2.3E below, upon satisfaction of the Development Stage Conditions, without further action of the Members, the business of the Company shall be further expanded to include (i) acquisition by the Company of the Existing Property from Tejon, (ii) financing, developing and improving the respective Planning Areas, (iii) marketing and disposing of completed residential lots to merchant builders (such merchant builders may include individual Members and/or their Affiliates), (iv) disposing of or improving, operating and holding for investment, the Income Producing Sites; provided that the Executive Committee, subject to the terms of Section 10.4 hereof, (a) may Approve and cause the contribution of portions of the Master Project, such as the Income Producing Sites, to separate entities (“Affiliate Entities”) that would be wholly-owned by the Company or “sister” companies owned by the Members under substantially the same terms and conditions set forth herein, and (b) will Approve the disposition of the Private Sale Commercial Parcels to the Commercial Developers and/or their Affiliates pursuant to this Agreement, (v) admitting new member(s) or contributing the assets of the Company to a new venture to finance the Development Stage Business, and (vi) carrying on all other activities incidental to, or necessary or convenient in furtherance of, the foregoing, as reasonably Approved by the Executive Committee (collectively, the “Development Stage Business”). The Development Stage Business shall be conducted in accordance with the Development Business Plan.

B. The plan for the business of the Company during the Development Stage (the “Development Business Plan”) shall, at a minimum cover the following topics:

(1) An annual budget for the current year and a projected budget for the next five (5) years (the “Development Budget”);

(2) A Master Project proforma cash flow analysis;

(3) A development schedule;

(4) Specific procedures for constructing joint and Regional Improvements and advancing the cost thereof and the calculation of any reimbursable costs relating thereto. In connection therewith, the Company shall seek reimbursement rights for joint and Regional Improvements to the extent the same benefit property other than the Master Project (i.e. property owned by Tejon or other parties). Such reimbursement obligation shall be funded upon the sale of such benefited property. Pursuant to any reimbursement agreements agreed to in connection with the foregoing, the Company (or Tejon, in the case of Regional Improvements) shall be entitled to a construction supervision and overhead fee in an amount to be Approved by the Executive Committee;

(5) A plan for (i) the appropriate sharing of any land set-aside for public or regional purposes, (ii) the formation of a school district and the construction of schools, and (iii) other regional or public facilities to be constructed as part of the Master Project;

(6) A finance plan (the “Development Financing Plan”) setting forth the projected financing required to fund the costs of development set forth in the Development Budget and the terms of such financing;

(7) A narrative business plan stating the general goals and objectives for the development of the Master Project;

(8) A sales and marketing plan for the sale of the various Planning Areas (or portions thereof) to merchant builders, including, without limitation, projected takedown schedules and pricing schedules, a summary of other material terms and conditions for such sales and form master builder/merchant builder purchase and sale documents; and

(9) Any other matters provided for herein which are applicable and pertaining to the Development Business Plan, as the same may be amended from time to time in accordance with this Agreement.

C. The initial Development Business Plan shall be Approved in writing by the requisite Members in accordance with this Agreement prior to commencement of the Development Stage and shall replace the Entitlement Business Plan.

D. As used herein, the “Development Stage Conditions” shall mean the following:

(1) The Company shall have obtained the Entitlements in accordance with the Entitlement Business Plan within the time period specified in the entitlement schedule set forth in the Entitlement Business Plan;

(2) Tejon and at least two (2) of the Developers shall have Approved the initial Development Business Plan in writing; and any Developer that has disapproved (or is deemed pursuant to Section 7.1B to have disapproved) any Development Business Plan that is Approved pursuant to this Section 2.3D(2) shall be deemed to be a Withdrawing Developer under Section 13.1A;

(3) The Company shall have obtained a binding commitment for financing for the Development Stage in accordance with the Development Financing Plan Approved as part of the Development Business Plan; and

(4) The conditions for commencing the Development Stage set forth in the last paragraph of Section 13.1B shall have been satisfied.

E. If the Entitlements are not obtained on or before the fifth anniversary of the Effective Date or all of the Development Stage Conditions are not satisfied or the Development Stage Business has not commenced on or before the tenth anniversary date of the Effective Date, then the Company may be dissolved in accordance with Section 14.1.

2.4 Adjacent Property. The Company has purchased the Adjacent Property pursuant to the Adjacent Property Purchase Agreement with the proceeds of Capital Contributions made by the Members prior to the Effective Date. The Company shall own, entitle, finance, develop, improve, market and sell (or hold for investment) the Adjacent Property as appropriate in accordance with the applicable Business Plan.

3. MEMBERS, MEMBERSHIP INTERESTS AND LIMITED LIABILITY.

3.1 Addresses and Interests of Members. The Members’ respective names, addresses and Percentage Interests in the Company are set forth on Exhibit “B” attached hereto and incorporated herein.

3.2 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Member will be obligated personally for any debt, obligation or liability of the Company solely by reason of being a member of the Company.

4. CAPITAL CONTRIBUTIONS, BOOK CAPITAL ACCOUNTS, FINANCING AND LOANS.

4.1 Capital Contributions Prior to the Effective Date.

A. Initial Capital Contributions. Prior to the Effective Date, each of the Developers has funded Initial Capital Contributions to the Company in the aggregate amount set forth opposite such Member’s name in the column labeled “Initial Capital Contributions” on Exhibit “B” attached hereto, which were credited to each such Member’s Book Capital Account.

B. Tejon Feasibility Contributions. Prior to the Effective Date, Tejon represents and warrants that it paid various expenses for feasibility studies and related costs that directly benefited the Existing Property in an aggregate amount equal to Two Hundred Forty-One Thousand Seven Hundred Four and 45/100 Dollars ($241,704.45) (collectively, the “Feasibility Costs”), as set forth more fully on Exhibit “C” attached hereto. Tejon was deemed to have made a Capital Contribution and received credit to its Book Capital Account as of the date each such cost was paid in an aggregate amount equal to the Feasibility Costs (the “Tejon Feasibility Cost Credit”).

C. Entitlement Stage Contributions. Prior to the Effective Date, each of the Developers funded Capital Contributions during the Entitlement Stage (“Entitlement Stage Contributions”) in the aggregate amount set forth opposite such Developer’s name in the column labeled “Entitlement Stage Contributions” on Exhibit “B” attached hereto, which were credited to each such Developer’s Book Capital Account in the amount and at the time that its Entitlement Stage Contributions were made.

D. Adjacent Property Contributions. Prior to the Effective Date, each of the Members (other than SPIC) funded Capital Contributions to acquire the Adjacent Property and to pay the costs and expenses arising out of such property including, without limitation, property taxes and assessments, insurance, and costs of maintaining such property in the aggregate amount set forth opposite such Member’s name in the column labeled “Adjacent Property Contributions” on Exhibit “B” attached hereto (the “Adjacent Property Contributions”), which were credited to each such Member’s Book Capital Account in the amount and at the time that such Capital Contributions were made.

4.2 Non-Funding Election. As of the Effective Date, the Developers have elected not to make any Remaining Entitlement Period Contributions or Pre-Development Period Contributions (which election has been Approved by Tejon). Each Developer shall have the right, but not the obligation, to rescind such election on a prospective basis by delivering written notice to the Executive Committee. Any such rescission to be effective must be Approved by the Executive Committee, which approval shall not be unreasonably withheld, delayed or conditioned. If the Executive Committee fails to disapprove any such rescission within ten (10) business days after receiving such written notice, then it shall be deemed to have Approved the applicable Developer’s rescission. If the Executive Committee Approves (or is deemed to have Approved) any such rescission, then the applicable Developer shall thereafter be required to fund its Percentage Interest of any Remaining Entitlement Period Contributions or Pre-Development Period Contributions required to be made after the date of such Approval. Tejon and any Developer whose rescission of its non-funding status has been Approved (or deemed Approved) by the Executive Committee is referred to as a “Funding Member.” Any Developer who has not successfully rescinded its non-funding status prior to the date that the Development Stage commences shall automatically become a Funding Member on such date. Any Developer that is not a Funding Member is referred to as a “Non-Funding Member.”

4.3 Additional Capital Contributions. If the Executive Committee determines in its sole and absolute discretion that a capital call is required, then the Executive Committee shall give written notice of such cash deficit to the Members, which notice shall summarize, with reasonable particularity, the Company’s actual and projected cash obligations, cash on hand, projected sources and amounts of future cash flow, the total Capital Contribution requested (the “Total Call Amount”) and a contribution date (“Contribution Date”) (which shall not be less than ten (10) business days following the effective date of such notice) upon which each Member shall have the obligation to contribute the requested Capital Contributions to the extent provided below in this Section 4.3:

A. Remaining Entitlement Period Contributions. If the Executive Committee calls for any additional Capital Contribution during the Entitlement Stage (i) to further the purposes of the Entitlement Stage Business, (ii) to make Centennial RWA Reimbursements, or (iii) to implement the Entitlement Business Plan (collectively, the “Remaining Entitlement Period Contributions”), then each Funding Member shall be required to contribute such Member’s then Percentage Interest of the applicable Total Call Amount. Any Capital Contribution made by a Funding Member pursuant to this Section 4.3A shall be treated as a Remaining Entitlement Period Contribution and credited to such Funding Member’s Book Capital Account as and when any such contribution is made. The Members expressly acknowledge and agree that the Non-Funding Members shall not be required to make any Remaining Entitlement Period Contributions pursuant to this Section 4.3A. Prior to the date of this Agreement, the Executive Committee called for Capital Contributions in the amount of $2,024,666. Effective as of the execution of this Agreement, as the only Funding Member as of the Effective Date, Tejon made a Capital Contribution to the Company in the entire amount of such capital call as reflected in Exhibit “B” and more particularly described in Section 4.4A(1).

B. Pre-Development Period Contributions. If the Executive Committee calls for any additional Capital Contribution during the Pre-Development Period to fund the Company’s operations or to make Centennial RWA Reimbursements (collectively, the

“Pre-Development Period Contributions”), then each Funding Member shall be required to contribute such Member’s then Percentage Interest of the applicable Total Call Amount. Any Capital Contributions made by a Funding Member pursuant to this Section 4.3B shall be treated as a Pre-Development Period Contribution and credited to such Funding Member’s Book Capital Account as and when any such contribution is made. The Members expressly acknowledge and agree that the Non-Funding Members shall not be required to make any Pre-Development Period Contributions pursuant to this Section 4.3B.

C. Development Stage Contributions. If the Executive Committee calls for any additional Capital Contribution during the Development Stage to fund the development and construction of the Master Project or the Company’s operations including, without limitation, to fund the costs of carrying the Master Project and/or to make Centennial RWA Reimbursements (collectively, the “Development Stage Contributions”), then each Member (including each Member previously characterized as a Non-Funding Member) shall be required to contribute such Member’s then Percentage Interest of such Capital Contribution. Any Capital Contributions made by a Member pursuant to this Section 4.3C shall be treated as a Development Stage Contribution and credited to such Member’s Book Capital Account as and when any such contribution is made.

D. Adjacent Property Contributions. Any additional capital required to pay for any costs and expenses relating to the Adjacent Property shall be funded in accordance with Sections 4.3A, B and C, as applicable depending on the period during which the Capital Contributions are required to be made.

E. Existing Property Contribution. Within three (3) business days after the later of the Remaining Contribution Date or the date that the Existing Property may reasonably (independent of any other real property) be conveyed to the Company as one (1) or more legal parcels in accordance with the California Subdivision Map Act, Tejon shall be required to contribute and convey by grant deed the Existing Property to the Company. In addition, Tejon shall, to the extent assignable and subject to the retention by Tejon of any rights necessary for Tejon’s development of the Balance of the Ranch, be required to contribute any and all of its right, title and interest in and to, and the Company shall assume any obligations under, (i) all documents, contracts and agreements relating to the Existing Property, including, without limitation, the Ranch-Wide Agreement, (ii) all prior rights and agreements with governmental authorities relating to the acquisition, design, development, construction and operation of the Existing Property, (iii) all entitlements obtained to date and all applications for entitlements submitted to date, including all fees, deposits and other matters relating to the Existing Property, (iv) all agreements and will-serve letters to provide utility services to the Existing Property, (v) all representations, warranties, guaranties, covenants and similar matters from third parties to which Tejon and/or any Affiliate thereof are entitled relating to the Existing Property, and (vi) all other rights relating to the Existing Property. Notwithstanding the foregoing, to the extent any of the foregoing relates to property owned by Tejon and/or any of its Affiliates (other than the Existing Property), the foregoing contribution and assignment to the Company shall be on a non-exclusive basis and Tejon shall retain non-exclusive rights in connection with the same and the Company shall not assume any obligations to the extent such obligations relate to any property owned by Tejon and/or any of its Affiliates (other than the Existing Property).

Notwithstanding the foregoing provisions of this Section 4.3E, the Members agree that the assignment of the Ranch-Wide Agreement by Tejon to the Company (a) shall be limited to the extent described in the immediately preceding paragraph, (b) shall be limited to the rights under the Ranch-Wide Agreement as they relate to the Master Project and the Company, and (c) shall exclude all rights of Tejon to receive reimbursements for advances made in connection with the Master Project and the Balance of the Ranch pursuant thereto, which reimbursements shall be received and administered by Tejon and, to the extent applicable, distributed to the Company by Tejon as set forth in Section 9.4 below.

Within thirty (30) days after the execution hereof, a memorandum of this Agreement in the form attached hereto as Exhibit “D” (the “Memorandum of Contribution Agreement”) shall be recorded in the County of Los Angeles solely for the purpose of notifying third parties of the existence of this Agreement. The legal description for the Existing Property is attached as Exhibit “A” to the Memorandum. Notwithstanding the foregoing, with respect to the Company and as between the Members, the legal description of the Existing Property shall be described as the legal parcel or parcels comprising the Existing Property to be created in accordance with the terms of this Agreement. As the legal description of the Existing Property is revised and clarified throughout the development process contemplated by this Agreement, the legal description attached to the Memorandum of Contribution Agreement shall be updated and revised to reflect such updated legal description. Tejon shall reasonably cooperate with the Company, at the sole cost and expense of the Company, to cause the Existing Property to be subdivided into one (1) or more legal parcels under the California Subdivision Map Act. The Members hereby authorize the Liquidating Member to record a quitclaim of the Memorandum of Contribution Agreement upon a dissolution of the Company in accordance with this Agreement.

Upon the contribution of the Existing Property to the Company (the “Existing Property Contribution”), Tejon shall be deemed to have made a Capital Contribution, and shall receive a credit to its Book Capital Account in the amount of Thirty Three Million Dollars ($33,000,000.00) (the “Tejon Existing Property Credit”), subject to any adjustments made pursuant to this Section 4.3E. As of the Effective Date, the Members anticipate that the Existing Property is comprised of approximately Ten Thousand Seven Hundred (10,700) acres. However, if the Members agree that the number of acres comprising the Existing Property is less than Ten Thousand Six Hundred (10,600) acres or more than Eleven Thousand One Hundred (11,100) acres as a result of a modification of the Existing Property’s boundaries in connection with the processing and procurement of the Entitlements, then the Tejon Existing Property Credit of Thirty-Three Million Dollars ($33,000,000.00) shall be (i) decreased by Three Thousand Eighty-Five Dollars ($3,085.00) for each acre that the number of acres comprising the Existing Property is less than Ten Thousand Six Hundred (10,600) acres, and (ii) shall be increased by Three Thousand Eighty-Five Dollars ($3,085.00) for each acre that the number of acres comprising the Existing Property is more than Eleven Thousand One Hundred (11,100) acres. The credit to Tejon’s Book Capital Account shall not be adjusted if the number of acres comprising the Existing Property is between Ten Thousand Six Hundred (10,600) acres and Eleven Thousand One Hundred (11,100) acres. By way of example, if at the time of Tejon’s contribution of the Existing Property such property is comprised of Ten Thousand Five Hundred (10,500) acres, then the Tejon Existing Property Credit shall equal Thirty Two Million Six Hundred Ninety-One Thousand Five Hundred Dollars ($32,691,500.00) (i.e., $33,000,000.00 – ((10,600-10,500) ´ $3,085.00)).

(1) Prior to the Effective Date, the Executive Committee approved certain existing exceptions to title of the Existing Property (the “Approved Existing Exceptions”), which exceptions are set forth on Exhibit “E” attached hereto. Tejon’s contribution of the Existing Property shall be subject only to the Approved Existing Exceptions and all other matters impacting title to the Existing Property whether or not of record either (i) not caused by Tejon or its Affiliates, or if caused by Tejon or its Affiliates, that do not materially and adversely impact the Company’s intended development of the Existing Property, (ii) which would be disclosed on a survey or by inspection of the Property but which were not specifically identified on the preliminary title report attached hereto as Exhibit “E,” (iii) which have been reasonably Approved by the Executive Committee, (iv) which otherwise arise out of the entitlement and development activities of the Company, or (v) which constitute non-delinquent taxes and assessments. The foregoing shall be evidenced by an ALTA standard coverage policy of title insurance (or, at the election of the Executive Committee, an ALTA extended coverage policy of title insurance) covering the Existing Property, issued on the date of the contribution of the Existing Property by Tejon by a title company selected by the Executive Committee, with policy limits equal to the amount of the Tejon Existing Property Credit and insuring title to the Existing Property vested in the Company in the condition described above.

(2) With respect to monetary liens recorded against the Existing Property (other than Approved Existing Exceptions and monetary liens reasonably approved by the Executive Committee or otherwise caused by a Developer), Tejon shall, at its election, either remove such liens, if any, on or before the contribution of the Existing Property, or offset the aggregate amount of such monetary liens against and thereby reduce the Tejon Existing Property Credit that Tejon would have otherwise received upon its contribution of the Existing Property pursuant to this Section 4.3E had Tejon removed such monetary liens.

(3) From and after the date hereof until the earlier of (i) the dissolution of the Company, or (ii) Tejon’s contribution of the Existing Property, Tejon shall not utilize or encumber the Existing Property (including without limitation the recordation of monetary liens against the Existing Property) in any material manner, without the reasonable Approval of the Executive Committee, which Approval shall be withheld if such action would materially adversely affect the Company’s future ownership and development of the Master Project as contemplated by this Agreement and the Business Plan then in effect. Notwithstanding the foregoing, prior to the contribution of the Existing Property to the Company, Tejon may, without the Approval of the Executive Committee or the Developers, enter into agreements for or otherwise permit hunting and the grazing of livestock on the Existing Property and engage in or otherwise allow any other party to engage in any activity specifically permitted pursuant to the Approved Existing Exceptions.

(4) All closing costs and expenses shall be allocated between Tejon and the Company in accordance with the closing customs in Los Angeles County. Notwithstanding the foregoing, all real estate taxes and assessments payable with respect to the Existing Property shall be apportioned between Tejon and the Company as of Tejon’s conveyance of the Existing Property to the Company and Tejon shall be responsible for the cost of the ALTA standard coverage title policy covering the Existing Property. Any additional premium for ALTA extended coverage, surveys or endorsements shall be paid by the Company.

(5) If Tejon receives a condemnation award with respect to the Existing Property prior to Tejon’s contribution of the Existing Property to the Company, then any condemnation proceeds received by Tejon shall be set aside in one (1) or more bank accounts. If and when Tejon is required to contribute the Existing Property, Tejon shall also contribute such condemnation proceeds and any interest accrued thereon earned in such bank accounts. Such Existing Property, condemnation proceeds and accrued interest thereon shall be credited to Tejon’s Book Capital Account in an aggregate amount equal to the Tejon Existing Property Contribution; provided, however, if the total combined acreage (the “Combined Acreage”) that is contributed by Tejon to the capital of the Company and condemned is less than Ten Thousand Six Hundred (10,600) acres or more than Eleven Thousand One Hundred (11,100) acres, then the Tejon Existing Property Credit of Thirty-Three Million Dollars ($33,000,000.00) shall be (a) decreased by Three Thousand Eighty-Five Dollars ($3,085.00) for each acre that the Combined Acreage is less than ten thousand six hundred (10,600) acres, and (b) increased by Three Thousand Eighty-Five Dollars ($3,085.00) for each acre that the Combined Acreage is more than Eleven Thousand One Hundred (11,100) acres. If the Existing Property is subject to condemnation, and such condemnation results in the taking of enough of the Existing Property so as to cause the Executive Committee to reasonably determine that it would not be feasible to develop the Existing Property (a “Material Taking”), then such determination shall be deemed an election by the Executive Committee to dissolve the Company and all condemnation proceeds up to Three Thousand Eighty-Five Dollars ($3,085.00) per acre of such condemned Existing Property shall be retained by Tejon and all condemnation proceeds in excess of such amount for such condemned Existing Property shall be contributed by Tejon to the Company (which shall not be treated as a Capital Contribution or otherwise credited to Tejon’s Book Capital Account) and shall be distributed to the Members in accordance with Section 6.1 hereof.

F. Contributions to Fund Consultant Invoices. If during the Entitlement Stage the Executive Committee has not caused to be paid, or has not made a capital call to procure funds to pay, a binding obligation to pay a consultant hired by the Company, then any two Developers acting jointly may provide written notice to the Executive Committee to make a capital call pursuant to this Section 4.3 for purposes of paying such obligation. The Executive Committee shall have the opportunity to respond within seven (7) days of receipt of such notice identifying the reason for non-payment and any additional information relating thereto. If within fourteen (14) days of receipt of the Developers’ original notice, the Executive Committee has not made a capital call with respect to such obligation or otherwise caused such obligation to be paid whether because the Developers have retracted their demand for a capital call or otherwise, then any Developer shall have the right, but not the obligation, to fund payment of such obligation. The funds so advanced by the Developer shall be treated as a Member Loan by such Developer to the Company, which shall accrue interest at the rate of eight percent (8%) per annum, compounded annually, and shall be paid pursuant to Section 6.1B. If more than one Developer funds such obligation, then any Member Loan shall be deemed to have been made by such Developers to the Company in proportion to the respective portion of the obligation funded by each Developer. Under no circumstances, however, shall Tejon be deemed to be in default under this Agreement as a result of the Executive Committee’s election not to pay the obligation or as a result of the making of the Member Loan described in this paragraph. The provisions of this Section 4.3F provide the sole and exclusive remedy for any Developer with respect to a dispute over whether the Executive Committee should fund or make a capital call for an alleged obligation of the Company.

4.4 Remedies for Failure to Make Capital Contributions. If any Funding Member (“Contributing Member”) has timely contributed to the capital of the Company all of the capital, if any, required to be contributed by such Member (with respect to the particular capital call), then such Member may elect the applicable remedy(ies) set forth below against each Non-Funding Member and/or any Funding Member (the “Non-Contributing Member(s)”) that fails to contribute timely its share of any Capital Contribution described in Section 4.3 (the “Delinquent Contribution”). For the sole purpose of applying the remedies set forth below in this Section 4.4, each Non-Funding Member shall be treated as a Non-Contributing Member with respect to any Capital Contribution requested under Sections 4.3A and 4.3B (even though such Non-Funding Member has no obligation to make any such Capital Contribution). The Delinquent Contribution pertaining to each Non-Funding Member shall equal such Member’s then Percentage Interest of any such required Capital Contribution.

A. Failure to Contribute Remaining Entitlement Period Contributions and Pre-Development Period Contributions. If the Delinquent Contribution was required to be made pursuant to Section 4.3A or 4.3B (i.e., a Remaining Entitlement Period Contribution or a Pre-Development Period Contribution), then the Contributing Member(s) may elect, with respect to a Delinquent Contribution for a particular capital call, to pursue either (but not both) of the following two (2) remedies:

(1) Dilution. The Contributing Member(s) may contribute to the capital of the Company, in cash, within ten (10) days following the Contribution Date and in proportion to their respective Percentage Interests (or in such different proportion as such Contributing Member(s) may otherwise determine), up to an amount equal to the Delinquent Contribution. Any contribution made by any Contributing Member pursuant to this Section 4.4A(1) shall be treated as a Remaining Entitlement Period Contribution if the Delinquent Contribution arises under Section 4.3A or a Pre-Development Period Contribution if the Delinquent Contribution arises under Section 4.3B. Any Capital Contribution made by any Contributing Member pursuant to this Section 4.4A(1) shall be credited to such Member’s Book Capital Account as and when any such contribution is made. If there is more than one (1) Non-Contributing Member, then any Capital Contribution made by any Contributing Member pursuant to this Section 4.4A(1) shall be deemed to have been advanced to Company by the Contributing Member(s) in the place of the Non-Contributing Members in proportion to the Non-Contributing Members’ respective Delinquent Contributions relating to the applicable capital call.

Concurrently with the funding of any Capital Contribution pursuant to this Section 4.4A(1), each Non-Contributing Member’s Percentage Interest shall be decreased by the amount (the “Dilution Percentage”) expressed in percentage points calculated based upon the following formula:

Dilution Percentage = 200 x	[	Non - Contributing Member’ s Percentage Interest x Total Call Amount	]
Total Effective Capital Contributions (including the Delinquent Contribution contributed by the Contributing Member(s))

The Percentage Interest(s) of the Contributing Member(s) shall be increased by a like amount of percentage points in proportion to the portion of the Delinquent Contribution contributed by each such Contributing Member. Exhibit “F” sets forth an example illustrating the operation of this Section 4.4A(1). The Members acknowledge and agree that the foregoing remedy may be exercised against any Non-Funding Member even though such Member is not obligated to make any Capital Contribution under Section 4.3A or 4.3B.

Immediately prior to entering into this Agreement, the respective Percentage Interests of the Members were as follows: Tejon, 50%; Standard Pacific, 16.666%; Pardee, 16.667%; and Lewis 16.667%. In connection with this Agreement, the Executive Committee called for Capital Contributions in the amount of $2,024,666. Tejon has funded as a Remaining Entitlement Period Contribution as of the Effective Date (i) its fifty percent (50%) share of the above Total Call Amount as well as (ii) the above-described shares of the Total Call Amount of the other Members. As a result of such Capital Contributions by Tejon, in accordance with the terms set forth in this Section 4.4A(1), the Percentage Interests of the Non-Funding Members have been diluted to the Percentage Interests as of the Effective Date shown on Exhibit “B”, as illustrated on Exhibit “F”.

(2) Member Loan Alternative. As an alternative to the remedy set forth in Section 4.4A(1), if elected by Tejon, the Contributing Member(s) may advance directly to the Company in cash, within ten (10) days following the Contribution Date and in proportion to their respective Percentage Interests (or in such different proportion as such Contributing Member(s) may otherwise determine), up to an amount equal to the Delinquent Contribution, and such amount together with the other amounts funded by the Contributing Members in response to such capital call shall be deemed a Member Loan payable by the Company to the Contributing Members prorata in proportion to the amounts of such Member Loan funded by each of them. Each such Member Loan shall bear interest at the rate of twelve percent (12%) per annum, compounded monthly. The Members acknowledge and agree that such rate is a default rate of interest. Accordingly, to the extent such rate exceeds that which would otherwise be permitted by law, such excess interest is intended to reflect a liquidated damages amount and not a penalty. Instead, such excess interest constitutes a good faith estimate by the Members of the actual damages resulting from the Non-Contributing Member’s failure to contribute its pro rata share of any Remaining Entitlement Period Contribution or Pre-Development Period Contribution. The Members agree that such estimate is reasonable. The Members further agree that a capital call may not be made to enable the Company to repay any Member Loan and that the remedy of dilution under Section 4.3A(1) shall not be available with respect to any Member Loan made under this Agreement.

B. Failure to Contribute Development Stage Contributions. If the Delinquent Contribution was required to be made pursuant to Section 4.3C (i.e., a Development Stage Contribution), then the Contributing Member(s) may contribute to the capital of the Company, in cash, within ten (10) days following the Contribution Date and in proportion to their respective Percentage Interests (or in such different proportion as such Contributing Member(s) may otherwise determine), up to an amount equal to the Delinquent Contribution. Any contribution made by any Contributing Member pursuant to this Section 4.4B shall be treated as a non-recourse loan (“Non-Contribution Loan”) to the Non-Contributing Member. If there is more than one (1) Non-Contributing Member, then any Non-Contribution Loan made by any Contributing Member pursuant to this Section 4.4B shall be deemed to have been made by the Contributing Member(s) to the Non-Contributing Members in proportion to their respective Delinquent Contributions.

Each Non-Contribution Loan shall be due and payable six (6) months from the date advanced and shall bear interest at a default interest rate (the “Default Interest Rate”) equal to the greater of the following: (i) twenty percent (20%) per annum, or (ii) the reference rate of Bank of America NT&SA, plus six percent (6%) per annum, in either case, compounded monthly. The Members acknowledge and agree that the foregoing Default Interest Rate is a default rate of interest. Accordingly, to the extent the Default Interest Rate exceeds that which would otherwise be permitted by law, such excess interest is intended to reflect a liquidated damages amount for the default of the Non-Contributing Member and not a penalty. Instead, such excess interest constitutes a good faith estimate by the Members of the actual damages resulting from the Non-Contributing Member’s default. The Members agree that such estimate is reasonable.

Each Contributing Member so electing shall advance the Non-Contribution Loan directly to the Company on behalf of each Non-Contributing Member, which advance shall be deemed to be a Development Stage Contribution by the Non-Contributing Member. Each Non-Contributing Member’s Book Capital Account shall be credited by the amount of the Non-Contribution Loan made to such Member as and when any such loan is made.

Notwithstanding anything herein to the contrary, all distributions which would otherwise be made to the Non-Contributing Member under Sections 6.1, 6.2 and 14.3, below shall be paid to the Contributing Members, in proportion to the outstanding balance(s) of the Non-Contribution Loan(s) made by the Contributing Members to such Non-Contributing Member, until such Non-Contribution Loans, including all interest accrued thereon, are repaid in full. Any such amounts shall be deemed to have been distributed to the Non-Contributing Member (including, without limitation, for purposes of calculating such Member’s internal rate of return under Section 13.1A) and applied by the Non-Contributing Member to repay the Non-Contribution Loan(s).

Each Non-Contributing Member’s Interest shall be pledged to the Contributing Member as security for repayment of its Non-Contribution Loan. Each Non-Contributing Member shall execute and deliver to each Contributing Member such agreements and instruments requested by any Contributing Member to evidence and perfect such Contributing Member’s security interest in such Non-Contributing Member’s Interest to secure such Non-Contribution Loan, including, without limitation, a pledge agreement. The security interest granted by each Non-Contributing Member pursuant to its pledge agreement may be foreclosed upon if the applicable Non-Contribution Loan is not repaid on or before its maturity date.

C. Failure to Contribute Existing Property Contribution. If Tejon fails to make the Existing Property Contribution in accordance with Section 4.3E, then, notwithstanding anything in this Agreement to the contrary, for so long as Tejon fails to cure such failure to make the Existing Property Contribution, the Developers may select one (but not both) of the following remedies: either (i) a Majority-in-Interest of the Developers may elect (without the Approval of Tejon or the Executive Committee), to seek an action for specific performance on behalf of all of the Developers and/or the Company requiring Tejon to make the Existing

Property Contribution; or, in the alternative, (ii) a Majority-in-Interest of the Developers may elect to dissolve the Company. If the remedy described in clause (ii) is elected, then Tejon shall be obligated to pay to each Developer an amount equal to the excess, if any, of (a) such Developer’s total outstanding Adjacent Property Contributions (including any Adjacent Property Contributions that have been converted into the Subordinate Debt) plus a yield thereon of eighteen percent (18%) per annum through the date such amount is recovered from Tejon, compounded annually, less (b) any amounts received by such Developer from the Company as liquidating distributions pursuant to Section 14.3 of this Agreement. Tejon shall not be entitled to receive credit to its Book Capital Account or any reimbursement from the Partnership for any amounts paid by Tejon to any Developer pursuant to the preceding sentence.

No Member may seek either of the foregoing remedies provided in this Section 4.4C without the Approval of at least a Majority-in-Interest of the Developers and upon such Approval, all Developers and SPIC shall be bound by such selection of remedies; provided, however, that if, within ninety (90) days from the date upon which Tejon was to make the Existing Property Contribution, a Majority-in-Interest of the Developers are unable to agree upon which remedy to pursue, then all of the Developers shall be deemed to have Approved the remedy set forth in subsection (ii), above. If, after such election or deemed election by the Developers, a court nonetheless disallows either such remedy, then the other remedy shall, in all events, be available to the Developers. By entering into this Agreement, each Member waives and relinquishes all other remedies (including remedies provided in Sections 15.2A, 15.2B and 15.2D) against Tejon (whether at law or equity), including, without limitation, all Claims for consequential or incidental damages and lost profits, arising by reason of Tejon’s failure to make the Existing Property Contribution. Notwithstanding the foregoing, on and subject to the terms of Section 18.15A below, the Members shall also have the right to recover attorneys’ fees in any action permitted by this Section 4.4C if, on the merits of such action, they are the prevailing parties in such action. The parties agree that the sole recourse for the failure of Tejon to make the Existing Property Contribution shall be through the Developers’ actions in accordance with this Section 4.4C. In addition, notwithstanding anything in this Agreement to the contrary, if Tejon contributes the Existing Property pursuant to the specific performance remedy described above or otherwise cures its initial failure to contribute the Existing Property by subsequently making such contribution, then, from and after the date of such cure, Tejon shall not be treated as having committed an Event of Default under this Agreement for any purpose.

D. Implementation of Default Provisions. If the Delinquent Contribution was required to be made by (i) a Funding Member pursuant to Section 4.3A or 4.3B (i.e., Remaining Entitlement Period Contributions and Pre-Development Period Contributions), or (ii) any Member pursuant to Section 4.3C (i.e., a Development Stage Contribution), then the remedies contained in Sections 15.2A, 15.2B, 15.2C, 15.2D and 15.2E may be exercised against such Non-Contributing Member in accordance with the provisions thereof. If the Delinquent Contribution was required under Section 4.3E (i.e., the Existing Property Contribution), then only the remedies set forth in Section 4.4C may be exercised against Tejon as a result of its failure to contribute the Existing Property pursuant to Section 4.3E.

E. Exercise of Remedies. The remedies set forth in Sections 4.4A and 4.4D are in addition to any and all rights and remedies that may be exercised at law and/or in equity against any Funding Member that fails to make a Capital Contribution under Section 4.3A or

4.3B (i.e., Remaining Entitlement Period Contributions and Pre-Development Period Contributions). The remedies set forth in Section 4.4A are the sole and exclusive remedies that may be exercised against any Non-Funding Member with respect to any Delinquent Contribution resulting from any Capital Contribution required under Section 4.3A or 4.3B (i.e., Remaining Entitlement Period Contributions and Pre-Development Period Contributions). In no event shall a Non-Funding Member be in default or breach of this Agreement as a result of not making a Capital Contribution under Section 4.3A or 4.3B (provided a Member that has rescinded its non-funding election shall be in default of this Agreement if such Member thereafter fails to make any Capital Contribution required to be made by such Member under Section 4.3). The remedies described in Section 4.4C are the sole and exclusive remedies that may be exercised against Tejon as a result of its failure to contribute timely the Existing Property pursuant to Section 4.3E.

4.5 Financing of the Master Project. Upon approval of the Development Business Plan, the Members anticipate that third party equity and/or debt financing (the “Third Party Financing”) will be necessary to pay the balance of the cost of development of the Master Project and the Improvements. Any Third Party Financing must either conform to the Development Business Plan (or otherwise be approved by the Executive Committee following the commencement of the Development Stage). Such Third Party Financing may include debt with participation or equity conversion features or such other terms as are reasonably approved by the Executive Committee. It may also involve the contribution or other conveyance of the assets of the Company to a venture or series of ventures.

A. The Members will use reasonable efforts to structure any guarantees or other credit enhancement required for the Third Party Financing as several, but not joint, obligations to attempt to avoid any one Member being liable for more than its Percentage Interest of the obligation for which the guaranty or credit enhancement is provided. In no event shall it constitute a breach of this Agreement or a breach of fiduciary duty by any Member to fail to provide a guaranty or credit enhancement in connection with the obligations of the Company, unless such Member fails to provide such guaranty or credit enhancement in the form approved by such Member either through its written approval of the then-applicable Business Plan or in a separate written consent.

B. To the extent such Third Party Financing contemplates an equity investment in the Company or a participating or convertible debt component, the Interests of the Members may be diluted or modified so long as such dilution or modification affects each Member similarly on a non-discriminatory basis. The Executive Committee shall have the authority to effect an amendment to this Agreement to evidence such an admission of a new Member.

C. To the extent such Third Party Financing contemplates the issuance of such public finance vehicles as Mello Roos, assessments or tax increment financing (“Bond Financing”), then the amount of Bond Financing encumbering the for sale residential portion of the Master Project shall not exceed an amount which would cause the annual payments for real estate taxes and all other assessments on such residential property (including, without limitation, lighting and landscaping district assessments, master homeowner association dues, and other similar assessments) to exceed two percent (2%) of the base sales price of each home projected in the Development Business Plan. The lien established by the Bond Financing shall be spread among the Planning Areas (including the Income Producing Sites) on a fair and equitable basis as reasonably determined by the Executive Committee.

4.6 Member Loans and Contributions.

A. Except for any loan expressly authorized or required by this Agreement, no Member shall be obligated or authorized to lend or contribute money to the Company. If a loan or contribution not otherwise provided for herein is made to the Company by a Member, then no such loan or contribution shall entitle the lending or contributing Member to any increase in its interest in Company profits, losses or distributions or to the recoupment or repayment of such loans or contributions or the payment of any interest charge or other consideration for the use of such funds. Except as otherwise provided in this Agreement, only by the Approval of the Executive Committee at the time that a loan or contribution is made to the Company shall any such loan or contribution be made a debt due or capital contribution recoverable from the Company to such lending or advancing Member repayable out of the Company’s assets upon such terms and conditions as shall be approved by all Members. Any such Approved loan shall be referred to herein as a “Member Loan.”

B. Any Member Loan made pursuant to this Agreement shall be a non-recourse obligation of the Company to the lending Member and shall be repayable solely out of Available Cash as provided in Section 6.1B, below. All Member Loans shall be payable pro rata based on the relative outstanding balances of such loans.

5. PROFITS AND LOSSES. The agreement of the Members concerning the maintenance of Book Capital Accounts, allocation of income and loss, deficit restoration and other related income tax matters is set forth in Appendix “A” attached hereto.

6. DISTRIBUTIONS OF AVAILABLE CASH.

6.1 Definitions and Distributions. As used in this Agreement, the term “Available Cash” means the gross receipts of the Company over and above such payments and reserves as are reasonably calculated by the Executive Committee to enable the Company to meet its financial obligations in a timely manner and after payment of all costs and expenses of the Company as the same come due (other than payments made pursuant to Section 6.1A and payments made in respect of Member Loans). Reserves shall include an amount for expenses and liabilities reasonably expected to be incurred by the Company in connection with the Company’s business and affairs. The minimum amount of reserve shall be established in the Business Plan. Subject to Sections 6.2 and 19.4, Available Cash shall be distributed as follows no less often than quarterly:

A. First Level. To any of the Members (or any Affiliate thereof) who, at the written request of the Executive Committee, are performing duties related to the development of the Master Project, pro rata to the outstanding fees owing to each such Member (or Affiliate) as provided for in the Business Plan;

B. Second Level. To the payment of any Member Loans (including any interest accrued thereon);

C. Third Level. To the Members who have made Remaining Entitlement Period Contributions in proportion to their respective unreturned Remaining Entitlement Period Contributions until their respective unreturned Remaining Entitlement Contributions are repaid in full;

D. Fourth Level. To the Members who have made Pre-Development Period Contributions in proportion to their respective unreturned Pre-Development Period Contributions until their respective unreturned Pre-Development Period Contributions are repaid in full;

E. Fifth Level. To the Members in proportion to their respective unreturned Development Stage Contributions until their respective unreturned Development Stage Contributions are repaid in full;

F. Sixth Level. To the Members in proportion to their respective Capital Contributions not returned pursuant to Sections 6.1C, 6.1D, or 6.1E or this Section 6.1F until their respective unreturned Capital Contributions are repaid in full (which shall include all Capital Contributions made prior to the Effective Date); and

G. Seventh Level. To the Members, pro rata in accordance with their respective Percentage Interests.

6.2 Overriding Distributions for Preferred Returns. The Members acknowledge and agree that the Remaining Entitlement Period Preferred Returns and the Pre-Development Period Preferred Returns of the Members only accrue on Delinquent Contributions made by a Contributing Member on behalf of any Non-Contributing Member and shall be paid only from (and reduce dollar for dollar) the distributions of Available Cash that would otherwise be made to such Non-Contributing Member. Notwithstanding the terms of Section 6.1, any distributions that would otherwise be made to a Non-Contributing Member shall be applied and distributed to the Contributing Members in the following order of priority:

A. Remaining Entitlement Period Preferred Returns. To the Contributing Members, in proportion to, and to the extent of, their respective unpaid Remaining Entitlement Period Preferred Returns that have accrued on such Member’s Replacement Remaining Entitlement Contributions made with respect to such Non-Contributing Member; and

B. Pre-Development Period Preferred Returns. To the Contributing Members, in proportion to, and to the extent of, their respective unpaid Pre-Development Period Preferred Returns that have accrued on any such Members’ Replacement Pre-Development Contributions made with respect to such Non-Contributing Member.

For purposes of determining the preferred returns that have accrued on the Replacement Remaining Entitlement Contributions and/or Replacement Pre-Development Contributions made with respect to any Non-Contributing Member, (i) any distributions of Available Cash received by any Contributing Member pursuant to Section 6.1C shall be deemed to reduce proportionately the unreturned Remaining Entitlement Period Contributions made by such Contributing Member on its own behalf and the Unreturned Replacement Remaining Entitlement Contributions made by such Contributing Member on behalf of each Non-Contributing Member, and (ii) any distributions of Available Cash received by any Contributing Member pursuant to Section 6.1D shall be deemed to reduce proportionately the unreturned Pre-Development Period Contributions made by such Contributing Member on its own behalf and the Unreturned Replacement Pre-Development Contributions made by such Contributing Member on behalf of each Non-Contributing Member.

The Profits and Losses to be allocated to the Members shall take into account (i) the additional distributions that any Member is entitled to receive under this Section 6.2, and (ii) the reduced distributions any Member is entitled to receive by virtue of the operation of the provisions of this Section 6.2.

7. MANAGEMENT.

7.1 Executive Committee Generally.

A. In General. The overall management and control of the business and affairs of the Company shall be overseen by a committee (the “Executive Committee”), in the form and manner described below; provided, however, that the Development Manager shall have the rights and responsibilities set forth herein; provided, further, that such rights and responsibilities shall be subject to the oversight, review and approval of the Executive Committee. Except as otherwise provided in this Agreement, the Executive Committee shall have the exclusive power and authority to take such action for and on behalf of the Company as the Executive Committee shall from time to time deem necessary or appropriate to carry on the Company business and to carry out the purposes for which the Company was organized. Notwithstanding the foregoing, the Executive Committee’s authority shall be limited to matters directly pertaining to the business purpose of the Company.

Notwithstanding anything to the contrary in this Agreement, the Executive Committee shall have the right, in its sole and absolute discretion, to suspend, discontinue or terminate entirely some or all of the activities of the Company for a specified or indefinite period of time from time to time for any reason whatsoever, including but in no way limited to, the process of obtaining Entitlements taking longer and being more costly than anticipated, the feasibility of obtaining the Entitlements being uncertain or that the then current or anticipated future economic climate is not conducive to the development of the Master Project. Tejon is willing to enter into this Agreement and agree to the Developers becoming Non-Funding Members only on the condition that the Executive Committee has the right in its sole and absolute discretion to determine whether or not it is feasible to continue to pursue the Entitlements and/or the development of the Master Project. The Members agree that the decision of the Executive Committee, or any Representative to elect to discontinue, terminate or suspend the pursuit of the Entitlements or the development of the Master Project, (or any portion thereof) prior to the commencement of the Development Stage, or to cease making capital calls (subject to Section 4.3F above) prior to the commencement of the Development Stage, shall not constitute a breach of this Agreement or a breach of fiduciary duty by the Executive Committee, any Representative or any Member. The preceding sentence shall not be construed to imply that such actions taken during the Development Stage constitute a breach of the Agreement or breach of fiduciary duty.

B. Approval of Business Plan. Each Business Plan and any modification thereto must be Approved by the Executive Committee. Notwithstanding the foregoing, Approval of the initial Development Business Plan (and any amendment or modification thereof prior to the commencement of the Development Stage) shall require the Approval of Tejon and at least two (2) of the Developers. Subject to the prior sentence, any modifications to a Business Plan shall require the Approval of the Executive Committee pursuant to Section 7.1C(2). If one (1) or more of the Developers or Tejon disapproves of the initial Development Business Plan (or any amendment or modification thereof prior to the commencement of the Development Stage), then either (i) Section 13.1 shall apply if only one (1) Developer has disapproved of the Development Business Plan (provided, however, that Section 13.1 shall only so apply prior to the commencement of the Development Stage), or (ii) subject to the rights of Tejon to dissolve the Company set forth in Section 14.1C below, if applicable, the Members shall meet and cooperate in good faith until the Members Approve such Development Business Plan or modification thereto. A Developer shall be deemed to have disapproved a Development Business Plan proposed by the Executive Committee if such Developer has not Approved the Development Business Plan within thirty (30) days of delivery of such Business Plan in Writing to the Developer.

C. Composition of Executive Committee and Voting Interests. The Executive Committee shall be comprised of individuals appointed by the Members. Such individuals shall be referred to herein collectively as “Representatives” and each individually as a “Representative,” and the Members shall be referred to herein as the “Represented Members.” The Representatives shall vote on the Executive Committee based on the Percentage Interest of the Member which they represent. Such voting rights shall be referred to herein as a “Voting Interest.” Each Developer shall have the right to appoint one (1) Representative. Tejon shall appoint two (2) Representatives. Each such Tejon Representative shall be authorized to vote Tejon’s entire Voting Interest, but in no event shall the combined vote of Tejon’s Representatives on any matter exceed Tejon’s Voting Interest.

(1) The Representatives of the Represented Members are as follows:

Tejon:	Robert Stine Joseph E. Drew

Pardee:	Michael McGee

Lewis:	John Goodman

Standard Pacific:	Ted McKibbin

(2) Except as otherwise set forth in Sections 7.1B, 7.1C(3) and (4) and subject to Sections 7.1D and 15.2A, during the Remaining Entitlement Period and Pre-Development Period any actions which require Approval of the Executive Committee shall be deemed Approved only if Representatives with a Voting Interest representing a Majority-in-Interest of the Members vote in favor of such action. Except as otherwise set forth in Sections 7.1B, 7.1C(3) and (4) and subject to Section 15.2A and to any rights of third parties providing financing to the Company, during the Development Stage any actions which require Approval of the Executive Committee shall be deemed Approved only if (a) Representatives with a Voting Interest representing a Majority-in-Interest of the Members vote in favor of such action, and (b) the Representative of at least one (1) Developer whose Percentage Interest equals or exceeds seven and one-half percent (7.5%) votes in favor of such action (provided, however, that such Approval by a Developer’s Representative shall not be required if no Developer meets such requirements):

(3) Notwithstanding Section 7.1C(2), but subject to Section 15.2A, throughout the term of this Agreement the Approval of any of the following decisions shall require the Approval of (a) the Representatives of Tejon, and (b) the Representative of at least one (1) Developer whose Percentage Interest equals or exceeds seven and one-half percent (7.5%) (provided, however, that such Approval by a Developer’s Representative shall not be required if no Developer meets such requirements):

(a) Make any change to the general purpose of the Company, which is to entitle and develop a residential community within the Master Project together with ancillary retail and industrial uses; and

(b) At any time following the commencement of the Development Stage, institute proceedings to adjudicate the Company bankrupt or consent to a filing of a bankruptcy proceeding against the Company or file a petition or answer or consent seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable federal or state law, or consent to the filing of any such petition against the Company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company, or of their property, or make an assignment for the benefit of creditors of the Company, or admit the Company’s, inability to pay its debts generally as they become due.

(4) Notwithstanding Section 7.1C(2) above, but subject to Section 15.2A, throughout the term of this Agreement the Approval of any of the following decisions shall require the unanimous Approval of the Executive Committee, i.e. all five (5) Representatives, or such lesser number of Representatives to the extent that any Developers have withdrawn from the Company:

(a) Cause or permit the Company to engage in any activity that is entirely unrelated to and does not further in any way the general business purpose of the Company as set forth in Section 7.1C(3)(a) above;

(b) Knowingly do any act which would make it impossible to carry on the business of the Company, except as otherwise provided in the Agreement;

(c) Dissolve, terminate, or liquidate the Company other than in accordance with this Agreement; and

(d) Make any amendments to this Agreement.

D. Voting of Non-Funding Members. Notwithstanding anything to the contrary herein (other than Section 7.1C(4) above), for any period that a Member is a Non-Funding Member, its Voting Interest shall only be advisory in nature and shall not be counted in determining the Approval of the Executive Committee of any action. In such event, any actions which require the Approval of the Executive Committee shall be deemed Approved only if Representatives with a Voting Interest representing a Majority-in-Interest of the Funding Members vote in favor of such action. A Member’s Voting Interest shall be restored on the earlier of the date such Member successfully rescinds its non-funding status in accordance with Section 4.2 above or the commencement of the Development Stage; provided, however, its Voting Interest shall reflect its adjusted Percentage Interest calculated as of the date immediately preceding the Executive Committee’s Approval of the rescission of its non-funding status.

E. Alternates. Each Represented Member shall appoint two (2) alternate Representatives (“Alternates”). Each Alternate shall have all of the rights and obligations of a Representative hereunder. Each Represented Member may substitute its Alternate(s) for its Representative(s) at any time from time to time on a temporary or permanent basis at such Member’s sole and absolute discretion; provided, however, that, with respect to the Developers, only one (1) Alternate may represent each Voting Interest at one time. Notwithstanding the foregoing, Tejon may appoint one (1) Alternate to substitute for either or both of Tejon’s Representative(s). The Alternates of the Represented Members are as follows:

Tejon:	Allen Lyda Kathleen Perkinson

Pardee:	Anthony Dolim John Lash

Lewis:	Randall Lewis Richard Lewis

Standard Pacific:	Todd Palmaer Ken Melvin

F. Regular Meetings of the Executive Committee. The Executive Committee shall meet not less frequently than once every other month (for a total of at least six (6) meetings each year), and more often if necessary, at such times and at such place as may be determined by the Executive Committee, provided that the Represented Members shall be given not fewer than ten (10) business days’ prior written notice of such meetings. Notwithstanding the foregoing, each Represented Member shall be entitled to call special meetings of the Executive Committee, provided that the Represented Members’ Representatives shall be given not fewer than ten (10) business days’ prior written notice of such meetings. Each Represented Member shall use its best efforts to cause its Representatives to attend such meetings, either in person or by telephone. Each Representative shall have the right to grant another Representative its written proxy to vote its Voting Interest.

G. Other Provisions Relating to the Executive Committee.

(1) All Represented Members shall be entitled to be reimbursed by the Company for their Representatives’ reasonable out-of-pocket costs incurred in connection with their duties and responsibilities as Representatives to the extent provided for in the Business Plan. Except as otherwise provided in this Agreement, no Member or Representative, or any Affiliate of either such Person, shall receive any salary or other remuneration for its services rendered pursuant to this Agreement.

(2) The Members and their Representatives shall devote such time to the Company business as they deem to be necessary or desirable in connection with their respective duties and responsibilities hereunder.

(3) The Executive Committee may appoint subcommittees from time to time, which shall operate at the direction and with the oversight of the Executive Committee. In no event shall the authority of the subcommittees exceed that of the Executive Committee as provided herein.

(4) Each Member may change its Representatives and Alternates upon ten (10) days prior written notice to the Executive Committee.

7.2 Development Manager. The Executive Committee shall either appoint or hire a manager of the development team who shall report to the Executive Committee. Such manager shall be referred to herein as the “Development Manager.” The term “Development Manager” is separate and distinct from the term “Developer” as defined in Section 1.1A and used in this Agreement. The Development Manager need not be a Developer.

A. The Development Manager’s authority shall be limited to matters directly pertaining to the Master Project. Subject to the Approval and oversight of the Executive Committee, the Development Manager shall manage the day-to-day operations of the Company in accordance with the Business Plan.

B. The Development Manager shall be paid a monthly fee as provided in the Business Plan for its supervision of the day-to-day operations of Company.

C. As of May 1, 2009, Pardee resigned as Development Manager of the Company (which resignation was accepted by the Executive Committee and all of the Members). Effective as of May 1, 2009, Tejon was appointed by the Executive Committee as Development Manager of the Company.

D. Upon ninety (90) days’ written notice to the Development Manager, the Executive Committee shall have the right to remove the then Development Manager. In addition, Development Manager shall have the right to resign from its position as Development Manager upon ninety (90) days’ written notice to the Executive Committee. Notwithstanding the foregoing, Development Manager agrees that promptly following its resignation from its position as Development Manager, it shall (i) turn over all books, records and files pertaining to the Master Project in its possession, and (ii) be available to cooperate with the Members, the Executive Committee, and whomever shall replace the Development Manager (the “Replacement DM”), by devoting sufficient time and personnel as is deemed reasonably necessary by the Executive Committee to familiarize the Replacement DM with the responsibilities of the Development Manager hereunder, the Business Plan and the Master Project as a whole in order to facilitate an orderly transition of the day-to-day management responsibilities to the Replacement DM. Notwithstanding the foregoing, the Members intend that not later than the commencement of the Development Stage, the Company shall engage a development management team to replace the Development Manager (the “Development Stage DM”). The Development Stage DM shall be responsible for, among other things, preparing sales packages to solicit, and analyzing and preparing recommendations to the Executive Committee regarding, offers to purchase Planning Areas from merchant builders. Any Replacement DM and Development Stage DM shall be treated as a “Development Manager” under this Agreement.

7.3 Project Employees. The Executive Committee may Approve the hiring of one (1) or more employees of the Company to assist the Company in carrying out its Business Plan (the “Project Employee(s)”). The Project Employees shall report to the Executive Committee, but shall be supervised by the Development Manager (unless otherwise reasonably determined by the Executive Committee). Following the Approval of the initial Development Business Plan, one (1) or more additional Project Employees shall be appointed by the Executive Committee to coordinate the sale of the Master Project to merchant builders and/or apartment or commercial developers as appropriate (the “Sales Employee”). The Sales Employee shall be responsible for, among other things, preparing sales packages to solicit, and analyzing and preparing recommendations to the Executive Committee regarding, offers to purchase Planning Areas from merchant builders.

7.4 Control by Tejon. Any decisions and actions pertaining to the ownership, operation, financing, construction or development of the Balance of the Ranch shall be exclusively controlled by Tejon. Tejon shall control, without limitation, (i) the construction and development of Regional Improvements on the Balance of the Ranch, and (ii) the selection, engagement and supervision of engineers, architects, underwriters, attorneys, and any other consultants which Tejon, in its sole and absolute discretion, desires to employ in connection with the Balance of the Ranch; provided, however, that Tejon will not cause any activity within the LA County Portion of the Ranch (“LA County Activity”) which will have a materially adverse impact on the Master Project (“Material Adverse Activity”). Tejon shall give the Developers sixty (60) days prior written notice of its intent to proceed with any LA County Activity. If Tejon proceeds with an LA County Activity and the Developers unanimously disagree with Tejon’s determination that such activity will not constitute a Material Adverse Activity, then with the unanimous Approval of the Developers such matter shall be referred to arbitration in accordance with Section 18.3 hereof. Notwithstanding anything herein to the contrary, any LA County Activity which meets any one (1) of the following criteria shall not be a Material Adverse Activity: (i) an LA County Activity which was a pre-existing activity as of the date of the First Amended and Restated LLC Agreement, (ii) an LA County Activity which is otherwise contemplated by this Agreement or the Business Plan, (iii) an LA County Activity which is otherwise Approved by one (1) of the Developers, (iv) Tejon’s involvement with the Tejon Ranch Company Antelope Valley Water Bank and Antelope Valley East Kern Water Agency (“AVEK”) on the Balance of the Ranch, or (v) any conveyance of any of the LA County Portion for the purposes of establishing conservation easements or wildlife habitats, similar environmental preservation or mitigation transactions or to otherwise settle an environmental claim.

7.5 Duty to the Company and Other Opportunities.

A. Other Activities; Opportunities. Unless otherwise agreed in writing between the Company and any Member, no Member shall be required to manage the Company as his or her sole and exclusive function, and any Member may have other business interests and may engage in other activities in addition to those relating to the Company whether or not in conflict or in competition with the Company subject to the specific limitations of this Section 7.5. Except as specifically set forth in this Section 7.5, in furtherance thereof, any such Member may pursue any activity for such Person’s own benefit and account without any participation, right or claim of any other Member or the Company.

B. LA County Portion. Tejon intends to develop the LA County Portion either itself or in a joint venture with one (1) or more other developers. Before entering into a binding agreement with any developer other than the Developers for a joint venture to develop some or all of the LA County Portion, Tejon shall notify (the “LA County Portion Notice”) in writing each of the Developers who has not withdrawn from the Company (the “Non-Withdrawing Developers”). For a period of twenty (20) days from the date of delivery of the LA County Portion Notice (the “Discussion Period”), Tejon shall make its Representatives reasonably available to the Representatives of the Non-Withdrawing Developers to discuss, in good faith, any proposals by the Non-Withdrawing Developers to joint venture the development of some or all of the LA County Portion. Thereafter, should Tejon decide to proceed forward with a joint venture to develop some or all of the LA County Portion, it shall be free to do so either with the Non-Withdrawing Developers, with any other party or with any combination of the foregoing, in each case, on terms and conditions acceptable to Tejon in its sole and absolute discretion and whether or not such terms and conditions are the same as or more or less favorable than those offered by the Non-Withdrawing Developers during the Discussion Period. If Tejon fails to present any Non-Withdrawing Developer with an LA County Portion Notice, then such Non-Withdrawing Developer (and the Affiliates Controlled by such Non-Withdrawing Developer) shall not be subject to Section 7.5D, below, as of the date such Non-Withdrawing Developer was to have received such notice. If, however, Tejon delivers such LA County Portion Notice to a Non-Withdrawing Developer, then Section 7.5D shall remain in effect with respect to such Non-Withdrawing Developer (and the Affiliates Controlled by such Non-Withdrawing Developer), unless Tejon and such Non-Withdrawing Developer are unable to reach agreement during the Discussion Period on the terms of the joint venture to develop some or all of the LA County Portion. If a Non-Withdrawing Developer and Tejon are unable to reach such an agreement during the Discussion Period, then such Non-Withdrawing Developer (and the Affiliates Controlled by such Non-Withdrawing Developer) shall no longer be subject to Section 7.5D below on the date that is one (1) year following the expiration of the Discussion Period.

C. Ranch. The Developers and the Company acknowledge that they do not have any right, title or interest in or to the Existing Property or any other portion of the Ranch, except as specifically and expressly provided in this Agreement.

D. Non-Competition. Subject to Section 7.5B above, each of the Members (other than Tejon) agrees for itself and for its Affiliates Controlled by such Member that during the Term it shall not participate in any manner in the purchase or development of any real property within the area designated as the “Non-Competition Area” on the map attached as Exhibit “H” hereto until the Company has disposed of (i.e. sold and closed) at least seventy-five percent (75%) of the developable residential acreage (i.e., exclusive of open spaces, common area lots, public or private streets, etc.) located within the Master Project to merchant builders (including the Developers and their Affiliates, if applicable) as contemplated by this Agreement. Notwithstanding the foregoing, if a Member withdraws from the Company in accordance with this Agreement, then on the date which is one (1) year following the effective date of such Member’s withdrawal, such Member shall no longer be subject to this Section 7.5D. Each Non-Funding Member shall continue to be subject to the foregoing provisions of this Section 7.5D.

E. Utilities. Subjection to Section 7.5F below, at the election of the Executive Committee, the Company may develop, control, own, operate, and/or sell the generation, transmission, distribution, metering, billing and maintenance of utilities (including, without limitation, electrical and gas) and sanitary sewer, wastewater collection and treatment, garbage and refuse, cable services, and video, voice, and data communication services for the Master Project, whether delivered by cable or by other means. The Members agree that such activities shall constitute a Company opportunity and that each Member shall be precluded from pursuing any such opportunity other than for the benefit of the Company. Notwithstanding anything contained herein to the contrary, Tejon shall not be restricted in any way from pursuing any of the foregoing for the benefit of any property located outside of the LA County Portion for its own account to the exclusion of the Company and the other Members.

F. Water. The Members agree that the Company shall enter into an agreement for the water supply and service of the Master Project with Tejon.

G. Reliance on Information. In discharging their duties, the Representatives and the Development Manager are fully protected in relying in good faith upon such information, opinions, reports or statements by the Members or their agents, or by any other Person, as to matters that are reasonably believed to be within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. The fact that a Member is directly or indirectly affiliated or connected with any Person shall not prohibit the Members, Representatives or Development Manager from dealing with that Person.

7.6 Officers. Subject to the terms and provisions of this Agreement and any written employment agreement, the Executive Committee shall be entitled to appoint such officers, with such titles and authority as the Executive Committee shall from time to time determine. Any officers so appointed shall hold office at the pleasure of the Executive Committee, subject, however, to the terms and conditions of any employment contract with an officer, and shall be entitled to exercise such powers as shall be delegated to them by the Executive Committee and not inconsistent with this Agreement. Individual Affiliates of Members may be appointed as officers as aforesaid, but officers need not be individual Affiliates of Members.

7.7 Member Compensation. No compensation for services rendered shall be paid by the Company to any Member or officer except as reasonably Approved by the Executive Committee or otherwise reasonably provided herein or in the Business Plan. Any compensation, fees or other amounts paid to any Person shall be commensurate to the fees paid to independent service providers providing similar services in the geographical location of the Master Project. This Section shall not prohibit the payment of sums otherwise due to a Person as reimbursement for expenses incurred on behalf of the Company as otherwise provided in this Agreement, as indemnification in accordance with this Agreement, or as a distribution or other payment to a Member relating to that Member’s Interest in the Company.

7.8 Payment of Consultant Fees. The Members acknowledge that, pursuant to the Business Plan, the Company will be paying fees to certain consultants which fees may benefit the Balance of the Ranch.

8. ADDITIONAL COVENANTS BY MEMBERS.

8.1 Cost Sharing. The Members shall use their diligent and good faith efforts to agree upon cost sharing arrangements involving the Company and the Balance of the Ranch for the construction of the Improvements as shall be more fully set forth in the Entitlement Business Plan and the Development Business Plan.

8.2 Cooperation. Each Developer and the Company covenants to reasonably cooperate with Tejon and one another in the development of each Planning Area, the Master Project and the Balance of the Ranch. Such cooperation shall include, without limitation:

A. Dedications of rights-of-way and granting of easements, licenses, and other documents reasonably necessary to develop any real property owned by the Company, Tejon or any of the Developers within the Ranch, if any.

B. The participation in a Master Project Merchant Builder and Marketing Program.

C. The recordation of appropriate Master Project development declarations, conditions, covenants, and restrictions to establish a coherent master planned development scheme for the Master Project.

9. MITIGATION LAND AND RANCH-WIDE AGREEMENT.

9.1 Mitigation Land. To the extent provided in the Development Business Plan and consented to by Tejon during the Remaining Entitlement Period (which consent may be withheld in its sole and absolute discretion), after the Remaining Contribution Date, Tejon shall grant a non-exclusive access easement covering additional land owned by Tejon (or if required by the applicable governing agencies, convey in fee by grant deed additional land owned by Tejon), in the event the Company is required to dedicate such land for mitigation purposes to comply with its obligations or conditions of approval for the Entitlements (including conditions of approval imposed to settle any litigation challenging the Entitlements if such settlement has been approved by Tejon and the Executive Committee, in their respective sole and absolute discretion) (the “Mitigation Land”). Tejon hereby agrees to grant a non-exclusive access easement covering (or if required by the applicable governing agencies, convey in fee by grant deed to the Company as Mitigation Land) the North and South Mitigation Land at such time required by the applicable governing agencies but no sooner than the Remaining Contribution Date. Tejon shall not receive any credit to its Book Capital Account (or otherwise receive any reimbursement, compensation, or other amounts) as a result of conveying or otherwise granting any rights to any Mitigation Land pursuant to this Section 9.1.

9.2 Mitigation Land Parameters. Notwithstanding anything herein to the contrary, the Members agree that the land which Tejon shall make available as Mitigation Land (other than the North and South Mitigation Land) shall meet the following parameters:

A. The Mitigation Land shall be undevelopable land, which is impacted in some materially detrimental manner to make it infeasible for development due to adverse conditions including, without limitation, slopes and drainage problems, endangered species or habitat, and wetlands; and

B. The Members intend that the Mitigation Land shall be a portion of the LA County Portion. The Developers are not precluded from requesting that Tejon convey land in addition to or in lieu of such Mitigation Land; provided, however, that although Tejon shall, in good faith, consider such request, Tejon shall determine whether or not to contribute such land in its sole and absolute discretion.

9.3 Non-Exclusive Access. The Company and Tejon, as appropriate, shall provide non-exclusive access to the Mitigation Land through the Master Project and the Balance of the Ranch, respectively, if such access is required by the appropriate governmental agency; provided, however, that such non-exclusive access shall not in any way materially interfere with or affect the Company’s or Tejon’s ownership, operation, construction or development of the Master Project or the Balance of the Ranch. It is the Members’ intent that such access shall be provided through existing rights-of-way and that the Company and Tejon shall have no obligation to construct any improvements in connection with such access, to provide the public with rights of access to the Balance of the Ranch, or to otherwise incur any cost or expense in connection with providing such access. Further, the Members acknowledge that the Mitigation Land shall be conveyed subject to a conservation easement in favor of the Conservancy in accordance with the Ranch-Wide Agreement, which conservation easement provides for public access rights.

9.4 Conservancy Funding Obligations under the Ranch-Wide Agreement. The Company has agreed to share in the funding of certain obligations of TRC under the Ranch-Wide Agreement, which the Members of the Company have reviewed or have had the opportunity to review. The funding and reimbursement of payments by TRC pursuant to the Ranch-Wide Agreement shall be administered as follows:

A. TRC is obligated to make advances to the Conservancy pursuant to Section 2.3 (“Section 2.3 Advances”), Section 2.4 (“Section 2.4 Advances”) and Section 2.5 (“Section 2.5 Advances”) of the Ranch-Wide Agreement, in the amounts and at the times as summarized on Exhibit “I” attached hereto. The Company shall reimburse TRC for fifty percent (50%) any Section 2.3 Advances and any Section 2.5 Advances made by TRC within fifteen (15) days of being billed by TRC. The Company shall reimburse TRC for any Section 2.4 Advances allocable to the Master Project within fifteen (15) days of being billed by TRC. All payments made by the Company pursuant to this Section shall be referred to herein as “Centennial RWA Reimbursements.” Section 2.3 Advances, Section 2.4 Advances and Section 2.5 Advances shall collectively be referred to herein as “RWA Advances.”

B. Pursuant to Section 2.6 of the Ranch-Wide Agreement, the Conservancy is required to repay TRC for all of the RWA Advances from the proceeds of conservation fees generated from the Master Project, Tejon Mountain Village and Grapevine (“Section 2.6 Repayments”). Notwithstanding reimbursement of TRC by the Company pursuant to Section 9.4A above, and by other parties for the RWA Advances, TRC shall be entitled to collect the Section 2.6 Repayments and administer distribution to the applicable parties as described in this Section with the intent that all Centennial RWA Reimbursements will be fully repaid to the Company from the Section 2.6 Repayments to the extent sufficient funds are received by TRC from the Conservancy. Tejon shall cause TRC, upon receipt of Section 2.6 Repayments from the Conservancy, to allocate such funds to the Company and Tejon Mountain Village, LLC (“TMV”) as follows and as illustrated in Exhibit “J”:

(1) TRC shall forward to the Company any Section 2.6 Repayments generated from conservation fees derived from the Master Project, until all Centennial RWA Reimbursements have been repaid to the Company.

(2) TRC shall forward to TMV any Section 2.6 Repayments received from the Conservancy and generated from conservation fees derived from Tejon Mountain Village, until all reimbursements made by TMV to TRC with respect to the Ranch-Wide Agreement (“TMV RWA Reimbursements”) have been repaid.

(3) If, after all of the Centennial RWA Reimbursements have been repaid to the Company, TMV has not yet been repaid the full amount of the TMV RWA Reimbursements, then any Section 2.6 Repayments generated from conservation fees derived from the Master Project will be paid to TMV.

(4) If, after all of the TMV RWA Reimbursements have been repaid, the Company has not been repaid the entire amount of the Centennial RWA Reimbursements, any Section 2.6 Repayments generated from conservation fees derived from Tejon Mountain Village will be paid to the Company.

C. To the extent of any conflict between the Ranch-Wide Agreement and this Section 9.4, including, without limitation, with respect to the description of the RWA Advances, the Ranch-Wide Agreement shall control.

10. SALES OF PLANNING AREAS.

10.1 Sales to Developers. Subject to Section 10.1A, once developed pursuant to the Development Business Plan, fifty-eight percent (58%) of the total number of lots approved under the Entitlements for the development of for-sale single family attached and/or detached residences (collectively, the “Lots”) are to be offered for sale to the Developers (or their Affiliates) as merchant builders, without initially offering such Lots for sale on the open market (the “Private Sale Lots”), in accordance with the terms of this Section 10.1 and Section 10.3, below, and the remaining Lots (i.e., forty-two percent (42%) of all of the Lots) (the “Open Market Lots”) are to be sold on the open market to other merchant builders (which may include one (1) or more of the Members or their Affiliates).

In calculating the above percentages, any Lots sold as part of a bulk sale of unimproved land shall not be included in the total number of Lots from which the percentage is derived. Subject to Section 10.1A, each of Pardee, Standard Pacific and Lewis (and their respective Affiliates), in each case as a merchant builder, shall be entitled, prior to taking into account the dilution described below, to purchase pursuant to the terms of Section 10.3, not less than thirty-four and one-half percent (34.5%), thirty-four and one-half percent (34.5%) and thirty-one percent (31%) respectively, of the Private Sale Lots.

The Lots that are to be offered for sale to the Developers and/or in the open market pursuant to this Section 10 and the method of marketing such Lots shall be reasonably determined by the Executive Committee. In that connection, the Members have agreed that the Lots shall be conveyed to the Developers (and their Affiliates), as well as to merchant builders not Affiliated with Developers, on the then prevailing market rate and terms so as to maximize the earnings generated by the Company from the Master Project consistent with prudent and customary master land development business practices. In furtherance of the foregoing, the Members have tentatively agreed to the procedures set forth in Section 10.3, below, with respect to the Private Sale Lots to be offered for sale to the Developers (and their Affiliates). The procedures set forth below may be modified by the Executive Committee to the extent reasonably necessary to accomplish the intention of the Members set forth in this Section 10.1.

A. Effect of Dilution of Percentage Interest. Upon the reduction of the Percentage Interest of a Member pursuant to Section 4.4A(1), including, without limitation the reduction of the Percentage Interests of the Developers as of the Effective Date, such Member’s allocation of Lots pursuant to Section 10.1 shall be reduced by a percentage equal to the percentage reduction in such Member’s Percentage Interest. For example, if a Member’s Percentage Interest is diluted from 20% to 15%, its Lot allocation would be reduced by 25% from a hypothetical 30% to 22.5%. The Lots no longer allocated to a Member as the result of the dilution of its Percentage Interest shall then become Open Market Lots to be sold on the open market.

In the case of Standard Pacific, the Lot allocation reduction shall reflect the combined percentage reduction in the Percentage Interests of both Standard Pacific and SPIC. Notwithstanding anything to the contrary in this Section 10.1A, in no event shall the aggregate reduction in a Member’s Lot allocation exceed a fifty percent (50%) reduction, including the four and eight-tenths percent (4.8%) reduction in each Developer’s allocation on the Effective Date described in the following paragraph. Exhibit “K” demonstrates the calculation of the reduction in Lot allocation pursuant to this Section 10.1A.

In connection with the dilution of the Developers as of the Effective Date described in Section 4.4A(1) above, each Developer’s Lot allocation has been reduced in accordance with Section 10.1A as follows: As of the Effective Date, each Developer’s Percentage Interest was reduced from 16.67% to 15.87% for a percentage reduction equal to four and eight-tenths percent (4.8%). Accordingly, the respective shares of the Private Sale Lots that Pardee, Standard Pacific and Lewis (and their respective Affiliates) shall be entitled to purchase as of the Effective Date shall be reduced by four and eight-tenths percent (4.8%) to thirty two and eight-tenths percent (32.8%), thirty two and eight-tenths percent (32.8%) and twenty nine and five-tenths percent (29.5%), respectively. As a result of the cumulative percentage reduction in the Developer’s Lot allocations, the Lots that would otherwise be offered to the Developers will now be offered to the open market.

10.2 Responsibilities of the Sales Employee. The Sales Employee shall have the responsibility to prepare sales packages and, where appropriate, solicit offers from third-party merchant builders or from the appropriate Developer or its Affiliate. Such sales packages and solicitations shall be prepared in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee. The sales package shall include a sales price (“Offer

Price”) for each group of Private Sale Lots to be offered for sale to the Developers or their Affiliates (the “Offered Lot Group”) in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee, a response deadline determined by the Executive Committee, and such other terms and conditions as are determined by the Executive Committee (the “Company Offer”). The Sales Employee shall also analyze all offers received by the Company and make recommendations to the Executive Committee concerning the best offer.

10.3 Procedure for Implementing Private Sales.

A. Developer Response. Unless otherwise approved by Tejon and the Developers, only one (1) Developer at a time may accept a Company Offer or submit a “Counter-Offer” (as defined below) for any Offered Lot Group in accordance with the following rotation system:

(1) In order to determine the order in which each Developer has the right to submit an offer, the following rotation system shall be utilized. Prior to the first Offered Lot Group being offered for sale by the Company, the Developers shall draw straws to determine the order of the rotation system with the first Developer being the one that draws the shortest straw, the second Developer being the one that draws the next shortest straw, and the third Developer being the one that draws the longest straw. Tejon shall officiate the drawing of straws. At any point in time with respect to each Offered Lot Group, the Developer first in line that is entitled to make an offer on such Offered Lot Group shall be referred to as the “First Developer” with respect to such Offered Lot Group, the Developer second in line that is entitled to make an offer on such Offered Lot Group shall be referred to herein as the “Second Developer” with respect to such Offered Lot Group, and the Developer third in line that is entitled to make an offer on such Offered Lot Group shall be referred to herein as the “Third Developer.”

(2) If more than one Offered Lot Group is being offered for sale by the Company to the Developers at the same time, then the First Developer shall have the right to choose which Offered Lot Group shall be offered to such First Developer in the same order of priority established pursuant to the rotation system established in this Section 10.3 (i.e., the First Developer in the rotation system at the time of such offer of sale by the Company shall select first, then the Second Developer, and so on).

(3) As the next Offered Lot Group (the “New Offered Lot Group”) is offered for sale by the Company, the First Developer on the previous Offered Lot Group offered for sale by the Company (the “Previous Offered Lot Group”) shall become the Third Developer on the New Offered Lot Group (irrespective of whether such Developer actually made an offer on or purchased such Previous Offered Lot Group), the Second Developer on the Previous Offered Lot Group shall become the First Developer on the New Offered Lot Group (irrespective of whether such Developer actually made an offer on or purchased such Previous Offered Lot Group), and the Third Developer on the Previous Offered Lot Group (if applicable) shall become the Second Developer on the New Offered Lot Group (irrespective of whether such Developer actually made an offer on or purchased such Previous Offered Lot Group).

(4) With respect to each Offered Lot Group, the following procedure shall apply:

(a) If the First Developer desires to purchase such Offered Lot Group (a “Responding Developer”), then it shall either (i) accept the Company Offer and agree to purchase the Offered Lot Group in accordance with the Company’s sales package for such Offered Lot Group by delivering to the Executive Committee written notice of such acceptance within the time period set forth in the Company Offer (“Developer Acceptance”), or (ii) deliver a written offer to the Executive Committee at such price and on such terms and conditions as are determined in the sole and absolute discretion of such Responding Developer prior to the expiration of the time period set forth in the Company Offer (the “Counter-Offer”). If a Responding Developer timely delivers a Developer Acceptance, then the Company shall sell such Offered Lot Group to such Developer (or its Affiliate) on the terms and conditions set forth in the Company Offer. If the Responding Developer timely delivers a Counter-Offer, then the Executive Committee may accept or reject such Counter-Offer in its sole and absolute discretion. If the Executive Committee does not accept such Responding Developer’s Counter-Offer (or the Company and the First Developer otherwise do not agree to the purchase and sale of the Offered Lot Group), then such Offered Lot Group shall be offered for sale (initially on the same terms as the last offer made by the Company to the First Developer) to the Second Developer and then the Third Developer (if the Second Developer does not timely deliver a Developer Acceptance or the Company and the Second Developer otherwise do not agree to the purchase and sale of the Offered Lot Group), in accordance with Section 10.3A(4)(b) below; provided that the Executive Committee may only accept an offer from any such other Second Developer or Third Developer if such offer is based on a purchase price which is at least as favorable for the Company as the purchase price set forth in the highest Counter-Offer previously rejected by the Company for such Offered Lot Group or, if no such Counter-Offer was made, the Offer Price; or

(b) If such First Developer does not either timely deliver a Developer Acceptance or a Counter-Offer, then such Offered Lot Group shall be offered to the Second Developer and all of the procedures applicable to the First Developer in Section 10.3A(4)(a) shall be repeated for the Second Developer. If the Offered Lot Group is not purchased by the Second Developer, then such procedures shall be repeated for the Third Developer.

(5) If, after the foregoing procedures have been applied to the First Developer and repeated for the Second Developer and the Third Developer, (i) a Developer Acceptance is not timely delivered by any Developer, and/or (ii) the Executive Committee fails to reach an agreement with any Developer in accordance with the procedures described above, then such Offered Lot Group shall be offered to Tejon (subject to the same terms and restrictions that apply to any Developer purchasing the Offered Lot Group under Section 10.3A(4)).

(6) If, after being offered to Tejon in accordance with the preceding paragraph, (i) Tejon does not timely accept the offer and/or (ii) the Counter Offer of Tejon is not acceptable in accordance with the terms hereof or is otherwise not acceptable to the Executive Committee, then such Offered Lot Group shall no longer be considered an Offered Lot Group and shall be offered for sale by the Sales Employee in the open market to third-party merchant builders that are not Affiliated with any Member; provided that the Executive Committee shall not be authorized or permitted to Approve (without the unanimous consent of the Representatives) the acceptance of an offer from a third-party merchant builder unless such offer would result in net proceeds to the Company equal to at least 95% of either (i) the highest Counter-Offer with respect to that Offered Lot Group, or (ii) if no Counter-Offer was made by any Developer, the Offer Price.

(7) Lewis is presently not engaged in the business of developing and building for sale single-family attached and/or detached residences. Notwithstanding the foregoing, Lewis has negotiated for the right to purchase Lots in accordance with the terms of this Section 10.3 since Lewis may in the future elect to engage in such business. However, if Lewis hereafter determines for any given period of time that it will not re-enter the business of developing and building for sale single-family attached and/or detached residences and, as a result thereof, elects to waive any of its rights for such period to purchase Lots pursuant to this Section 10.3, then it shall deliver written notice thereof to the Executive Committee. Lewis shall have the right to make or not make such determination and/or election for any given period of time in its sole and absolute discretion. If and only if such determination and election is made by Lewis as evidenced by the delivery of such written notice, then Pardee and Standard Pacific shall each be offered fifty percent (50%) of the Lots that would otherwise be offered to sale to Lewis during such period pursuant to this Section 10.3A(6). Any such allocation of Lots to Pardee and Standard Pacific shall be reduced by a percentage equal the reduction in each such Member’s Percentage Interest in accordance with the terms of Section 10.1A.

B. Profit Sharing for Lots Resold Without Homes. Upon the sale of any Private Sale Lots to any Member or its Affiliates, the sale documentation shall include an obligation of the buyer (the “Lot Buyer”) to pay a share of the profits directly to each other Member of the Company if the Lot Buyer or any of its Affiliates sells at a profit all or any portion of such Private Sale Lots without constructing a home on such Lots. The amount paid to each Member shall be an amount equal to the Member’s prorata share, based on its Percentage Interest, of the amount of profit on the resale by the Lot Buyer or its Affiliate of the Private Sale Lots. The Company may require that the obligations set forth in this Section 10.3B be recorded against title to the applicable Private Sale Lots in the Official Records of Los Angeles County; provided, however, that the lien of such obligations shall be subordinated to customary acquisition and construction financing liens.

10.4 Private Sale Commercial Parcels.

A. Before offering to any other Person any of the Retail Parcels (subject to the next succeeding paragraph), Multi-Family Parcels, Office Parcels and Industrial Parcels (as such terms are defined below), such parcels will be offered for sale to Tejon (and its affiliates) and Lewis (and its affiliates) (collectively, the “Commercial Developers”), as commercial builders, without initially offering such Retail Parcels, Multi-Family Parcels, Office Parcels and Industrial Parcels for sale on the open market (collectively, the “Private Sale Commercial Parcels”), in accordance with the terms of this Section 10.4. Each of the Commercial Developers, shall have the right to offer to purchase fifty percent (50%) of the Private Sale Commercial Parcels.

Of the parcels approved under the Entitlements for the development of retail improvements (collectively, the “Retail Parcels”), parcels containing forty percent (40%) of the square footage entitled for retail development are to be offered for sale to the Commercial Developers (or their Affiliates) without initially offering such Retail Parcels for sale on the open market (the “Private Sale Retail Parcels”), in accordance with the terms of this Section 10.4, and the remaining Retail Parcels (i.e., Retail Parcels containing sixty percent (60%) of all of the square footage entitled for retail development) (the “Open Market Retail Parcels”) are to be sold on the open market to other buyers (which may include one (1) or more of the Members or their Affiliates).

The term “Multi-Family Parcels” means any parcels that have been entitled for the development of “for rent” multi-family improvements pursuant to the Development Business Plan. The term “Office Parcels” means any parcels that have been entitled for the development of office improvements pursuant to the Development Business Plan. The term “Industrial Parcels” means any parcels that have been entitled for the development of industrial improvements pursuant to the Development Business Plan.

In no event shall the terms “Private Sale Retail Parcels,” “Multi-Family Parcels,” “Office Parcels,” and/or “Industrial Parcels” be interpreted to include, and in no event shall any Member have any preferential rights to purchase or to offer to purchase, any of the town center parcels. Rather, the town center parcels shall be offered for sale to such Person(s) as may be Approved by the Executive Committee in writing, without preference to Lewis, Tejon or any other Person. The Retail Parcels, Multi-Family Parcels, Office Parcels and Industrial Parcels that are to be offered for sale to the Commercial Developers and/or in the open market pursuant to this Section 10.4 and the method of marketing such Retail Parcels, Multi-Family Parcels, Office Parcels and Industrial Parcels shall be determined by the Executive Committee. In that connection, the Members have agreed that the Retail Parcels, the Multi-Family Parcels, the Office Parcels and the Industrial Parcels shall be conveyed to both the Commercial Developers (and their Affiliates), as well as to commercial builders not Affiliated with the Commercial Developers, on the then prevailing market rates and terms so as to maximize the earnings generated by the Company from the Master Project consistent with prudent and customary master land development business practices. In furtherance of the foregoing, the Members have tentatively agreed to the procedures set forth in this Section 10.4 for the offering for sale of the Multi-Family Parcels, Retail Parcels, Office Parcels and Industrial Parcels to the Commercial Developers. The procedures set forth below may be modified by the Executive Committee to the extent reasonably necessary to accomplish the intention of the Members set forth in this Section 10.4A.

B. The Sales Employee shall have the responsibility to prepare sales packages and, where appropriate, solicit offers from third-party commercial builders or from the appropriate Commercial Developer or its Affiliate. Such sales packages and solicitations shall be prepared in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee. The sales package shall include a sales price (“Commercial Parcel Offer Price”) for each of the Private Sale Commercial Parcels, in accordance with the Development Business Plan or as otherwise Approved by the Executive Committee, a response deadline determined by the Executive Committee, and such other terms and conditions as are determined by the Executive Committee (the “CP Company Offer”). The Sales Employee shall also analyze such offers and make recommendations to the Executive Committee concerning the best offer.

C. Unless otherwise approved by the Commercial Developers, only one (1) Commercial Developer at a time may accept a CP Company Offer or submit a CP Counter-Offer (as defined below) for any Private Sale Commercial Parcel (each a “Commercial Parcel”) in accordance with the following rotation system:

(1) In order to determine the order in which each such Commercial Developer has the right to submit an offer, the following rotation system shall be utilized. Prior to the first Commercial Parcel being offered for sale by the Company, the Commercial Developers shall draw straws to determine the order of the rotation system with the first Commercial Developer being the one that draws the shortest straw, and the second Commercial Developer being the one that draws the longest straw. The Development Manager shall officiate the drawing of straws. At any point in time with respect to each Commercial Parcel, the Commercial Developer first in line that is entitled to make an offer on such Commercial Parcel shall be referred to as the “First Commercial Developer” with respect to such Commercial Parcel and the Commercial Developer second in line that is entitled to make an offer on such Commercial Parcel shall be referred to herein as the “Second Commercial Developer” with respect to such Commercial Parcel.

(2) If more than one Commercial Parcel is being offered for sale by the Company at the same time, then the First Commercial Developer shall have the right to choose which Commercial Parcel shall be offered to such First Commercial Developer in the same order of priority established pursuant to the rotation system established in this Section 10.4C.

(3) As the next Commercial Parcel (the “New Commercial Parcel”) is offered for sale by the Company, the First Commercial Developer on the previous Commercial Parcel offered for sale by the Company (the “Previous Commercial Parcel”) shall become the Second Commercial Developer on the New Commercial Parcel (irrespective of whether such Commercial Developer actually made an offer on or purchased such Previous Commercial Parcel) and the Second Commercial Developer on the Previous Commercial Parcel shall become the First Commercial Developer on the New Commercial Parcel (irrespective of whether such Commercial Developer actually made an offer on or purchased such Previous Commercial Parcel).

(4) With respect to each Commercial Parcel, the following procedure shall apply:

(a) If the First Commercial Developer desires to purchase such Commercial Parcel (a “Responding Commercial Developer”), then it shall either (i) accept the CP Company Offer and agree to purchase the Commercial Parcel in accordance with the Company’s sales package for such Commercial Parcel by delivering to the Executive Committee written notice of such acceptance within the time period set forth in the CP Company Offer (“Commercial Developer Acceptance”), or (ii) deliver a written offer to the Executive Committee at such price and on such terms and conditions as are determined in the sole and absolute discretion of such Responding Commercial Developer prior to the expiration of the time period set forth in the CP Company Offer (the “CP Counter-Offer”). If a Responding Commercial Developer timely delivers a Commercial Developer Acceptance, then the Company shall sell such Commercial Parcel to such Commercial Developer (or its Affiliate) on the terms and conditions set forth in the CP Company Offer. If the Responding Commercial Developer timely delivers a CP Counter-Offer, then the Executive Committee may accept or reject such CP Counter-Offer in its sole and absolute discretion. If the Executive Committee does not accept such Responding Commercial Developer’s CP Counter-Offer (or the Company and the First Commercial Developer otherwise do not agree to the purchase and sale of the Commercial Parcel), then such Commercial Parcel shall be offered for sale (on the same terms as the last offer made by the Company to the First Commercial Developer) to the Second Commercial Developer, in accordance with Section 10.4C(4)(b) below; provided that the Executive Committee may only accept an offer from the other Commercial Developer if such offer is based on a purchase price which is at least as favorable for the Company as the purchase price set forth in the highest CP Counter-Offer previously rejected by the Company for such Commercial Parcel.

(b) If such First Commercial Developer does not either timely deliver a Commercial Developer Acceptance or a CP Counter-Offer, then such Commercial Parcel shall be offered to the Second Commercial Developer and all of the procedures applicable to the First Commercial Developer in Section 10.4C(4)(a) shall be repeated for the Second Commercial Developer.

D. If such Second Commercial Developer does not either timely deliver a Commercial Developer Acceptance or a CP Counter-Offer, then such Commercial Parcel shall be offered to Pardee and Standard Pacific (who shall be treated as Commercial Developers for such Commercial Parcel), and all of the procedures applicable to the First Commercial Developer and Second Commercial Developer in Section 10.4C shall apply to Pardee and Standard Pacific.

E. If, after the foregoing procedures have been applied, (i) a Commercial Developer Acceptance is not timely delivered by any Commercial Developer, and/or (ii) the Executive Committee fails to reach an agreement with any Commercial Developer in accordance with the procedures described above, then such Commercial Parcel shall no longer be considered a Private Sale Commercial Parcel and shall be offered for sale by the Sales Employee in the open market to third-party commercial builders that are not Affiliated with any Member; provided that the Executive Committee shall not be authorized or permitted to Approve (without the unanimous consent of the Representatives) the acceptance of an offer from a third-party commercial builder unless such offer would result in net proceeds to the Company equal to at least 95% of either (i) the highest CP Counter-Offer with respect to that Commercial Parcel, or (ii) if no CP Counter-Offer was made by any Commercial Developer, the Commercial Parcel Offer Price.

11. ACCOUNTING AND RECORDS.

11.1 Records and Accounting. Unless the Executive Committee elects otherwise, the books and records of the Company shall be kept, and the financial position and the results of its operations recorded, by the Development Manager in accordance with the accounting methods elected to be followed by the Company under generally accepted accounting principles, consistently applied. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business in accordance with the Act.

11.2 Access to Accounting and Other Records. All books and records of the Company shall be maintained at the Company’s principal place of business, and each Member and the Member’s duly authorized representatives, shall have access to them at such office of the Company and the right to inspect and copy them at such Member’s expense at reasonable times. Further, any Member may request the Company to deliver a current list of Members, with addresses, Capital Contributions (including, without limitation, the Adjacent Property Contributions) and Percentage Interests, and a copy of the Company’s tax returns.

11.3 Company Interim Reports. The Development Manager shall deliver to the Executive Committee the following reports for the applicable period all in form and substance reasonably satisfactory to the Executive Committee:

A. A calendar quarterly budget variance within fifteen (15) days following the end of each such quarter;

B. During the Development Stage, a monthly sales report showing sales opened, sales closed, sales canceled and sales prices within five (5) days following the end of each such months;

C. A calendar quarterly financial statement of the Company including a balance sheet, income statement, a statement of cash flow, a statement of sources and uses of funds, and a detail of accounts receivable and accounts payable within fifteen (15) days following the end of each such quarter; and

D. A calendar quarter update to the then current Business Plan (which update shall be prepared and provided for informational purposes only and shall not be deemed a part of the Business Plan, unless the Executive Committee decides, to incorporate all or any part of such update into the Business Plan in accordance with Section 7.1C(2) of this Agreement) within fifteen (15) days following the end of each such quarter.

11.4 Tax Matters for the Company Handled by Members and Tax Matters Partner. The Members shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company and the Members. Tejon shall act as the tax matters partner (“TMP”). The TMP shall represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend Company funds for professional services and costs associated therewith. The TMP shall oversee the Company’s tax affairs in the overall best interests of the Company; provided, however, that the TMP shall not settle any matter with the Internal Revenue Service, or otherwise extend the statute of limitations applicable to any Member, without the prior written consent of such Member. If for any reason the TMP can no longer serve in that capacity, the Members may designate another Member to be TMP. The TMP shall cause the Company to deliver to each Member the following:

A. Quarterly Tax Information. On a calendar quarterly basis, no later than fifteen (15) days prior to the next succeeding date on which individual estimated Federal income tax payment is due, a statement of pre-tax net income (loss) of the Company for the then most recently completed calendar quarter and the current balance of each Member’s Book Capital Account; and

B. Annual Tax Information. Within ninety (90) days after the end of each fiscal year, all information relating to the Company necessary for the preparation of such Member’s federal and state income tax returns. The fiscal year of the Company shall end on the 31st day of December in each year, or as otherwise determined by the Executive Committee.

11.5 Company Year End Reports. Within ninety (90) days following the end of each calendar year, the Development Manager shall deliver to the Executive Committee for such calendar year a final financial statement of the Company prepared in accordance with generally accepted accounting principles, consistently applied, and certified by an officer of the Development Manager. The financial statements of the Company shall not be audited; provided, however, the Executive Committee may elect to cause the CPA to audit the Financial Statements of the Company at the Company’s expense. Notwithstanding the foregoing, any Member may elect to cause the CPA to audit such statements at such Member’s expense; provided, however, that under all circumstances the financial statements of the Company for any given year shall only be audited once a year. The year end financial statements of the Company shall include a balance sheet, an income statement, statement of cash flow, statement of sources and uses of funds and such other information and reports as the Executive Committee may reasonably request.

12. TRANSFER OF INTERESTS, CHANGES IN MEMBERS.

12.1 Transfer and Assignment of Member’s Interest.

A. Prohibition. Other than as expressly provided for in this Agreement, no Member shall be entitled to assign, convey, sell, encumber or in any way alienate (“Transfer”) such Member’s Interest in the Company, or any part thereof or interest therein, except with the unanimous written approval of the Members, which Approval may be withheld in the sole and absolute discretion of each such Member.

B. Securities Laws. In addition to the restrictions contained in subsection A above, no Member shall assign, convey, sell, encumber or in any way alienate all or any part of such Member’s Interest in the Company without registration under applicable federal and state securities laws, or unless the Member delivers an opinion of counsel or other evidence satisfactory to the Executive Committee that registration under such laws is not required.

C. Admission of Transferees. Notwithstanding any provision of this Agreement to the contrary, a transferee shall have the right to become a substitute Member if (i) the requirements of subsections A and B hereof are met, (ii) such Person executes instruments reasonably satisfactory to the Executive Committee accepting and adopting the terms and provisions of this Agreement, and (iii) such Person pays any reasonable expenses in connection with such Person’s admission as a substitute Member.

12.2 Effects of Transfer.

A. Effective Time. Any permitted transfer of all or any portion of a Member’s Interest in the Company will take effect on the first day of the month following approval as provided hereinabove, or otherwise as provided in this Agreement or approved by the Executive Committee, as applicable, and execution of a counterpart of this Agreement by the transferee which has been approved by the Executive Committee. Any permitted transferee of an Interest in the Company shall take subject to the terms and provisions of, including those relating to the restrictions on transfer imposed by, this Agreement.

B. Transfers Void. Any attempted transfer of a Member’s Interest in the Company in violation of this Agreement shall be void and of no force or effect. The purported transferee shall have no right to participate in the management of the business and affairs of the Company or to become a Member, or to receive distributions from the Company, or any other rights whatsoever. The Member attempting such transfer shall remain a Member.

13. WITHDRAWAL.

13.1 During the Entitlement Stage. No Member may withdraw from the Company, unless such withdrawal is in accordance with this Section 13.1.

A. Withdrawing Developer During Entitlement Stage. A Developer may withdraw as a member of the Company under this Section 13.1 only after the earlier of (i) the date the Entitlements have been obtained, and (ii) the fifth anniversary of the Effective Date (and only if the Company has not dissolved or is not in the process of dissolution in accordance with Article 14). A Developer may also elect to withdraw as a Member of the Company under this Section 13.1 at any time after such Developer’s Percentage Interest is reduced to below five percent (5%). A Developer may elect to exercise its right to withdraw as a member of the Company in accordance with this Section 13.1 by delivering written notice of such election to the Management Committee (the “Withdrawal Notice”). Further, during the Entitlement Stage, a Developer shall be deemed to have elected to withdraw as a member of the Company (a “Deemed Withdrawal”) if such Developer is the only Member that does not approve (or is deemed to have disapproved pursuant to Section 7.1B) the initial Development Business Plan pursuant to Section 2.3D(2). Any Withdrawing Developer shall have no right of reimbursement from, or any further right, title or interest in, the Company or to the Master Project (including any Capital Contributions previously made by such Developer), except that the amount of the Withdrawing Developer’s total unreturned Capital Contributions which have been made prior to the date of the Withdrawal Notice or effective date of the Deemed Withdrawal shall be converted to Subordinated Debt.

As used herein “Subordinated Debt” shall mean an unsecured loan to the Company, which shall not bear interest and the repayment of which shall be in accordance with the terms of this Section 13.1A. Subject to the next subsequent paragraph below, the Subordinated Debt shall be repaid solely from Available Cash and liquidation proceeds and subordinated to (a) all expenses, liabilities and debts of the Company and reasonable reserves established by the Executive Committee, and (b) the payment of each Member’s (other than the Withdrawing Member’s) (i) Capital Contributions and loans, including Member Loans and Default Loans, made in accordance herewith, (ii) Remaining Entitlement Period Preferred Return and Pre-Development Period Preferred Return and (iii) an internal rate of return computed with reference to such Capital Contributions and loans of twenty-five percent (25%) per annum excluding from such calculation amounts received as Remaining Entitlement Period Preferred Return and Pre Development Period Preferred Return. Thereafter, the Subordinated Debt shall be paid from fifty percent (50%) of the remaining Available Cash and liquidation proceeds of the Company that would otherwise be distributed at such time to the other Members. The foregoing internal rate of return shall be calculated in accordance with the method described on Exhibit “G” attached hereto.

To the extent that the Remaining Entitlement Period Preferred Return or the Pre-Development Period Preferred Return would be payable to a Contributing Member from distributions to a Withdrawing Developer in accordance with Section 6.2 but for the conversion of the Withdrawing Developer’s Capital Contribution into Subordinated Debt, such distributions to the Contributing Member pursuant to Section 6.2 shall nonetheless be made, and the amount of such distributions shall be subtracted from the amount of the Subordinated Debt.

B. Post Withdrawal Acquisition/Admission Rights. Each Member shall have the right, but not the obligation, to elect to acquire the entire Interest previously held by the Withdrawing Developer for no consideration by delivering written notice of such election to the other Members within thirty (30) days after the delivery of the Withdrawal Notice or the Deemed Withdrawal, as applicable. If more than one (1) Member elects to acquire the entire Interest previously held by the Withdrawing Developer, then such Interest shall be acquired by such Members in proportion to their respective Percentage Interests (or in such other proportion as is agreed to in writing by the Members). Following the election of the Member(s) to acquire the Interest previously held by the Withdrawing Member pursuant to this Section 13.1B, such Member(s) shall succeed to and assume (in proportion to the Interest acquired by each such Member pursuant to this Section 13.1B) all of the duties and obligations of the Withdrawing Developer including, without limitation, the contribution of all of the Capital Contributions, if any, which the Withdrawing Developer was required to have contributed had such Developer not withdrawn; provided that such Member(s) must make such assumption in writing and contribute any Capital Contributions then due from the Withdrawing Developer(s) within thirty (30) days after the delivery of the Withdrawal Notice. If the Member(s) proceed(s) in accordance with this Section 13.1B, then each Member shall succeed to a proportionate share, based on the Interest acquired by such Member pursuant to this Section 13.1B, of the rights of the Withdrawing Developer (exclusive of the Book Capital Account and Capital Contributions of such Withdrawing Developer since such amounts will be converted into the Subordinated Debt).

If the Member(s) do not elect to acquire the entire Interest of the Withdrawing Developer in accordance with this Section 13.1B, then the Executive Committee shall have the right to replace the Withdrawing Developer(s) on substantially the same terms and conditions binding upon the Remaining Developer(s) for one hundred eighty (180) days following the expiration of the thirty (30) day period set forth above. If (i) the Member(s) proceed in accordance with the first paragraph of this Section 13.1B, or (ii) the Withdrawing Developer(s) is/are replaced in accordance with the terms of this paragraph, and Tejon and the

Remaining Developers have (together with any replacement Developer) Approved or otherwise agreed upon the Development Business Plan and the remaining Development Stage Conditions are satisfied in accordance with Section 2.3, then the Company shall commence the Development Stage.

C. Dissolution Upon Withdrawal. Tejon shall have the right to dissolve the Company and wind up its business affairs in an orderly fashion following the withdrawal of a Withdrawing Developer if (i) one (1) or more of the Members do not acquire the entire Interest of the Withdrawing Developer pursuant to Section 13.1B, and (ii) the Executive Committee does not replace the Withdrawing Developer with another developer in accordance with the terms of Section 13.1B. Tejon may exercise its right to dissolve the Company pursuant to this Section 13.1C by delivering written notice (the “Dissolution Notice”) of such election to the Remaining Developers within ninety (90) days following the expiration of the one hundred eighty (180) day period referenced in Section 13.1B, above.

13.2 Limited Withdrawal Rights. The right of a Developer to withdraw in accordance with this Section 13 shall be subject to the following:

A. A Developer may not withdraw once the Company has obtained Third Party Financing for the development of the Master Project.

B. A Developer may not withdraw if the exercise of such right would violate any prohibitions or restrictions against transfers or withdrawals provided in any contract or agreement to which the Company is subject (exclusive of this Agreement).

C. A Developer may not withdraw following the commencement of the Development Stage.

14. DISSOLUTION AND LIQUIDATION.

14.1 Events Giving Rise to Dissolution. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company, except that the happening of any one (1) of the following events shall result in the immediate dissolution of the Company:

A. Unanimous Agreement. The unanimous agreement of the Representatives pursuant to the terms of Section 7.1 hereof;

B. Failure to Obtain Entitlements. The failure to obtain the Entitlements on or before the fifth anniversary date of the Effective Date followed by the delivery of written notice electing to dissolve the Company sent by either (i) the Executive Committee to all the Members, or (ii) Tejon to all of the other Members;

C. Failure to Satisfy Development Stage Conditions. The failure to satisfy all of the Development Stage Conditions on or before the tenth anniversary date of the Effective Date followed by the delivery of written notice electing to dissolve the Company sent by either (i) the Executive Committee to all the Members, or (ii) Tejon to all of the other Members;

D. Failure to Approve Development Business Plan. Upon the written election of Tejon delivered to the other Members if Tejon and at least two (2) of the Developers fail to Approve the Development Business Plan despite the diligent and good faith efforts of the Members made pursuant to Section 2.2C to agree upon such development plan;

E. Dissolution Notice. The delivery by Tejon of a Dissolution Notice in accordance with the terms of Section 13.1C;

F. Failure of Tejon to Contribute Existing Property. Upon the written election of a Majority-in-Interest of the Developers made pursuant to Section 4.4C if Tejon breaches its obligation to contribute the Existing Property to the capital of the Company;

G. Bankruptcy/Insolvency. The occurrence of any event of bankruptcy with respect to a Member as set forth in Section 18-304 of the Act, unless within ninety (90) days following such bankruptcy the Executive Committee (other than, if applicable, the Representatives of the bankrupt Member) agrees in writing to continue the business of the Company;

H. Material Condemnation. Upon the written election of the Executive Committee made pursuant to Section 4.3E(5) following any Material Taking;

I. Sale or Transfer. The sale or conveyance of all or substantially all of the assets of the Company and the payment of, or appropriate reservation for (as determined by the Executive Committee), all material liabilities of the Company;

J. Significant Dilution of Developers. Upon the written election of Tejon delivered to the other Member if each Developer’s Percentage Interest has been reduced below five percent (5%); or

K. Other Events. Any other event which is deemed to cause a dissolution of the Company under the Act or under this Agreement.

14.2 Liquidating Member. The “Liquidating Member” shall be Tejon.

14.3 Distributions upon Liquidation. The proceeds of the Company shall be applied and distributed as follows and in the following order of priority:

A. First, to the payment of third party debts, liabilities and loans of the Company (excluding Member Loans);

B. Second, to the payment of the reasonable expenses of the liquidation;

C. Third, to the setting up of any reserves which the Liquidating Member shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. Such reserves, may, in the discretion of the Liquidating Member, be paid over to a national bank or national title company as escrow holder for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidating Member may reasonably deem advisable, distribute any remaining balance in the manner set forth below; and

D. Fourth, to the Members in accordance with Sections 6.1 and 6.2, as applicable.

No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them. Payments described in clause (D) above may be made in cash or in assets of the Company in kind, upon the Approval of the Executive Committee and any Member receiving such distribution in kind provided any such distribution to Tejon shall require the Approval of at least one (1) Developer. Any asset distributed in kind shall be valued at its fair market value and for all purposes of this Agreement shall be treated as if such asset had been sold at such value, subject to existing liens and encumbrances, and the net cash proceeds therefrom distributed to the Members.

14.4 Acts in Furtherance of Liquidation. Each Member, upon the request of the Liquidating Member, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidating Member shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.

14.5 Adjacent Property and Dissolution. If the Company dissolves in accordance with this Agreement at any time prior to the commencement of the Development Stage, then Tejon shall have twenty (20) days from the dissolution of the Company (the “Election Period”), to elect to purchase the Adjacent Property for its “Property Fair Market Value” (as defined below) from the Company by delivering a written notice of its election to purchase the Adjacent Property (the “Election Notice”) to the Executive Committee. If Tejon does not deliver the Election Notice within the Election Period, then Section 14.5B, below, shall apply. All proceeds from any sale of the Adjacent Property (whether to Tejon or to a “Third-Party Buyer” (as defined below)) shall be distributed to the Members in accordance with Section 14.3 hereof. Immediately following the delivery of such Election Notice, the Company and Tejon shall open an escrow at First American Title Company (“Escrow Holder”) by delivering a signed copy of this Agreement and the Election Notice to Escrow Holder. This Agreement shall constitute joint escrow instructions to Escrow Holder. The parties to this escrow shall execute such additional instructions, not inconsistent with the provisions of this Agreement, as Escrow Holder may reasonably require. The terms of the escrow shall be as follows:

A. Property Fair Market Value. Immediately following Tejon’s delivery of the Election Notice, the “Property Fair Market Value” of the Adjacent Property shall be determined as provided below. The determination of the Property Fair Market Value, whether (i) determined by the Members’ Representatives in accordance with Section 14.5A(1), below, or (ii) determined by an appraiser in accordance with Section 14.5A(2), below, shall be final and binding upon all of the parties.

(1) During the period which is fifteen (15) days from Tejon’s delivery of the Election Notice (the “Negotiation Period”), Tejon and the Representatives (excluding Tejon’s Representatives) (“Developer Representatives”) shall attempt, in good faith, to agree in writing upon the Property Fair Market Value. If Tejon and at least two (2) of the Developer Representatives agree upon the Property Fair Market Value within such period, then the procedures set forth in Section 14.5A(3) shall apply. If Tejon and at least two (2) of the Developer Representatives do not reach such agreement, then the Property Fair Market Value shall be determined by appraisal in accordance with Section 14.5A(2).

(2) For a period of ten (10) days following the expiration of the Negotiation Period, Tejon and at least two (2) of the Developer Representatives shall attempt to agree upon the appointment of a single appraiser to determine the Property Fair Market Value. If such an agreement is reached, then the agreed upon single appraiser shall be requested to determine the Property Fair Market Value within thirty (30) days following his or her appointment. If such an agreement is not reached within (10) days of the expiration of the Negotiation Period, then either Tejon or the Developer Representatives, upon written notice to the other(s), may apply for such appointment to the Superior Court of Los Angeles County, California having jurisdiction over the matter. An appraiser appointed by the court shall be instructed to determine the Property Fair Market Value within thirty (30) days following such appointment.

(3) If, following the determination of the Property Fair Market Value in accordance with the above Section 14.5A(1) or (2), whichever is applicable, Tejon desires to purchase the Adjacent Property, then Tejon must deliver written notice of such election (the “Purchase Notice”) on or prior to the date which is fifteen (15) days following the determination of the Property Fair Market Value (the “Purchase Notice Deadline”). On or prior to the date which is three (3) business days from Tejon’s delivery of the Purchase Notice, Tejon shall deposit with Escrow Holder the amount of three percent (3%) of the Property Fair Market Value (the “Deposit”), which shall be applicable to the purchase price to be paid by Tejon for the Adjacent Property, subject to Section 14.5J, below.

(a) If Tejon timely delivers the Purchase Notice and the Deposit, then the closing date for the sale of the Adjacent Property to Tejon shall occur on or prior to the date which is thirty (30) days from Tejon’s delivery of the Purchase Notice on and subject to the terms set forth in this Section 14.5.

(b) If Tejon timely delivers an Election Notice but does not timely deliver the Purchase Notice, then the Company may sell the Adjacent Property to a third-party buyer upon the Approval of the Executive Committee (“Third-Party Buyer”) on and subject to the terms of this Section 14.5, provided, however, that Tejon’s Representatives shall only be entitled to withhold their approval if such prospective Third-Party Buyer is not reputable, and provided, further, that the following conditions are met:

(i) The Company and the Third-Party Buyer have executed a purchase agreement in connection with the sale of the Adjacent Property (the “Third-Party Purchase Agreement”) within one hundred and twenty (120) days from the Purchase Notice Deadline, and the closing shall have occurred pursuant to the Third-Party Purchase Agreement within one hundred and eighty (180) days of the Purchase Notice Deadline (collectively, the “Timing Condition”); and

(ii) The purchase price under the Third-Party Purchase Agreement shall be all cash payable at closing and shall equal or exceed the Property Fair Market Value determined pursuant to Section 14.5A(1) or (2), above, as applicable (the “Price Condition”).

(c) If the Timing Condition is not satisfied with respect to the purchase of the Adjacent Property by a Third-Party Buyer, then Tejon shall once again have the right to elect to purchase the Adjacent Property by delivering an Election Notice within thirty (30) days of the date upon which such Timing Condition was to have been satisfied. Such delivery shall trigger the procedures (including, without limitation, the appraisal procedures) set forth in this Section 14.5.

(d) If approved by the Executive Committee, the Company may sell the Adjacent Property pursuant to Section 14.5A(3)(b) for a price that will not satisfy the Price Condition, and the Development Manager shall notify Tejon that the Company will accept such price (the “Revised Sale Price”). Within ten (10) days of the receipt of such notice from the Development Manager, Tejon shall be entitled to exercise a right of first refusal to purchase the Adjacent Property for the Revised Sale Price (i.e., the purchase price which failed to satisfy the Price Condition). Should Tejon exercise such right of first refusal, the closing for the sale of the Adjacent Property to Tejon shall take place in accordance with this Section 14.5 as if the Property Fair Market Value equaled the Revised Sale Price and was determined in accordance herewith on the date Tejon exercises its right of first refusal. If Tejon does not exercise its right of first refusal, then the Company may enter into the Third-Party Purchase Agreement on the same material terms and conditions offered to Tejon under this Section provided that if the Timing Condition is not satisfied with respect to the purchase of the Adjacent Property by a Third-Party Buyer, then Tejon shall once again have the right to elect to purchase the Adjacent Property by delivering an Election Notice within thirty (30) days of the date upon which such Timing Condition was to have been satisfied. Such delivery shall trigger the procedures (including, without limitation, the appraisal procedures) set forth in this Section 14.5.

B. Tejon’s Failure to Deliver Notice. If Tejon does not timely deliver an Election Notice or the Deposit at any time it is entitled or required to do so hereunder, then the Company may sell the Adjacent Property to a Third-Party Buyer at any price upon the Approval of the Executive Committee; provided, however, that Tejon’s Representatives shall only be entitled to withhold their approval if such prospective Third-Party Buyer is not reputable and provided, further, that the following conditions are met:

(1) The Company and the Third-Party Buyer shall have entered into a binding Third-Party Purchase Agreement for such sale within one hundred and twenty (120) days from the applicable deadline for Tejon’s Election Notice, and the closing of such sale shall have occurred within one hundred and eighty (180) days from the applicable deadline for Tejon’s Election Notice.

(2) If such timing requirements are not satisfied with respect to the purchase of the Adjacent Property by a Third-Party Buyer, then Tejon shall once again have the right to elect to purchase the Adjacent Property by delivering an Election Notice within thirty (30) days of the date upon which such timing requirements were to have been satisfied. Such delivery shall trigger the procedures (including, without limitation, the appraisal procedures) set forth in this Section 14.5.

C. Appraisers’ Qualifications. Each appraiser appointed hereunder must be a disinterested person of recognized competence who has been a Membership Appraisal Institute (“MAI”) California Certified appraiser in good standing for at least five (5) years and otherwise qualified in the general geographical areas where the Master Project is located.

D. Value Determination Costs. The costs of the Property Fair Market Value determination, including the appraisal fees and other costs, shall be borne by the Company, except as provided below.

E. Appraiser’s Failure or Refusal to Act. If an appraiser fails, refuses or is unable to act in the manner provided herein, a new appraiser shall be appointed in his or her stead. Such an appointment shall be made in the same manner as provided above for the appointment of the appraiser so failing, refusing or unable to act.

F. Real Estate Closing. Except as set forth above, the Escrow shall close on or before (i) the date which is thirty (30) days after the date on which the Property Fair Market Value of the Adjacent Property has been determined if the Adjacent Property is to be sold to Tejon, or (ii) the date set forth in the Third-Party Purchase Agreement if the Adjacent Property is to be sold to a Third-Party Purchaser. For purposes of this Agreement, the “Real Estate Closing” shall mean the date on which the grant deed conveying the Adjacent Property to Tejon (or the Third-Party Buyer, if applicable) is recorded in the Official Records of Los Angeles County. Upon the Closing, Tejon shall receive a credit against the purchase price for the Adjacent Property in the amount, if any, paid to the other Members pursuant to Section 4.4C above, which credit shall not exceed the purchase price of the Adjacent Property.

G. Title. Upon the Real Estate Closing, the Company shall convey, without making any representations or warranties, the Adjacent Property to Tejon (or the Third-Party Buyer, if applicable) by the Escrow Holder’s standard form grant deed subject only to the following exceptions:

(1) Non-monetary covenants, conditions, restrictions, easements, reservations, rights and rights-of-way of record existing on the date on which the grant deed conveying the Adjacent Property to Tejon or the Third-Party Buyer is recorded;

(2) Non-delinquent general, special and supplemental real property taxes, bonds and assessments; and

(3) Any other matters reasonably Approved by the Executive Committee prior to the dissolution of the Company. Notwithstanding the foregoing, any matters Approved by the Executive Committee shall be deemed approved by Tejon and its Representatives.

H. Title Insurance. The Executive Committee shall, at the Company’s expense, cause to be delivered to Tejon (or the Third-Party Buyer, if applicable) at the Real Estate Closing, an ALTA standard coverage policy of title insurance covering the Adjacent Property, issued by First American Title Company, with policy limits equal to the Property Fair Market Value and insuring title to the Adjacent Property vested in Tejon (or the Third-Party Buyer, if applicable) in the condition described above.

I. Prorations; Costs. All real property taxes and assessments shall be prorated as of the Real Estate Closing. Tejon (or the Third-Party Buyer, if applicable) shall pay for one-half of the Escrow fee, the cost of recording the deed conveying the Adjacent Property to Tejon (or the Third-Party Buyer, if applicable), and any of the costs which, in the opinion of Escrow Holder, are customarily borne by buyers of real property in Los Angeles County. The Company shall pay for the cost of the ALTA standard coverage title insurance policy, documentary transfer taxes, one-half of the Escrow fee and any other costs which in the opinion of Escrow Holder are customarily borne by sellers of real property in Los Angeles County.

J. Failure of Tejon to Close.

(1) If Tejon delivers the Purchase Notice and thereafter fails to deliver the Deposit or purchase the Adjacent Property at the Real Estate Closing in accordance with this Agreement for any reason other than the Company’s failure to comply with this Section 14.5 (“Failure to Close”), then the sole and exclusive remedies of the Members other than Tejon and the Company shall be (i) to recover a reimbursement for the transaction costs of the attempted sale of the Adjacent Property to Tejon, and (ii) to recover the Deposit made or required to be made by Tejon as liquidated damages. Such transaction costs shall be reasonable and shall include the cost of appraisal, legal fees and costs and escrow cancellation fees. In the event of a Failure to Close, Tejon shall no longer be entitled to deliver any additional Election Notices or otherwise have any right to purchase the Adjacent Property.

(2) THE PARTIES HAVE AGREED THAT THE ACTUAL DAMAGES OF THE COMPANY AND THE MEMBERS (OTHER THAN TEJON), IN THE EVENT OF A FAILURE TO CLOSE, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO RECOVER THE TRANSACTION COSTS AND TO RETAIN OR RECOVER THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF THE DAMAGES IN THE EVENT OF A FAILURE TO CLOSE. THE REMEDIES SET FORTH IN SECTION 14.5J(1), ABOVE, SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF THE DEVELOPERS AND THE COMPANY AGAINST TEJON, AT LAW OR IN EQUITY, IN THE EVENT OF A FAILURE TO CLOSE.

INITIALS:	Tejon Pardee SPIC
Standard Pacific Lewis

(3) If Tejon delivers the Purchase Notice and thereafter fails to purchase the Adjacent Property at the Real Estate Closing in accordance with this Agreement, but such failure is attributable to any Member’s failure to comply with this Section 14.5 or such failure occurs through no fault of Tejon, then the Deposit shall be fully refundable to Tejon; provided, however, that such refund shall not limit the rights and remedies of Tejon against such defaulting Member or the Company.

15. DEFAULT, REMEDIES.

15.1 Events of Default. The occurrence of any of the following events (or any other events set forth herein which are deemed to cause a Member to be in default of this Agreement) by or with respect to a Member (the “Defaulting Member”) shall be defaults under this Agreement, and if not cured within the applicable notice and cure period provided below, if any, such default shall constitute an “Event of Default” hereunder:

A. Failure to Contribute Capital. The failure of a Member to make a Capital Contribution required by Section 4.3 hereof and a continuation of such failure for more than five (5) business days after written notice by any other Member to the Defaulting Member and the other non-defaulting Members that such Defaulting Member has breached its obligations under Section 4.3 (“Failure Notice”). The Members acknowledge that the failure of a Non-Funding Member to make a Remaining Entitlement Contribution or a Pre-Development Period Contribution shall not constitute an Event of Default under this Agreement;

B. Failure to Perform. The failure of a Member (or any Affiliate thereof) to comply with or perform any of its (or such Affiliate’s) other obligations under this Agreement (other than those obligations arising under Section 4.3 covered by Section 15.1A and those obligations under Section 17.5 covered by Section 15.1D) and a continuation of such failure or breach for more than thirty (30) days after written notice to the Defaulting Member that such Member (or such Affiliate) has failed to perform any of such obligations under this Agreement; provided, however, if such failure is of a nature that it can be cured but cannot reasonably be cured within such thirty (30) day period, then such period shall be extended for up to an additional one hundred and twenty (120) days so long as the Defaulting Member (or such Affiliate) in good faith commences all reasonable curative efforts within such thirty (30) day period and diligently and expeditiously continues its curative efforts to completion; and

C. Insolvency Proceedings. With respect to any Member, a case or proceeding shall be commenced by such Member seeking relief under the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; an adjudication that such Member is insolvent or bankrupt; the entry of an order for relief under the federal Bankruptcy Code with respect to such Member; the filing of any such petition or the commencement of any such case or proceeding against such Member, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; the filing of an answer by such Member admitting or failing to contest the allegations of any such petition; the appointment of (or seeking, consenting to or acquiescing in the appointment of) a trustee, receiver or custodian for all or substantially all of the assets of such Member unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not fewer than five (5) days before the proposed sale of any assets of such Member (or if such appointment is stayed within such ninety (90) day period, such appointment is not vacated within ninety (90) days of the expiration of such stay); the insolvency of such Member or the execution by such Member of a general assignment for the benefit of creditors; the convening by such Member of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; the failure of such Member to pay its debts as they mature, or the failure generally of such Member to pay its debts as they become due; the levy, attachment, execution or other seizure of all or substantially all of the assets or the Interest of such Member where such seizure is not discharged within thirty (30) days thereafter; or the admission by such Member in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

D. Failure to Close Buy/Sell. The failure of a Purchasing Entity to close under Section 17.5, below.

15.2 Remedies. Except as otherwise set forth herein, upon the occurrence of any Event of Default, the Company and the Members who are not Defaulting Members (the “Other Members”) shall have the following rights and remedies:

A. Termination of Management. To terminate all management and approval rights of the Defaulting Member under this Agreement, including, without limitation, the removal of the Defaulting Member’s Representatives and Alternates from the Executive Committee and the termination of the Defaulting Member’s right to appoint any future Representatives thereto or otherwise participate in any meeting or action taken by the Executive Committee; provided, however that with respect to an Event of Default under Section 15.1A, such Defaulting Member may have its management and approval rights reinstated if the Defaulting Member cures such default by repaying any Non-Contribution Loan, together with all unpaid accrued interest thereon at the Default Interest Rate. Following the removal of any Defaulting Member’s Representatives and Affiliates from the Executive Committee, any actions requiring the Approval of the Executive Committee shall only require the following: If such Approval is requested prior to the commencement of the Development Stage, then only the Approval of Representatives with a Voting Interest representing a Majority-in-Interest of the Members entitled to vote on such matter shall be required. If such Approval is requested after the Development Stage commences, then only the Approval of Representatives with a Voting Interest representing a Majority-in-Interest of the Members entitled to vote on such matter plus the approval of the Representative of at least one Developer that (i) is not a Defaulting Member, and (ii) owns at least seven and one-half (7.5%) of the Percentage Interests in the Company; provided, however, that such Approval by a Developer’s Representative shall not be required if no Developer meets such requirements.

B. Termination of Purchase Rights. With respect to (i) a Developer who is a Defaulting Member, to suspend any right of such Developer to purchase all or any part of the Master Project, including, without limitation, any Offered Lot Groups or Commercial Parcels, and (ii) Tejon, if Tejon is a Defaulting Member, to suspend any right of Tejon to purchase any Commercial Parcels or the Adjacent Property hereunder, in each case, until such Defaulting Member cures such Event of Default.

C. Default Buy Out. With respect to any default under Section 15.1A (exclusive of any failure to make timely any Entitlement Stage Contribution), above, to exercise of the default buy out rights provided in Section 15.6, below, subject to Section 4.4E.

D. Suspension of Buy/Sell-Default Buyout. To suspend any buyout or buy/sell rights of a Member under Section 15.6 or 17, respectively, who is a Defaulting Member, until such Defaulting Member cures such Event of Default.

E. Other Rights and Remedies. Subject to the limitations provided in this Agreement, to exercise all other rights and remedies available to the Other Members and the Company at law or in equity.

15.3 Cumulative Remedies. Except as set forth in this Agreement, no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but rather each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

15.4 Litigation Without Termination. Subject to the alternative dispute resolution mechanisms set forth below in Section 18.3, any Member shall be entitled to maintain, on its own behalf or on behalf of the Company, any action or proceeding against any other Member or the Company (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement, except as set forth in Section 4.4E, above, notwithstanding the fact that any or all of the parties to such proceeding may then be Members in the Company, and without dissolving the Company as a limited liability company.

15.5 No Waiver. No waiver by a Member or the Company of any breach of or default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach or default shall be deemed to be a waiver of any breach or default of this Agreement, whether or not such Member or the Company knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

15.6 Default Buy Out.

A. Right To Purchase. After thirty (30) days have elapsed following the date of the Failure Notice, at any time during the pendency of an Event of Default for which this remedy may be utilized under Section 15.2, above, the Other Members shall have the right but not the duty to acquire the Defaulting Member’s Interest for an amount (the “Defaulting Member’s Price”) determined as hereinafter provided; provided, however, that no Member shall have any right to acquire the Defaulting Member’s Interest if (i) the Member that desires to acquire such Interest is in default under this Agreement, or (ii) the Event of Default of the Defaulting Member whose Interest may be acquired consists of a failure to contribute a cash Capital Contribution, pursuant to Section 4.3 and a Non-Contribution Loan has been timely made to such Member in the amount of such required Capital Contribution. The Defaulting Member’s Price shall be lesser of (i) ninety percent (90%) of the fair market value of the Defaulting Member’s Interest (“Interest Fair Market Value”) on the “Default Date of Value”

(defined below) as determined in accordance with Section 15.6B, or (ii) the outstanding Book Capital Account balance of such Defaulting Member (the “Interest Book Value”) as determined by the CPA on the Default Date of Value in accordance with generally accepted accounting principles consistently applied for the Company, which determination shall be final and binding on the Members (the “Interest Book Value Method”).

B. Calculation of Interest Fair Market Value. Unless the Defaulting Member and Other Members otherwise agree to the Interest Fair Market Value, the Interest Fair Market Value shall be determined by the appraisal method set forth herein. In determining the Interest Fair Market Value, both minority and lack of liquidity discounts shall be applied by the appraisers. The Interest Fair Market Value shall be determined as of the date (the “Default Date of Value”) that an Other Member gives the notice to the Defaulting Member under Section 15.6C.

C. Initiation of Purchase Right. Any Other Member (the “Electing Member(s)”) may initiate the right to purchase granted by this Section 15.6 by giving a written notice (“Default Buy Out Notice”) to such effect to the Defaulting Member and all Other Members within ninety (90) days from the date of the Event of Default giving rise to the exercise of the remedy provided in this Section 15.6. If more than one (1) Other Member desires to be an Electing Member, then such Other Member must make an election to become an Electing Member by delivering a Default Buy Out Notice within the earlier of (i) the foregoing ninety (90) day period, or (ii) ten (10) days following its receipt of a Default Buy Out Notice from another Electing Member. If there is more than one (1) Electing Member, then the Electing Members shall participate in the purchase of the Defaulting Member’s Interest under this Section 15.6 in accordance with their relative Percentage Interests (or in such other percentage as is agreed to by such Electing Members). As used herein, the term “Electing Member” shall mean individually and collectively each Electing Member delivering a Default Buy Out Notice in accordance with this Section 15.6C.

(1) Upon notice of such election to the Defaulting Member by any Electing Member of an election to initiate the right to purchase granted by this Section 15.6, the Defaulting Member and each Electing Member shall attempt to agree on the Interest Fair Market Value and each Electing Member shall request the CPA to compute the Interest Book Value.

(2) The establishment of the Defaulting Member’s Price by applying either the Interest Book Value Method or utilizing ninety percent (90%) rather than one hundred percent (100%) of the Interest Fair Market Value is not intended as a penalty but rather is intended as liquidated damages inasmuch as the actual damages to the Electing Members occasioned by the Event of Default of the Defaulting Member are and may be difficult if not impossible to ascertain and thus the application of book value and the ten percent (10%) reduction constitutes a good faith effort by the Members to estimate such damages. The Members agree that such estimate is reasonable.

D. Appraisal.

(1) Appointment of Appraisers.

(a) If the Electing Member(s) and the Defaulting Member have not agreed upon the Interest Fair Market Value within twenty (20) days following the delivery of the last Default Buy Out Notice by an Electing Member, then the Electing Member(s), on the one hand, and the Defaulting Member, on the other, shall each, within ten (10) days after such twenty (20) day period, appoint in writing an appraiser meeting the qualifications set forth in Section 14.5C and also having at least five (5) years of experience appraising real estate development companies. If one (1) party has appointed an appraiser hereunder, and the other party fails to appoint an appraiser hereunder within ten (10) days of the first party’s written request to do so, then the Interest Fair Market Value will be established by the determination acting alone of the appraiser appointed by such first party, and such other party hereby consents to the same. The appraiser or appraisers appointed under this Section 15.6D(1)(a) shall be instructed to complete their appraisals within thirty (30) days of their appointments, and to appraise only the Interest Fair Market Value as of the date of the last Default Buy Out Notice delivered by an Electing Member.

(b) If two (2) appraisers are appointed pursuant to Section 15.6D(1)(a), then the two (2) appraisers so appointed shall conduct independent appraisals and meet within thirty (30) days after their appointment to attempt to agree upon the Interest Fair Market Value. If they are unable to agree upon such Interest Fair Market Value within said thirty (30) day period, then they shall appoint a third appraiser who meets the qualifications set forth above. If they fail to appoint a third appraiser within seven (7) days after such thirty (30) day period, then either the Electing Member(s) or the Defaulting Member, on behalf of both, may request such appointment by the president or executive secretary of the Southern California chapter of the MAI. The third appraiser shall be instructed to complete an appraisal within twenty (20) days from his appointment. Within five (5) days after completion of the third appraiser’s appraisal, all three (3) appraisers shall meet and a majority of the appraisers shall attempt to determine the Interest Fair Market Value for purposes of this Section 15.6. If a majority are unable to determine the Interest Fair Market Value at such meeting, then the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Interest Fair Market Value. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, then any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such fair market value. If both the lower appraisal and higher appraisal are disregarded as provided herein, then the middle appraisal shall be such fair market value. Any Interest Fair Market Value determined in accordance with Section 15.6D shall be final and binding upon all of the Members. The Defaulting Member shall pay all of the fees and costs of the appraisers and CPA or, at the election of the Electing Member(s), the same may be subtracted from the amount payable to the Defaulting Member for its Interest.

(c) The Electing Members may elect to waive the foregoing appraisal provisions set forth in this Section 15.6D by unanimously agreeing to pay the Interest Book Value for the Defaulting Member’s Interest.

(2) Determination of Purchase Price.

(a) Once the Defaulting Member’s Price based on the Interest Fair Market Value is determined in accordance with this Section 15.6D, the lesser of the Interest Fair Market Value and the Interest Book Value shall be the Defaulting Member’s Price which the Electing Members may pay to purchase the Defaulting Member’s Interest in accordance herewith.

(b) The Members hereby agree that the CPA shall have no liability to any Member for its determination of the Defaulting Member’s Price, unless in making such determination, the CPA has committed gross negligence or engaged in willful misconduct. In connection therewith, each Member hereby indemnifies and holds harmless the CPA from any liabilities, damages, costs or expenses (including, without limitation, actual attorneys fees) arising from any claim asserted by such Member against the CPA in connection with making the determination required by this Section 15.6D, provided that the CPA has not committed gross negligence or engaged in willful misconduct.

E. Electing Member’s Election. Each Electing Member shall have thirty (30) days after the determination of the Defaulting Member’s Price to elect whether or not to purchase the Defaulting Member’s Interest (or its proportionate share thereof based on its Percentage Interest with the other Electing Members). If such Electing Member elects not to purchase or makes no election, then the Electing Member shall have no purchase obligations pursuant to this Section 15.6 and the remaining Electing Members, if any, making the election under this Section 15.6E to purchase the Defaulting Member’s Interest shall do so prorata in accordance with their relative Percentage Interests (or in such other percentages as is agreed to by such Electing Members). If an Electing Member desires to purchase, then such Electing Member shall give a written notice to the Defaulting Member of its election to purchase within such thirty (30) day election period (the “Final Election Notice”). The closing of the purchase of the Defaulting Member’s Interest by those Electing Members delivering the Final Election Notice shall take place at the principal place of business of the Company and shall occur on or before the date (the “Closing Date”), which is thirty (30) days after the delivery of the last Final Election Notice delivered by an Electing Member. Upon the closing, the Defaulting Member whose Interest is purchased by the Electing Member(s) shall have no further rights or remedies hereunder, except for the rights to indemnification set forth in Section 16.1, below, with respect to any events occurring on or prior to the date of such closing. The closing shall occur in accordance with and subject to the following:

(1) The amount due to be paid to the Defaulting Member for its Interest in connection with a purchase pursuant to this Section 15.6 shall be paid by a confirmed wire transfer of readily available funds in full at the time of closing. If the Defaulting Member has previously failed to contribute a cash Capital Contribution pursuant to Section 4.3 and a Non-Contribution Loan was made in connection with such failure (i.e., a previous Non-Contribution Loan arising out of a failure which is not the basis of the current invocation of this Section 15.6), then all amounts due to be paid to the Defaulting Member for its Interest shall be applied to pay all unpaid Non-Contributions Loans to such Member (and any interest accrued on the same in accordance with the Default Interest Rate). Only then shall any difference between such unpaid obligations and the amount due the Defaulting Member for its interest be paid to such Defaulting Member. If an Electing Member has failed to make a cash Capital Contribution pursuant to Section 4.3 and a Non-Contribution Loan was made in connection with such failure, then such Electing Member must repay any such Non-Contribution Loans (and any interest accrued on the same in accordance with the Default Interest Rate) prior to purchasing the Interest of the Defaulting Member.

(2) The Defaulting Member and Electing Member(s) shall meet and exchange documents and pay any amounts due, and otherwise do all things necessary to conclude the transaction set forth herein at the closing of such purchase (the “Closing”). The Closing shall occur at the office of the Company at 1:00 p.m. on the Closing Date unless that day is a national or state holiday or weekend and, in that event, on the next business day. At the Closing, the Defaulting Member (the “Selling Member”) shall deliver to the Electing Members who delivered the Final Election Notice (the “Purchasing Member(s)”) a duly executed assignment of its Interest, cash for the full amount, if any, which the Selling Member is required to pay hereunder, and shall also, upon the request of any Purchasing Member, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and Company records as such Purchasing Member determines are necessary or desirable to conclude the Closing and to transfer ownership, title and control of the assigned interest (including but not limited to execution, in recordable form, of an amended certificate of the Company) and to otherwise assist such Purchasing Member in connection with the development, use, sale, rental or disposal of the Master Project. Each Purchasing Member shall deliver to the Selling Member any other documents reasonably necessary from the Purchasing Member to conclude the Closing. The Selling Member shall transfer its Interest free of all liens or encumbrances.

F. Designee; Financing. Notwithstanding anything in this Agreement to the contrary (but subject to the terms of Section 12.1), the Electing Members shall be entitled to unanimously designate any third party to be the transferee of the Defaulting Member’s Interest or obtain financing from any third party with respect to such purchase, provided that the foregoing shall not delay any transaction described in this Section 15.6.

16. INDEMNIFICATION.

16.1 Breach. Each Member hereby agrees to indemnify, defend, protect and hold harmless the other Members, Representatives and the Company (and (i) their respective Affiliates, (ii) their direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners, and (iii) the direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners of their Affiliates) from and against (a) all Claims which may arise as a result of any act or omission that constitutes gross negligence or willful misconduct on the part of the indemnifying Member or its Representative, and (b) all Claims resulting from any material breach of this Agreement by a Member, subject to the limitations set forth in Section 4.3E, above (in the case of Tejon). Such indemnity shall survive the termination or expiration of the Term of the Company, the sale of all of the assets of the Company and the transfer or sale of the Interest of the indemnifying Member.

16.2 Conduct of Company. No Member, Representative or officer (or (i) their respective Affiliates, (ii) their direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners, and (iii) the direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners of their Affiliates) (collectively, the “Indemnified Parties” and each an “Indemnified Party”), shall be liable to the Company or to any other Indemnified Party for any act performed, or omitted to be performed, by it in the conduct of its duties in connection with the Company if such act or omission is reasonably believed by such Person to be within the scope of the authority of such Person under this Agreement, is performed or omitted in good faith and without gross negligence or willful misconduct on the part of such Person, and does not otherwise constitute a material breach of this Agreement, subject to the limitations set forth in Section 4.3E, above (in the case of Tejon). The Company shall defend, indemnify and save harmless each Indemnified Party from any Claim sustained by any such Indemnified Party by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct in the conduct of its duties within the scope of its authority expressly conferred by the Original LLC Agreement, the First Amended and Restated LLC Agreement (as amended) and/or this Agreement, provided that such act does not constitute a material breach of the Original LLC Agreement, the First Amended and Restated LLC Agreement (as amended) and/or this Agreement. The Company’s duty to defend each of the Indemnified Parties shall become effective immediately following the assertion of a Claim against an Indemnified Party; provided, however, that the Company shall not reimburse the attorneys’ fees or costs incurred by any Indemnified Party in any cause of action or proceeding commenced by a Member or the Company against such Indemnified Party, unless and until a final determination is made in such action or proceeding that the Indemnified Party is entitled to indemnification under this Section 16.2. Such indemnity shall not be construed to limit or diminish the coverage of any Member or Representative under any insurance obtained by the Company. Payment shall not be a condition precedent to any indemnification provided in this Agreement.

16.3 General Indemnity Provisions. Each indemnity provided for under this Agreement shall be subject to the following provisions:

A. Coverage. The indemnity shall cover the costs and expenses of the Indemnified Party, including reasonable attorneys’ fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

B. Notice. The Indemnified Party shall notify the indemnitor of any Claim against the Indemnified Party covered by the indemnity within forty-five (45) days after the Indemnified Party has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the Indemnified Party under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the Indemnified Party against such liability upon learning of the same, then the Indemnified Party may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by the Indemnified Party in effecting such settlement.

17. BUY/SELL.

17.1 Generally. At any time following the commencement of the Development Stage, if the Executive Committee is unable to reach a decision on a matter which is material to the Master Project including, without limitation, the financing, refinancing, sale, exchange, or other disposition of the Master Project (an “Executive Committee Deadlock”), and (i) such Executive Committee Deadlock was caused by all of the Representatives of Developers who are Members at such time (the “Developer Lot”) unanimously agreeing upon a specific course of action or decision and the Representatives of Tejon refusing to Approve such course of action or decision (a “Tejon/Developer Lot Deadlock”), and (ii) such Tejon/Developer Lot Deadlock nonetheless continues to exist after at least thirty (30) days of good-faith negotiations (the “Thirty Day Good Faith Negotiation Period”) between Tejon and the Developer Lot above (which period shall commence upon the delivery of written notice by either the Developer Lot to Tejon or Tejon to the Developer Lot of the same following a Tejon/Developer Lot Deadlock), either Tejon or the Developer Lot (the “Initiating Entity”) may give written notice (the “Offering Notice”) to the other (the “Responding Entity”) of its intent to rely on this Section 17 and to purchase all, but not less than all, of the Responding Entity’s Interest; provided, however, that the Offering Notice must be delivered within thirty (30) days following the expiration of the Thirty Day Good Faith Negotiation Period. The Initiating Entity shall specify in its Offering Notice the all-cash purchase price (“Purchase Price”) at which the Initiating Entity would be willing to purchase all of the assets of the Company as of the date the Offering Notice is given (“Date of Value”) and the amount (“Liquidating Distribution Amount”) that each Member would have been entitled to receive hereunder if the Company had sold the Company assets to a third party for the Purchase Price on the Date of Value and liquidated the Company. For the purposes of establishing the Liquidating Distribution Amount, the liabilities of the Company shall be limited to known non-contingent liabilities and shall not include reserves or prepayment penalties with respect to any Third Party Financing.

17.2 Response of Responding Entity. Upon receipt of the Offering Notice, the Responding Entity shall then be obligated either:

A. To sell to the Initiating Entity its Interest at a price equal to the amount the Responding Entity would have been entitled to receive hereunder if the Company had sold the Company assets to a third party for the Purchase Price on the Date of Value and liquidated the Company; or

B. To purchase the Interest of the Initiating Entity at a price equal to the amount the Initiating Entity would have been entitled to receive hereunder if the Company had sold the Company assets for the Purchase Price to a third party on the Date of Value and liquidated the Company.

17.3 Timing of Response. The Responding Entity shall notify the Initiating Entity in writing (the “Response Notice”) of its election under Section 17.2, above, within ninety (90) days of its receipt of the Offering Notice. Failure to give written notice electing to purchase the Initiating Entity’s Interest within the required time period shall be deemed an election of the Responding Entity to sell its entire Interest to the Initiating Entity. For purposes of this Section 17, the term “Purchasing Entity” shall mean either Tejon or the Developer Lot, as applicable, which is obligated to purchase the other’s Interest pursuant to this Section 17 (whether such entity is the Initiating Entity or the Responding Entity) and the term “Selling Entity” shall mean either Tejon or the Developer Lot, as applicable, which is obligated to sell its Interest to the Purchasing Entity. Any Offering Notice or Response Notice delivered by one (1) or more of the Developers which notice is not on behalf of all of the Developers who are then Members of the Company shall be void and shall have no effect.

17.4 Buy/Sell Closing. Tejon and the Developer Lot shall meet and exchange documents and pay any amounts due, and otherwise do all things reasonably necessary to consummate the transaction set forth herein at the closing of such purchase (the “Buy/Sell Closing”). The Buy/Sell Closing shall occur at the office of Tejon’s legal counsel at 1:00 p.m., on the first Wednesday after the sixtieth (60th) day after the delivery of the Response Notice unless that day is a national or state holiday and, in that event, on the next business day. At the Buy/Sell Closing, the Selling Entity shall deliver to the Purchasing Entity a duly executed assignment of its Interest and shall also, upon the request of the Purchasing Entity, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and Company records as are reasonably necessary to conclude the Buy/Sell Closing and to transfer ownership, title and control of the Company assets to the extent necessary (including but not limited to execution, in recordable form, of an amended Certificate and/or cancellation of Certificate). Subject to Section 17.6, below, the Purchasing Entity shall deliver to the Selling Entity cash for the full amount of the consideration, if any, for such Interest, and shall deliver any other documents reasonably necessary from the Purchasing Entity to conclude the Buy/Sell Closing. The Selling Entity shall transfer its Interest free of all liens or encumbrances. Further, on the Buy/Sell Closing, the Selling Entity and/or its Affiliates shall be released from its liability under any third party loans to the Company (including under any guaranty, indemnity or credit enhancement related thereto). If a Company creditor refuses to so release the Selling Entity and/or its Affiliates, the Purchasing Entity shall indemnify the Selling Entity and/or its Affiliates from liability under such loans. The obligations hereunder of the Developer Lot (including, without limitation, any indemnification by the Developer Lot) shall be joint and several among all of the Developers. If the Developer Lot is the Purchasing Entity, the Developers shall pay for and obtain ownership of Tejon’s Interest pursuant to this Section 17.4 in accordance with their Percentage Interests, or as otherwise determined by the Developers.

17.5 Failure to Close. If the Purchasing Entity fails to close as aforesaid, the same shall be deemed an Event of Default hereunder by the Purchasing Entity within the meaning of Section 15.1D. In addition to any other remedies available under this Agreement by reason thereof, the Selling Entity shall have the right, exercisable by written notice to the Purchasing Entity given within thirty (30) days of the date set for the Buy/Sell Closing, to purchase the Interest of the Purchasing Entity. If the Selling Entity exercises such option, the Purchase Price shall be ninety percent (90%) of the Purchase Price then established by the Offering Notice previously given pursuant to Section 17.1.

17.6 Limitations on Right to Deliver Offering Notice. Notwithstanding anything contained in this Agreement to the contrary, no Initiating Entity may deliver an Offering Notice to a Responding Entity if such Initiating Entity is in default under this Agreement, which in the case of the Developer Lot, shall mean any one (1) of the Developers. If the Purchasing Entity (or any of the Developers, if the Purchasing Entity is the Developer Lot) has failed to make a cash

Capital Contribution pursuant to Section 4.3 and a Non-Contribution Loan was made in connection with such failure, then such Purchasing Entity (or such individual Developers, if the Purchasing Entity is the Developer Lot) must repay any such Non-Contribution Loans (and any interest accrued on the same in accordance with the Default Interest Rate) prior to purchasing the Interest of the Selling Entity. If the Selling Entity (or any of the Developers, if the Selling Entity is the Developer Lot) has failed to make a cash Capital Contribution pursuant to Section 4.3 and a Non-Contribution Loan was made in connection with such failure, then the proceeds from the sale of such Selling Entity’s Interest must first be used to first repay any Non-Contribution Loans (and any interest accrued on the same in accordance with the Default Interest Rate). Only then shall any difference between such unpaid obligations and the amount due the Selling Entity for its Interest be paid to such Selling Entity.

18. MISCELLANEOUS.

18.1 Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be deemed received and effective upon personal delivery to the party to whom the notice is directed or, if sent by reputable overnight delivery service, upon one (1) business day after delivery to the delivery service, or if sent by telecopy, upon electronic verification of receipt by the sending machine (provided a copy of such notice is sent the next business day in any of the additional means listed in this Section 18.1), or if sent by mail, three (3) business days following its deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the applicable party at the addresses set forth below:

To Tejon:	Tejon Ranchcorp
P.O. Box 1000
4436 Lebec Road
Lebec, California 93243
Facsimile: (661) 248-3100
Attention: Mr. Robert Stine

with a copy to:	Tejon Ranchcorp
P.O. Box 1000
4436 Lebec Road
Lebec, California 93243
Facsimile: (661) 248-3100
Attention: Teri A. Bjorn, Esq.

with a copy to:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067-3284
Facsimile: (310) 277-7889
Attention: Mathew A. Wyman, Esq.

To Standard Pacific:	Standard Pacific Corp.
26 Technology Drive
Irvine, California 92618
Facsimile: (949) 789-3349
Attention: Ted McKibbin

with a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California 92614-7321
Facsimile: (949) 553-8364
Attention: Paul D. O’Connor, Esq.

To SPIC:	Standard Pacific Investment Corp.
26 Technology Drive
Irvine, California 92618
Facsimile: (949) 789-3349
Attention: General Counsel

To Lewis:	Lewis Investment Company, LLC
1156 N. Mountain Avenue
Upland, California 91785-0670
Facsimile: (909) 981-9799
Attention: Mr. John M. Goodman

with a copy to:	Lewis Operating Corporation
1156 N. Mountain Avenue
Upland, California 91785-0670
Facsimile: (909) 981-9799
Attention: General Counsel

To Pardee:	Pardee Homes
10880 Wilshire Blvd., Suite 1900
Los Angeles, California 90024
Facsimile: (310) 446-1295
Attention: Mr. Michael V. McGee

with a copy to:	Pardee Homes
10880 Wilshire Blvd., Suite 1900
Los Angeles, California 90024
Facsimile: (310) 446-1295
Attention: General Counsel

18.2 Entire Agreement. The parties intend this paragraph to be a conclusive recital of fact pursuant to Section 622 of the California Evidence Code. This Agreement, together with the exhibits hereto, now contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, communications and/or understandings with respect to the subject matter hereof, whether oral or written, including, without limitation, that Letter of Intent for Tejon Ranch dated June 11, 1999, as amended, the

Original LLC Agreement, the First Amended and Restated LLC Agreement and the 2008 Amendment. This Agreement is intended to be a final expression of the agreement of the parties and is an integrated agreement within the meaning of Section 1856 of the California Code of Civil Procedure (the Parol Evidence Rule). Prior drafts or versions of this Agreement have no relevance in interpreting its meaning. There are no contemporaneous separate written or oral agreements between the parties in any way related to the subject matter of this Agreement. No subsequent agreement, representation or promise made by either party hereto, or by or to any employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

18.3 Dispute Resolution. Notwithstanding anything to the contrary set forth in this Agreement (other than an action for specific performance commenced pursuant to Section 4.3E, which action may be commenced either with the Superior Court of the State of California in and for Los Angeles County, and the associated federal and appellate courts, or pursuant to this Section 18.3, as elected by the party commencing any such action), in the event of a Claim by a Member against the Company and/or any other Member(s) arising out of or otherwise relating to this Agreement, then such involved Members shall promptly and in good faith attempt to resolve such Claim by mutual agreement. In the event the Members are unable to resolve such Claim by mutual agreement, the matter shall be settled exclusively by a binding arbitration (“Arbitration”), conducted by a single arbitrator (the “Arbitrator”) chosen by the parties as described below. Any party may initiate the Arbitration by written notice to the other party(ies) and to the Arbitration Tribunal.

The date on which the notice is given is called the “Arbitration Initiation Date.” The fees and expenses of the Arbitration Tribunal and the Arbitrator shall be shared equally by the Members participating in such Arbitration, in proportion to such Members’ respective Percentage Interests, and advanced by them from time to time as required; provided, however, that at the conclusion of the Arbitration, the Arbitrator may award costs and expenses (including the costs of the Arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party.

Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure or their successor sections (“CCP”), except that Section 1283.05 (discovery) shall not apply, and shall constitute the exclusive remedy for the determination of any Claim, including whether the Claim is subject to arbitration. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The “Arbitration Tribunal” shall be the Los Angeles Office of JAMS/ENDISPUTE (“JAMS”), unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the Los Angeles Office of the American Arbitration Association (“AAA”).

The Arbitrator shall be a retired judge or other arbitrator employed by JAMS selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Arbitration Initiation Date, then the Arbitrator shall be selected from the Large and Complex Case Project (“LCCP”) panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on an Arbitrator within sixty (60) days after the Arbitration Initiation Date, the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows. In all events, the Arbitrator must have had not less than fifteen (15) years experience as a practitioner or arbitrator of complex business transactions. If for any reason the AAA does not so act, any party to the dispute may apply to the Superior Court in and for Los Angeles County, California, for the appointment of a single arbitrator.

No pre-arbitration discovery shall be permitted, except that the Arbitrator shall have the power in his or her sole discretion, on application by any Member, to order pre-arbitration examination solely of those witnesses and documents that the other party intends to introduce as its case-in-chief at the arbitration hearing. Prior to the commencement of arbitration hearings, the Arbitrator shall have the power, in his or her discretion, upon any Member’s motion but not the Arbitrator’s own initiative, to order the parties to engage in pre-arbitration mediation for a period not exceeding thirty (30) days before a mediator mutually acceptable to the parties.

The Arbitrator shall try any and all issues of law or fact and be prepared to make the award within ninety (90) days after the close of evidence in the Arbitration. When prepared to make the award, the Arbitrator shall first so inform the parties, who shall have ten (10) days to attempt to resolve the matter by a binding agreement between them. If the parties so resolve the matter, the Arbitrator shall not make any award. If the parties do not so resolve the matter, the Arbitrator shall make the award on the eleventh day following his notice of being prepared to make the award. The Arbitrator’s award shall dispose of all of the claims that are the subject of the Arbitration and shall follow Delaware law and precedent, and shall be a reasoned opinion. The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter binding equitable orders. The award rendered by the Arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

18.4 Governing Law; Choice of Forum.

A. Subject to Section 18.3, above, this Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without reference to the rules regarding conflict or choice of laws of such State.

B. The Members each acknowledge and agree that, subject to Section 18.3 above, the Superior Court of the State of California in and for Los Angeles County, and the associated federal and appellate courts, shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding this Agreement or any portion thereof.

18.5 Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, successors and assigns, and no party hereto shall be permitted to delegate its duties or responsibilities.

18.6 Captions. Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.

18.7 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

18.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same document. Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto but having attached to it one (1) or more additional signature pages.

18.9 Further Assurances. Each Member covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be requested by the Executive Committee required by any such Member in order to carry out and effectuate fully the transactions herein contemplated in accordance with this Agreement.

18.10 Relationship of Parties. The relationships between the Members under this Agreement shall be that of a limited liability company for the sole and limited purpose of carrying on the business of the Company. Nothing herein shall be deemed to create a limited liability company between the Members for the carrying on of business outside the scope of this Agreement, nor shall any Member have the ability to act as agent for any other Member.

18.11 No Partition. No Member shall have the right to partition any property of the Company during the term of the Company, nor shall any Member make application to any court or authority having jurisdiction in the matter or commence or prosecute any action or proceeding for partition and the sale thereof, and upon any breach of the provisions of this Section by a Member, any other Member, in addition to all rights and remedies at law and in equity it may have or claim, shall be entitled to a decree or other restraining order enjoining such application, action or proceeding.

18.12 No Third Party Rights. Except as expressly provided herein or in the Act, this Agreement is for the sole benefit of the Members and their respective permitted successors and assignees, and shall not confer, nor shall it be construed as conferring, directly, indirectly, contingently or otherwise, any rights or benefits on any person or party other than the Members and their permitted successors and assignees. Without limiting the generality of the foregoing, as to any third party, a deficit Book Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

18.13 Survival. The indemnifications provided herein and any other provisions hereof which state that they expressly survive the term or the termination hereof shall survive the termination or expiration of this Agreement.

18.14 Usury. If any rate of interest or other charge payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable laws, then the applicable rate of interest shall be the maximum rate permitted by applicable laws.

18.15 Attorneys’ Fees; Waiver of Jury Trial.

A. Attorneys’ Fees. In the event of any litigation or arbitration between the Members to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys’ fees as determined by the judge or arbitrator. For the purpose of this Agreement, the term “Attorneys’ Fees” shall mean the fees and expenses of counsels to the Members, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such term shall also include all such fees and expenses incurred with respect to appeals, arbitrations, reference out and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

B. Waiver of Jury Trial. To the maximum extent allowed by law, the Members hereby waive trial by jury in any action, proceeding or counterclaim brought by any of the Members against another in connection with any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of the Members or any claim of injury or damage relating to any of the foregoing, or the enforcement of any remedy under any statute with respect thereto.

18.16 Time of the Essence. Time is of the essence of this Agreement.

18.17 Certain Terminology.

A. Include. Whenever the words “including,” “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words “but [is] not limited to” immediately followed the same.

B. Section. Except as otherwise indicated herein, all Section references in this Agreement shall be deemed to refer to the corresponding Sections of this Agreement.

C. Here. Variations of the word “here,” such as hereof, hereto, herein shall mean references to this entire Agreement, not to any particular Section or paragraph unless the context clearly indicates otherwise.

18.18 Construction. The Members have each been represented by counsel of their respective choice in connection with this Agreement, the terms of which have been fully and fairly negotiated. The language in all parts of this Agreement shall in all cases be construed simply according to the fair meaning thereof and not strictly against the party which drafted such language.

18.19 Good Faith and Fair Dealing. The Members, the Representatives and the Alternates all hereby covenant to act in good faith and in accordance with fair dealing with respect to this Agreement and the Company during the Term of the Company.

19. SPECIAL PROVISIONS RELATING TO STANDARD PACIFIC AND SPIC.

19.1 Revised Percentage Interests. Nothing contained in this Article 19 shall revise or modify the Percentage Interests of Tejon, Lewis and Pardee in the Company. Subject to the terms of the Agreement, the Percentage Interests of Standard Pacific and SPIC existing from time to time shall be determined by this Section 19.1. Standard Pacific’s Original Percentage Interest in the Company (the “SP Original Interest”) was equal to 16.666666%. Standard Pacific and SPIC have divided the SP Original Interest such that each shall have a percentage of the SP Original Interest equal to that portion of the Capital Contributions made by each such Member as compared to the total Capital Contributions made by both Standard Pacific and SPIC through the date of determination. The Percentage Interests of Standard Pacific and SPIC shall be determined without regard to any Available Cash or liquidation proceeds that are hereafter distributed to such Members. Each of Standard Pacific’s and SPIC’s Percentage Interest at any given time shall be expressed by the following formulas, each subject to the dilution provisions of Section 4.4A above:

Standard Pacific:	Percentage Interest =	X × 16.666666% (X+Y)
SPIC:	Percentage Interest =	Y×16.666666% (X+Y)

In the foregoing formula, X equals the total aggregate Capital Contributions made through the date of calculation by Standard Pacific, and Y equals the total aggregate Capital Contributions made through the date of calculation by SPIC. The relative Percentage Interests of Standard Pacific and SPIC shall be determined periodically at such times as are required under the Agreement, including, without limitation, for purposes of determining the distributions of Available Cash and liquidation proceeds and the allocation of Profits and Losses. Such determination shall in any event be made on the last day of each fiscal year for purposes of determining the amount of any Profits, Losses or other tax items to be allocated to Standard Pacific and/or SPIC. At the request of the Executive Committee, Standard Pacific will perform a calculation of the relative Percentage Interests of Standard Pacific and SPIC and provide such information to the Executive Committee for its use in connection with making distributions, or preparing financial statements or tax returns. Exhibit “B” shall be deemed modified to reflect the revision of the Percentage Interest of Standard Pacific and SPIC as provided above from time to time, without the need for any additional written amendments to the Agreement.

19.2 Book Capital Accounts. Tejon, Lewis and Pardee’s Book Capital Accounts shall not be reduced or modified as a result of this Article 19. Standard Pacific’s Book Capital Account shall not be reduced or modified as a result of this Article 19 or any reduction of its Percentage Interest set forth in Section 19.1 above, and Standard Pacific’s Book Capital Account shall continue to be maintained in accordance with the provisions of the this Agreement. The Company shall maintain a Book Capital Account for SPIC in accordance with the requirements of this Agreement.

19.3 Additional Capital Contributions. The obligations of Standard Pacific to make Capital Contributions to the Company as and when required pursuant to the Agreement are not in any way reduced, diminished or otherwise modified as a result of the reduction of Standard Pacific’s Percentage Interest upon the 2008 Amendment, the admission of SPIC as a member of the Company or any other matter described in this Article 19 (collectively, the “SP Transaction”). SPIC shall have the right, but not the obligation, to make (on or before the applicable due date) any or all future Capital Contributions required to be made by Standard Pacific under the Agreement (and to the extent SPIC does not exercise such right, Standard Pacific shall have the continuing obligation to fund such Capital Contributions). To the extent any Capital Contributions are made by SPIC on behalf of Standard Pacific, such Capital Contributions shall satisfy the obligation of Standard Pacific under the Agreement with respect thereto. Any Capital Contributions made by SPIC on behalf of Standard Pacific shall be credited to SPIC’s Book Capital Account (and not to Standard Pacific’s Book Capital Account).

Notwithstanding any other provision of the Agreement, (i) SPIC shall not be obligated to make any Capital Contributions to the Company, and (ii) the rights and remedies available to the Members under the Agreement shall not in any way be reduced, diminished or otherwise modified as a result of the SP Transaction. Without limiting the generality of the foregoing, if Standard Pacific fails to make timely any required Capital Contribution (that is not timely funded by SPIC), then the Members (other than SPIC) may exercise all of the rights and remedies set forth in Section 4.4 with respect to Standard Pacific and SPIC including, without limitation, (A) intercepting any distributions of Available Cash that would otherwise be made to Standard Pacific or SPIC in repayment of any Non-Contribution Loan made to Standard Pacific, (B) obtaining a security interest in the interests of Standard Pacific and SPIC in the Company to secure the repayment of any Non-Contribution Loan made to Standard Pacific, and (C) diluting the Percentage Interests of both Standard Pacific and SPIC pursuant to Section 4.4A(1).

19.4 Distributions. Nothing contained in this Article 19 shall modify or affect the amount or order of priority of any distributions to be made by the Company to Tejon, Lewis or Pardee. Without limiting the generality of the foregoing, for purposes of determining the amount of Available Cash to be distributed to the Members under Sections 6.1C through 6.1G, any Capital Contributions made by SPIC under this Article 19 shall be deemed to have been made by Standard Pacific. Notwithstanding anything to the contrary stated in the this Agreement (but subject to the terms of this Article 19), all distributions of Available Cash which Standard Pacific and/or SPIC would be entitled to receive under the terms of Article 6, shall be distributed to Standard Pacific and SPIC in the following order of priority:

A. First, 100% to SPIC for the return of its Capital Contributions until all of SPIC’s Capital Contributions have been returned;

B. Second, 100% to SPIC until SPIC has been paid the SPIC Preferred Return (defined below);

C. Third, 100% to Standard Pacific for the return of its Capital Contributions until all of its Capital Contributions have been returned; and

D. Fourth, to Standard Pacific and SPIC pro rata in the proportion that their respective Percentage Interests bear to one another.

As used herein, the “SPIC Preferred Return” shall mean a sum equal to 10% per annum, determined on the basis of a 365- or 366-day year, as the case may be, for the actual number of days in the period for which the SPIC Preferred Return is being determined, cumulative (but not compounded) to the extent not distributed in any given fiscal year pursuant to Section 19.4A above, of the average daily balance of the unreturned Capital Contributions of SPIC, from time to time during the period to which the SPIC Preferred Return relates, commencing on January 26, 2009.

19.5 Voting Rights and Interests. SPIC shall not have the right to appoint any Representative to the Executive Committee or to otherwise vote or participate in the management of the Company. Standard Pacific shall have the right to make any and all decisions on its own behalf and on behalf of SPIC that relate to the Company and the other Members shall be entitled to rely on any decision of Standard Pacific without any inquiry to SPIC. The Members hereby acknowledge and agree that (i) any and all decisions, acceptances, elections, notices, communications, rejections and other actions taken by Standard Pacific and/or its Representative shall be binding on both of Standard Pacific and SPIC for all purposes with respect to any matter relating to the Company and/or the Agreement (regardless of whether SPIC opposes or disapproves of any such matter) and each Member shall be entitled to look to and rely upon Standard Pacific and/or its Representative to bind SPIC (without any inquiry of any other person or entity), (ii) SPIC shall have no right, power or authority to act for or bind the Company, to participate in the management of the Company, or to vote on and/or approve or otherwise take any action with respect to any matter affecting the Company, (iii) SPIC shall have no right, power or authority to exercise any rights or remedies available under the Agreement (other than the right to make Capital Contributions on behalf of Standard Pacific and to receive distributions of Available Cash and liquidating proceeds and allocations of Profits, Losses and other tax items that would otherwise be made to Standard Pacific), and (iv) the Members shall not be required to deliver any notices, reports or other communications to SPIC and SPIC shall have no right to participate in any meetings of the Company. In furtherance of the foregoing, SPIC hereby agrees to act jointly, consistently and in an identical manner with Standard Pacific with respect to any and all decisions, actions, acceptances, elections, notices, communications, rejections and all other matters affecting or relating to the Agreement and the Company.

19.6 Breach of the Agreement: Remedies. Any default or breach by Standard Pacific and/or SPIC of the Agreement shall be deemed to be a default or breach by both of Standard Pacific and SPIC. Following any such default or breach, the Members may exercise the same rights and remedies against both Standard Pacific and SPIC that can be exercised against Standard Pacific under this Agreement. Without limiting the generality of the foregoing, upon any breach or default by Standard Pacific and/or SPIC under the Agreement, both Standard Pacific and SPIC shall be deemed to be a Defaulting Member and the other Members shall have the right to exercise all of the rights and remedies available under Section 15 against both Standard Pacific and SPIC.

19.7 Property Purchase Rights. All rights of Standard Pacific to purchase property from the Company pursuant to Section 10 shall be unmodified by this Article 19 and shall remain with Standard Pacific. SPIC shall not, by reason of its membership in the Company, or ownership of an interest in the Company have any rights to purchase property from the Company under the Agreement. Notwithstanding the foregoing, Standard Pacific shall have the right to allow SPIC in its sole discretion to participate in the purchase of any such property, provided any such participation shall not reduce or eliminate the liability of Standard Pacific under the Agreement and SPIC shall be required to assume all duties and obligations of Standard Pacific relating to the purchase of any such property.

19.8 Buy/Sell Rights and Default Buy Out Rights. Without limiting the generality of Section 19.5, any election rights of Standard Pacific under any default buyout or buy/sell provisions as set forth in Sections 13.1B, 15.6 and 17, respectively, of this Agreement shall be exercised solely by Standard Pacific. If Standard Pacific exercises its right to purchase the Interest of any other Member under the Agreement, then Standard Pacific may allocate all or a portion of such purchased Interest and the funding of the purchase price between Standard Pacific and SPIC with the approval of the other Members (which approval shall not be unreasonably withheld). The total share of Interests which Standard Pacific would have the right to purchase under this Agreement if SPIC had not been added as a Member will not be increased or otherwise modified as a result of the addition of SPIC as a member of the Company, and Standard Pacific shall continue to have the same rights under the Agreement as if SPIC were not a Member. Notwithstanding the foregoing, in no event shall the rights of any other Member (that is not selling its Interest to Standard Pacific and/or SPIC) be reduced or diminished as a result of any purchase by SPIC of any Interest in the Company.

If Tejon, Lewis and/or Pardee are the buyers under Sections 15.6 and 17 of the Agreement, then (i) Tejon, Lewis and/or Pardee shall purchase the Interests of both Standard Pacific and SPIC, and (ii) Standard Pacific and SPIC shall be required to sell their entire interests in the Company to such buyer(s); provided that, in such event, the purchase price will be reasonably allocated between Standard Pacific and SPIC by mutual agreement between them. Except as provided herein, no other Member’s rights or obligations with respect to the default buyout or buy/sell rights shall be affected or modified by this Article 19.

19.9 Transfers by Standard Pacific and SPIC. The Transfer by Standard Pacific or SPIC of any portion of such Member’s Interest shall require the unanimous written approval of the Members pursuant to Section 12.1A of this Agreement. The Transfer by Standard Pacific or SPIC of any portion of such Member’s Interest shall only be permitted if the transferee of such Interest also concurrently acquires the Interest of the other of Standard Pacific or SPIC, as the case may be.

19.10 Withdrawal of Standard Pacific. If Standard Pacific exercises its right to withdraw as a member of the Company pursuant to Section 13 of this Agreement, then both Standard Pacific and SPIC shall both be required to withdraw as members of the Company. Except as set forth in this Section 19.10, SPIC shall not have any right to withdraw as a member of the Company pursuant to Section 13.1 of this Agreement (or otherwise).

19.11 No Modification of Standard Pacific’s Duties or Obligations. Except as expressly set forth in this Article 19, the duties and obligations of Standard Pacific are as otherwise set forth in this Agreement.

19.12 Joint and Several Liability. Standard Pacific and SPIC shall be jointly and severally liable for any breach by Standard Pacific or SPIC under the Agreement. The liability of SPIC for any breach by Standard Pacific of the Agreement is expressly limited to SPIC’s interest in the Company (except to the extent of any distributions made to any shareholder of SPIC in violation of any applicable law).

19.13 General Interpretation of Article 19. Tejon, Pardee and Lewis approved the admission of SPIC under the 2008 Amendment as an accommodation to Standard Pacific and SPIC with the understanding that such admission would not (i) reduce, diminish or otherwise modify the rights, remedies and benefits of each of Tejon, Pardee and Lewis under the First Amended and Restated LLC Agreement, or (ii) increase the rights, remedies or benefits available to Standard Pacific and/or SPIC under the First Amended and Restated LLC Agreement (in excess of the rights, remedies and benefits available to Standard Pacific under the First Amended and Restated LLC Agreement). The Members do not intend to change the understanding of the Members, as reflected in the 2008 Amendment. In furtherance of the foregoing, this Article 19 shall be interpreted and construed as broadly as possible in a manner that is consistent with such understanding. In the event of any inconsistency between the provisions of this Article 19 or the intent hereof with the provisions of the rest of this Agreement, the provisions of this Article 19 shall control and prevail. Except as otherwise expressly provided in this Article 19, SPIC shall not succeed to any rights or benefits of Standard Pacific under the remainder of the Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

TEJON RANCH CORP, a California corporation

By:
Allen E. Lyda, its Senior Vice President and Chief Financial Officer

STANDARD PACIFIC CORP., a Delaware corporation

By:
Name:
Its: Authorized Representative

By:
Name:
Its: Authorized Representative

LEWIS INVESTMENT COMPANY, LLC, a California limited liability company

By:	Lewis Operating Corp., a California corporation Its: Sole Manager

By:
John Goodman its Senior Vice-President and CEO

[SIGNATURES CONTINUED]

PARDEE HOMES, a California corporation

By:
Michael V. McGee, its President

By:
Anthony Dolim, Senior Vice President, Finance

STANDARD PACIFIC INVESTMENT CORP., a Delaware corporation

By:
Name:
Its: Authorized Representative

By:
Name:
Its: Authorized Representative

EXHIBIT “A”

ADJACENT PROPERTY, EXISTING PROPERTY

LEGAL DESCRIPTION

AND DEPICTION OF TEJON RANCH

Real property in the City of , County of Los Angeles, State of California, described as follows:

EXISTING PROPERTY (PARCEL 1):

THAT PORTION OF THE RANCHO LA LIEBRE, DESCRIBED IN THE PATENT FROM THE UNITED STATES OF AMERICA TO JOSE MARIA FLORES, RECORDED IN BOOK 1 PAGE 535 OF PATENTS, RECORDS OF SAID COUNTY, LYING SOUTH OF THE LINE BETWEEN KERN AND LOS ANGELES COUNTIES.

THAT PORTION OF THE RANCHO LOS ALAMOS Y AGUA CALIENTE, DESCRIBED IN THE PATENT FROM THE UNITED STATES OF AMERICA TO AUGUSTINO OLVERA, LEWIS JORDAN, VICENTE BOTELLO AND J LANCASTER BRENT, RECORDED IN BOOK 15 PAGE 21 OF PATENTS, RECORDS OF SAID COUNTY, LYING SOUTH OF THE LINE BETWEEN KERN AND LOS ANGELES COUNTIES.

PORTIONS OF SECTIONS 3, 4, 5, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, AND 29 IN TOWNSHIP 8 NORTH, RANGE 17 WEST, SAN BERNARDINO BASE AND MERIDIAN.

PORTIONS OF SECTIONS 1, 2, 3, 4, 9, 10, 11, 12, 13, 14 AND 24 IN TOWNSHIP 8 NORTH RANGE 18 WEST, SAN BERNARDINO BASE AND MERIDIAN.

PORTIONS OF THE PROPERTY OF MARY E. BEALE RECORDED IN BOOK 78 PAGE 33 OF MISCELLANEOUS RECORDS OF SAID COUNTY.

PARCELS 3, 4, 14 AND 15 AS SHOWN ON LOS ANGELES COUNTY ASSESSORS MAP NUMBER 58, RECORDED IN BOOK 1 PAGE 6 OF ASSESSORS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ONE-HALF OF ALL OIL, GAS AND MINERALS WITHIN LOTS 2, 3 AND 4 IN SECTION 4, TOWNSHIP 8 NORTH, RANGE 17 WEST, OF THE SAN BERNARDINO BASE AND MERIDIAN, AS EXCEPTED IN THE DEED FROM E.B. HOUGHAM, RECORDED JUNE 11, 1948 AS INSTRUMENT NO. 906, IN BOOK 27434 PAGE 183 OFFICIAL RECORDS.

THE ABOVE LAND IS WITHIN THE FOLLOWING ASSESSORS PARCEL NUMBERS.

3252-001-001, 002;

3252-002-002, 003;

3252-003-013;

3252-004-011, 012;

3252-005-002, 006;

3252-006-006, 008;

3252-007-014;

3252-015-039;

3253-001-012 TO 015, 017, 018, 023, 025 TO 033;

3253-002-015;

3253-003-001, 002-003;

3253-004-004,

3253-006-002,

3275-001-002;

3275-007-003, 004, 009,

3275-008-013;

3275-014-005, 006

EXCEPT THEREFROM THAT PORTION OF THE ABOVE LAND GRANTED TO THE STATE OF CALIFORNIA FOR THE CALIFORNIA AQUEDUCT IN A DEED RECORDED FEBRUARY 20, 1970 AS INSTRUMENT NO. 136.

ADJACENT PROPERTY

PARCEL 2:

SECTION 22, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THE INTEREST CONVEYED TO THE COUNTY OF LOS ANGELES BY DEED RECORDED IN BOOK 1417, PAGE 165 OF DEEDS.

ALSO EXCEPT THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN PARCEL 1 IN DEED TO THE STATE OF CALIFORNIA RECORDED JANUARY 26, 1966 AS INSTRUMENT NO. 789, IN BOOK D-3187, PAGE 609, OFFICIAL RECORDS.

ALSO EXCEPT THOSE PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THE LANDS DESCRIBED IN PARCELS 2 AND 4 OF THE DEED TO THE STATE OF CALIFORNIA RECORDED SEPTEMBER 22, 1970 AS INSTRUMENT NO. 3106 IN BOOK D-4839, PAGE 372, OFFICIAL RECORDS. AND THOSE PORTIONS DEEDED TO THE STATE OF CALIFORNIA IN DEED RECORDED NOVEMBER 28, 1969 AS INSTRUMENT NO. 277 IN BOOK D-4567, PAGE 225, OFFICIAL RECORDS.

ALSO EXCEPT THAT PORTION OF SAID SECTION 22 INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN DEED TO JAMES T. WEST AND WIFE RECORDED SEPTEMBER 29, 1987 AS INSTRUMENT NO. 87-1556060.

EXCEPT FROM THE WEST HALF OF THE SOUTHWEST QUARTER AND THE SOUTH HALF OF THE NORTHWEST QUARTER OF SAID SECTION 22 ALL OIL, MINING AND MINERAL RIGHTS.

PARCEL 3:

ALL OF SECTION 23, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THE WEST HALF OF THE SOUTHWEST QUARTER OF SAID SECTION 23.

AND EXCEPT THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF THE WESTERLY 630 FEET, MEASURED AT RIGHT ANGLES, OF SECTION 24, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN WITH THE EASTERLY PROLONGATION OF THE NORTHERLY LINE OF SOUTHERLY 700 FEET, MEASURED AT RIGHT ANGLES, OF SECTION 23, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN; THENCE NORTH 88° 39’ 45” WEST ALONG SAID

NORTHERLY LINE, 2812.05 FEET TO THE TRUE POINT OF BEGINNING. THENCE NORTH 0° 18’ 20” WEST TO THE NORTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 23; THENCE NORTH 89° 17’ 20” WEST ALONG SAID NORTH LINE TO THE NORTH-SOUTH CENTER LINE OF SAID SECTION 23; THENCE NORTHERLY ALONG SAID CENTER LINE TO THE NORTH LINE OF SAID SECTION 23; THENCE EASTERLY ALONG SAID NORTH LINE TO THE EAST LINE OF SAID SECTION 23; THENCE SOUTHERLY ALONG SAID EAST LINE TO THE NORTH LINE OF SAID SOUTH 700 FEET OF SAID SECTION. THENCE NORTH 88° 39’ 45” WEST ALONG SAID NORTH LINE TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THE INTEREST CONVEYED TO THE COUNTY OF LOS ANGELES BY DEED RECORDED IN BOOK 1417, PAGE 165 OF DEEDS.

ALSO EXCEPT THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 23; THENCE NORTH 0° 18’ 20” WEST ALONG THE EASTERLY LINE OF SAID NORTHWEST QUARTER, 392.37 FEET, THENCE NORTH 19° 34’ 15” EAST 448.34 FEET; THENCE NORTH 70° 59’ 20” WEST 1175.81 FEET; THENCE NORTH 19° 00’ 40” EAST 61.78 FEET TO THE TRUE POINT OF BEGINNING. THENCE NORTH 19° 00’ 40” EAST 100.00 FEET. THENCE SOUTH 70° 59’ 20” EAST 100.00 FEET. THENCE SOUTH 19° 00’ 40” WEST 100.00 FEET. THENCE NORTH 70° 59’ 20” WEST 100.00 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THAT PORTION OF SAID LAND INCLUDED WITHIN THE FOLLOWING DESCRIBED LINES:

BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, WITH A LINE THAT BEARS NORTH 89° 55’ 05” WEST FROM A POINT IN THE EAST LINE OF SAID SECTION 14, DISTANT NORTH 0° 08’ 08” EAST THEREON 995.08 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 14; THENCE WESTERLY, ALONG SAID LINE TO BEARING. 250.00 FEET; THENCE SOUTHERLY PARALLEL WITH SAID EASTERLY LINE TO THE SOUTHERLY LINE OF SAID SECTION 14, THENCE SOUTHERLY PARALLEL WITH THE EASTERLY LINE OF THE NORTHWEST QUARTER OF SECTION 23, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, TO THE NORTHLINE OF LANCASTER ROAD, AS SAID ROAD EXISTED ON OCTOBER 30, 1964; THENCE SOUTHEASTERLY, ALONG SAID ROAD, TO THE EASTERLY LINE OF SAID NORTHWEST QUARTER THENCE NORTHERLY, ALONG SAID EASTERLY LINE, TO THE EASTERLY LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 14; THENCE NORTHERLY ALONG SAID EASTERLY LINE, TO THE POINT OF BEGINNING.

ALSO EXCEPT THAT PORTION OF SAID SECTION 23 INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN PARCEL 1 IN DEED TO THE STATE OF CALIFORNIA RECORDED JANUARY 26, 1966 AS INSTRUMENT NO. 789 IN BOOK D-3187, PAGE 609, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM THAT PORTION INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN DEED TO THE STATE OF CALIFORNIA RECORDED NOVEMBER 28, 1969 AS INSTRUMENT NO. 278 IN BOOK D-4567, PAGE 228, OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM THAT PORTION INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN PARCEL 1 IN DEED TO THE STATE OF CALIFORNIA RECORDED FEBRUARY 8, 1972 AS INSTRUMENT NO. 341 IN BOOK D-5345, PAGE 793, OFFICIAL RECORDS.

ALSO EXCEPT THAT PORTION OF SAID SECTION 23 DESCRIBED IN DEED TO THE STATE OF CALIFORNIA RECORDED FEBRUARY 8, 1972 AS INSTRUMENT NO. 343 IN BOOK D-5345, PAGE 806, OFFICIAL RECORDS.

ALSO EXCEPT THAT PORTION OF SAID LAND WITHIN THE LINES OF THE LAND DESCRIBED IN DEED TO THE ROMAN CATHOLIC ARCHBISHOP OF LOS ANGELES RECORDED JANUARY 9, 1991 AS INSTRUMENT NO. 91-37438.

PARCEL 4:

SECTION 15, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPT THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 15.

ALSO EXCEPT THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 15.

ALSO EXCEPT THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 15.

ALSO EXCEPT THAT PORTION OF THE SAID SECTION 15 INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN PARCELS 1 AND 5 IN DEED TO THE STATE OF CALIFORNIA, RECORDED JANUARY 26, 1966 AS INSTRUMENT NO. 789, IN BOOK D-3187, PAGE 609, OFFICIAL RECORDS.

ALSO EXCEPT THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION 15, DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF AN EXISTING STEEL TOWER IN THE EASTERLY LINE OF TWO TOWER LINES OF THE SOUTHERN CALIFORNIA EDISON COMPANY’S BIG CREEK TRANSMISSION LINE. SAID EASTERLY TOWER LINE BEING PARALLEL

WITH AND DISTANT NORTHEASTERLY 41 FEET FROM THE CENTER LINE BETWEEN SAID TWO POWER LINES. SAID CENTER LINE INTERSECTING THE SOUTH LINE OF SAID SECTION AT A POINT DISTANT WEST 818 FEET, MORE OR LESS, FROM THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION AND SAID EXISTING TOWER IS LOCATED NORTHWESTERLY 425 FEET, MORE OR LESS, MEASURED ALONG SAID EASTERLY TOWER LINE FROM THE SOUTH LINE OF SAID SECTION. THENCE FROM SAID POINT OF BEGINNING NORTHEASTERLY AT RIGHT ANGLES TO THE CENTER LINE BETWEEN SAID TWO POWER LINES, 59 FEET; THENCE PARALLEL WITH SAID CENTER LINE, SOUTH 34° EAST 460 FEET, MORE OR LESS, TO THE SOUTH LINE OF SAID SECTION. THENCE WEST ALONG SAID SOUTH LINE 241.3 FEET, MORE OR LESS. TO A LINE PARALLEL WITH AND DISTANT SOUTHWESTERLY 100 FEET, MEASURED AT RIGHT ANGLES, FROM SAID CENTER LINE, THENCE PARALLEL WITH SAID CENTER LINE, NORTH 34° WEST 335 FEET, MORE OR LESS TO A POINT BEARING SOUTHWESTERLY ON A LINE DRAWN AT RIGHT ANGLES TO SAID CENTER LINE FROM THE POINT OF BEGINNING. THENCE NORTHEASTERLY 141 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPT THE INTEREST CONVEYED TO THE COUNTY OF LOS ANGELES BY DEED RECORDED IN BOOK 1417, PAGE 165 OF DEEDS.

ALSO EXCEPT THAT PORTION OF SAID SECTION 15 INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED IN DEED TO MONO POWER COMPANY, RECORDED APRIL 8, 1971 AS INSTRUMENT NO. 3218 IN BOOK D-5021, PAGE 306, OFFICIAL RECORDS.

ALSO EXCEPT THE RESERVATION TO THE UNITED STATES OF ALL THE COAL AND OTHER MINERALS TOGETHER WITH THE RIGHT TO PROSPECT FOR, MINE AND REMOVE THE SAME, AS IN PATENT TO HARRY H. HOLLAND, DATED NOVEMBER 17, 1933 AND RECORDED DECEMBER 28, 1938 IN BOOK 16298, PAGE 152, OFFICIAL RECORDS.

ALSO EXCEPT FROM A PORTION OF SAID LAND HALF OF ALL MINERALS LYING IN AND UNDER SAID LAND AS RESERVED BY BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, A CORPORATION, AS EXECUTOR OF THE LAST WILL AND TESTAMENT OF HARRY HOWARD HOLLAND, ALSO KNOWN AS HARRY H. HOLLAND, ALSO KNOWN AS H. H. HOLLAND, DECEASED, IN DEED RECORDED DECEMBER 11, 1956 IN BOOK 53085, PAGE 114, OFFICIAL RECORDS.

ALSO EXCEPT ONE-FOURTH OF ALL OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING A PORTION OF SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM. TOGETHER WITH THE RIGHT TO PROSPECT FOR, MINE AND REMOVE THE SAME, AS RESERVED BY JACOB W. HEICHBERGER IN DEED RECORDED JULY 20, 1948 1N BOOK 27770, PAGE 44, OFFICIAL RECORDS.

SAID ONE QUARTER INTEREST PURPORTS TO HAVE BEEN QUITCLAIMED BY PAULA HEICHBERGER, A WIDOW TO PYRAMID RANCH COMPANY, A LIMITED PARTNERSHIP BY A DOCUMENT RECORDED JUNE 19, 1989 AS INSTRUMENT NO. 89-976009.

ALSO EXCEPT HEREIN AN UNDIVIDED ONE-FOURTH INTEREST IN AND TO ALL OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING A PORTION OF SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM. TOGETHER WITH THE RIGHT TO PROSPECT FOR, MINE AND REMOVE THE SAME, AS RESERVED BY ROSE H. HOUGHAM, ET AL, IN DEED RECORDED FEBRUARY 21, 1964.

SAID ONE QUARTER INTEREST PURPORTS TO HAVE BEEN QUITCLAIMED BY PATRICIA H. PHILLIPS AND SALLY H. PHILLIPS, INDIVIDUALLY AND AS CO-TRUSTEES OF THE ROSE H. HOUGHAM TRUST, DATED JULY 1, 1982, SOLE HEIRS OF ROSE H. HOUGHAM, DECEASED TO PYRAMID RANCH COMPANY, A LIMITED PARTNERSHIP BY A DOCUMENT RECORDED AUGUST 21, 1989 AS INSTRUMENT NO. 89-1336909.

PARCEL 5:

SECTION 14, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THAT PORTION OF THE SOUTHEAST QUARTER OF SAID SECTION 14, LYING SOUTH OF A LINE BEARING NORTH 89° 55’ 05” WEST FROM A POINT IN THE EAST LINE OF SAID SECTION 14, DISTANT THEREON NORTH 0° 08’ 08” EAST 995.08 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 14.

ALSO EXCEPT THAT PORTION OF SAID LAND INCLUDED WITHIN THE FOLLOWING DESCRIBED LINES.

BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, WITH A LINE THAT BEARS NORTH 89° 55’ 05” WEST FROM A POINT IN THE EAST LINE OF SAID SECTION 14, DISTANT NORTH 0° 08’ 08” EAST THEREON 995.08 FEET FROM THE SOUTHEAST CORNER OF SAID SECTION 14; THENCE WESTERLY, ALONG SAID LINE SO BEARING, 250.00 FEET; THENCE SOUTHERLY, PARALLEL WITH SAID EASTERLY LINE, TO THE SOUTHERLY LINE OF SAID SECTION 14. THENCE SOUTHERLY, PARALLEL WITH THE EASTERLY LINE OF THE NORTHWEST QUARTER OF SECTION 23, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, TO THE NORTH LINE OF LANCASTER ROAD AS SAID ROAD EXISTED ON OCTOBER 30, 1964; THENCE SOUTHEASTERLY ALONG SAID ROAD, TO THE EASTERLY LINE OF SAID NORTHWEST QUARTER, THENCE NORTHERLY, ALONG SAID EASTERLY LINE, TO THE EASTERLY LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 14, THENCE NORTHERLY ALONG SAID EASTERLY LINE TO THE POINT OF BEGINNING.

ALSO EXCEPT THAT PORTION OF SAID LAND INCLUDED WITHIN THE LINES OF THE LAND DESCRIBED AS PARCEL 2 IN DEED TO THE STATE OF CALIFORNIA, RECORDED FEBRUARY 8, 1972 AS INSTRUMENT NO. 341 IN BOOK D-5345, PAGE 793, OFFICIAL RECORDS.

ALSO EXCEPT ONE-FOURTH OF ALL OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING A PORTION OF SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM. TOGETHER WITH THE RIGHT TO PROSPECT FOR MINE AND REMOVE THE SAME, AS RESERVED BY JACOB W. HEICHBERGER IN DEED RECORDED JULY 20, 1946 IN BOOK 27770, PAGE 44, OFFICIAL RECORDS.

SAID ONE QUARTER INTEREST PURPORTS TO HAVE BEEN QUITCLAIMED BY PAULA HEICHBERGER, A WIDOW TO PYRAMID RANCH COMPANY, A LIMITED PARTNERSHIP BY A DOCUMENT RECORDED JUNE 19, 1989 AS INSTRUMENT NO. 89-976009.

ALSO EXCEPT HEREIN AN UNDIVIDED ONE-FOURTH INTEREST IN AND TO ALL OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING A PORTION OF SAID LAND OR THAT MAY BE PRODUCED AND SAVED THEREFROM. TOGETHER WITH THE RIGHT TO PROSPECT FOR MINE AND REMOVE THE SAME, AS RESERVED BY ROSE H. HOUGHAM, ET AL., IN DEED RECORDED FEBRUARY 21, 1964.

SAID ONE QUARTER INTEREST PURPORTS TO HAVE BEEN QUITCLAIMED BY PATRICIA H. PHILLIPS AND SALLY H. PHILLIPS, INDIVIDUALLY AND AS CO-TRUSTEES OF THE ROSE H. HOUGHAM TRUST, DATED JULY 1, 1982, SOLE HEIRS OF ROSE H. HOUGHAM, DECEASED TO PYRAMID RANCH COMPANY, A LIMITED PARTNERSHIP BY A DOCUMENT RECORDED AUGUST 21, 1989 AS INSTRUMENT NO. 89-1336909.

PARCEL 6:

LOT 1 IN SECTION 13, TOWNSHIP 8 NORTH, RANGE 18 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THE RESERVATION TO THE UNITED STATES OF ALL THE COAL AND OTHER MINERALS. TOGETHER WITH THE RIGHT TO PROSPECT FOR MINE AND REMOVE THE SAME, AS IN THE PATENT TO HARRY H. HOLLAND DATED NOVEMBER 17, 1933 AND RECORDED DECEMBER 28, 1938 IN BOOK 16298, PAGE 152, OFFICIAL RECORDS.

ALSO EXCEPT HALF OF ALL MINERALS LYING IN AND UNDER SAID LAND, AS RESERVED BY BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, A CORPORATION, AS EXECUTOR OF THE LAST WILL AND TESTAMENT OF HARRY HOWARD HOLLAND, ALSO KNOWN AS HARRY H. HOLLAND, ALSO KNOWN AS H. H. HOLLAND, DECEASED, IN THE DEED RECORDED DECEMBER 11, 1956 IN BOOK 53085, PAGE 114, OFFICIAL RECORDS.

THE ABOVE LAND IS WITHIN THE FOLLOWING ASSESSORS PARCEL NUMBERS (provided that in the event of any conflict between the legal description above and the assessors parcel numbers listed below, the legal description shall govern):

3252-006-002

3252-007-018

3252-008-014

3252-008-016

3252-013-011

3252-013-022

3252-014-017

DEPICTION OF TEJON RANCH

[see attached]

9 N 18 W
9 N 17 W
9 N 16 W
8 N 18 W
8 N 17 W
8 N 16 W
Castac Lake
Tehachapi North Afterbay
N.A.P
Tejon Ranch Boundary
KERN COUNTY
LOS ANGELES COUNTY
California Aqueduct
CENTENNIAL
10,700 ac
Adjacent Property
980 ac
Quail Lake
138
5
ANGELES NATIONAL FOREST

Adjacent Property, Existing Property
Tejon Ranch

EXHIBIT A

Feet
0 4,000 8,000

EXHIBIT “B”

MEMBERS’ ADDRESSES, CAPITAL CONTRIBUTIONS,

PERCENTAGE INTERESTS, AND CONTRIBUTION PERCENTAGES

Members and Addresses	Initial Capital Contributions (as of Effective Date)	Tejon Feasibility Cost Credit	Adjacent Property Contributions (as of Effective Date)	Entitlement Stage Contributions	Remaining Entitlement Period Contribution (as of Effective Date)	Total Capital Contributions (as of Effective Date)	Percentage Interest (after dilution)	Contribution Percentage (original)
Tejon Ranchcorp P.O. Box 1000 4436 Lebec Road Lebec, CA 93243	$0	$241,704.45	$1,083,728.92	$7,061,953.89	$2,024,666.00	$10,412,053.26	52.38%	50.000%
Standard Pacific Corp. 32133 Lindero Canyon Rd. Suite 105 Westlake Village, CA 91361	$1,778,588.85	N/A	$412,272.69	$11,604,934.13	$0.00	$13,795,795.67	15.87%	16.666%
Standard Pacific Investment Corp. 15326 Alton Parkway Irvine, CA 92618					$0.00			0.000%
Lewis Investment Company, LLC 1156 N. Mountain Ave. Upland, CA 91785-0670	$1,778,588.51	N/A	$412,272.44	$11,604,934.14	$0.00	$13,795,795.09	15.87%	16.667%
Pardee Homes 10880 Wilshire Blvd. Suite 1900 Los Angeles, CA 90024	$1,778,588.51	N/A	$412,272.44	$11,604,934.14	$0.00	$13,795,795.09	15.87%	16.667%

B-1

EXHIBIT “C”

FEASIBILITY COSTS

[To Be Supplied]

C-1

EXHIBIT “D”

FORM OF MEMORANDUM OF CONTRIBUTION AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1900 Main Street, 5th Floor

Irvine, California 92614-7321

Facsimile: (949) 553-8364

Attention: Paul D. O’Connor, Esq.

MEMORANDUM OF CONTRIBUTION AGREEMENT

THIS MEMORANDUM OF CONTRIBUTION AGREEMENT (“Memorandum”) is effective as of July 31, 2009, by and between TEJON RANCHCORP, a California corporation (“Tejon”), and CENTENNIAL FOUNDERS, LLC, a Delaware limited liability company (“Company”).

W I T N E S S E T H:

Tejon hereby grants to the Company the right to acquire all of Tejon’s right, title and interest in that certain real property more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”), pursuant to the terms set forth in that certain unrecorded Second Amended and Restated Limited Liability Company Agreement of Centennial Founders, LLC dated as of even date herewith between Tejon, Standard Pacific Corp., a Delaware corporation, Lewis Investment Company, LLC, a California limited liability company, Standard Pacific Investment Corp., a Delaware limited liability company, and Pardee Homes, a California corporation (the “Project LLC Agreement”). The sole purpose of preparing and recording this Memorandum is to give notice of the Company’s rights to acquire the Property on the terms and conditions set forth in the Project LLC Agreement. In the event of any conflict or inconsistency between the terms of this Memorandum and the Project LLC Agreement, the terms of the Project LLC Agreement shall control.

Unless sooner terminated in accordance with the terms of the Project LLC Agreement, the Company’s rights to acquire the Property pursuant to the Project LLC Agreement shall expire of record ten (10) years from the recordation of this Memorandum.

This Memorandum may be executed in counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date set forth herein above.

TEJON RANCHCORP,
a California corporation

By:
Allen E. Lyda, its Senior Vice President and Chief Financial Officer

By:
Name:
Title:

CENTENNIAL FOUNDERS, LLC,
a Delaware limited liability company

By:	Tejon Ranchcorp,
a California corporation,
Development Manager

By:
Name:	Allen E. Lyda, its Senior Vice President and Chief Financial Officer

ACKNOWLEDGMENT

State of California         )

County of Orange         )

On _________________________, before me,                                                                                                                                    ,

                                                                                                                                                       (insert name of notary)

Notary Public, personally                                                                                                                                                                                 , appeared , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT “A” TO EXHIBIT “D”

LEGAL DESCRIPTION

Real property in the City of , County of Los Angeles, State of California, described as follows:

THAT PORTION OF THE RANCHO LA LIEBRE, DESCRIBED IN THE PATENT FROM THE UNITED STATES OF AMERICA TO JOSE MARIA FLORES, RECORDED IN BOOK 1 PAGE 535 OF PATENTS, RECORDS OF SAID COUNTY, LYING SOUTH OF THE LINE BETWEEN KERN AND LOS ANGELES COUNTIES.

THAT PORTION OF THE RANCHO LOS ALAMOS Y AGUA CALIENTE, DESCRIBED IN THE PATENT FROM THE UNITED STATES OF AMERICA TO AUGUSTINO OLVERA, LEWIS JORDAN, VICENTE BOTELLO AND J LANCASTER BRENT, RECORDED IN BOOK 15 PAGE 21 OF PATENTS, RECORDS OF SAID COUNTY, LYING SOUTH OF THE LINE BETWEEN KERN AND LOS ANGELES COUNTIES.

PORTIONS OF SECTIONS 3, 4, 5, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, AND 29 IN TOWNSHIP 8 NORTH, RANGE 17 WEST, SAN BERNARDINO BASE AND MERIDIAN.

PORTIONS OF SECTIONS 1, 2, 3, 4, 9, 10, 11, 12, 13, 14 AND 24 IN TOWNSHIP 8 NORTH RANGE 18 WEST, SAN BERNARDINO BASE AND MERIDIAN.

PORTIONS OF THE PROPERTY OF MARY E. BEALE RECORDED IN BOOK 78 PAGE 33 OF MISCELLANEOUS RECORDS OF SAID COUNTY.

PARCELS 3, 4, 14 AND 15 AS SHOWN ON LOS ANGELES COUNTY ASSESSORS MAP NUMBER 58, RECORDED IN BOOK 1 PAGE 6 OF ASSESSORS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ONE-HALF OF ALL OIL, GAS AND MINERALS WITHIN LOTS 2, 3 AND 4 IN SECTION 4, TOWNSHIP 8 NORTH, RANGE 17 WEST, OF THE SAN BERNARDINO BASE AND MERIDIAN, AS EXCEPTED IN THE DEED FROM E.B. HOUGHAM, RECORDED JUNE 11, 1948 AS INSTRUMENT NO. 906, IN BOOK 27434 PAGE 183 OFFICIAL RECORDS.

THE ABOVE LAND IS WITHIN THE FOLLOWING ASSESSORS PARCEL NUMBERS.

3252-001-001, 002;

3252-002-002, 003;

3252-003-013;

3252-004-011, 012;

3252-005-002, 006;

3252-006-006, 008;

3252-007-014;

3252-015-039;

3253-001-012 TO 015, 017, 018, 023, 025 TO 033;

3253-002-015;

3253-003-001, 002-003;

3253-004-004,

3253-006-002,

3275-001-002;

3275-007-003, 004, 009,

3275-008-013;

3275-014-005, 006

EXCEPT THEREFROM THAT PORTION OF THE ABOVE LAND GRANTED TO THE STATE OF CALIFORNIA FOR THE CALIFORNIA AQUEDUCT IN A DEED RECORDED FEBRUARY 20, 1970 AS INSTRUMENT NO. 136.

EXHIBIT “E”

APPROVED EXISTING EXCEPTIONS

First American Title Insurance Company Preliminary Report, Order No. 3318024, Dated June 25, 2009

E-1

EXHIBIT F

DILUTION ILLUSTRATION

DOLLARS IN THOUSANDS

	TEJON		LEWIS INVESTMENTS	PARDEE HOMES	STANDARD PACIFIC		TOTAL	DILUTION CALCULATION % REDUCTION TIMES 200

Effective Capital Contributions - A	41,388		13,796	13,796	13,796		82,776
Ownership Percentage Interests	50.00%		16.67%	16.67%	16.67%

July 2009 - Actual Capital Call							2,025
Funding Members Contribution	1,013		—	—	—		1,013
Non-Funding Members’ Shares-4.3A and 4.4
Lewis Investment %	338	B					338	0.40	% C	0.80%
Pardee %	338						338	0.40%		0.80%
Standard Pacific %	338						338	0.40%		0.80%

Total Contribution	2,025		—	—	—		2,025

Effective Capital Contributions	43,413		13,796	13,796	13,796		84,801
Adjusted Percentage Interests	52.38%		15.87%	15.87%	15.87	% D

Example Two - Capital Call							8,000
Funding Members Contribution	4,190		—	—	—		4,190
Non-Funding Members’ Shares-4.3A and 4.4
Lewis Investment %	1,270						1,270	1.37%		2.74%
Pardee %	1,270						1,270	1.37%		2.74%
Standard Pacific %	1,270						1,270	1.37%		2.74%

Total Contribution	8,000		—	—	—		8,000

Effective Capital Contributions	51,413		13,796	13,796	13,796		92,801
Adjusted Percentage Interests	60.59%		13.14%	13.14%	13.14%

A - Effective Capital Contributions equal cash capital contributions through June 30, 2009 plus land contribution for Tejon.

B - Delinquent Contribution equals Total Capital Call (2,025) times Ownership Percentage Interest, as adjusted for prior dilutions.

C - Dilution Percentage equals Delinquent Contribution (338) divided by New Total Effective Capital Contributions (84,801) times 200.

D - Adjusted Percentage Interests equals Percentage Interest less dilution as described in section 4.4A(1).

F-1

EXHIBIT “G”

IRR CALCULATION METHOD

The internal rate of return of a Member shall be calculated using the XIRR function in Microsoft Excel for Windows (version 7.0, or any later version which is substantially the same as version 7.0) by inputting the following (the “Cash Flows”) (i) the date and amount of all Capital Contributions (and, with respect to only those calculations made hereunder pursuant to Section 13.1A, loans) of such Member made in accordance with the Original LLC Agreement, the First Amended and Restated LLC Agreement and this Agreement, and (ii) the date and amount of all distributions to such Member with respect to Sections 6.1C through 6.1G (and, with respect to only those calculations made hereunder pursuant to Section 13.1A, the repayment of such loans) in accordance with this Agreement.

In order to arrive at the appropriate amount (the “IRR Amount”) of distributions required in order to achieve the specified internal rate of return, those Cash Flows which have occurred as of the date of determination shall be discounted back to the date of the initial Capital Contribution applying the “Daily Rate” (defined below). The IRR Amount shall be equal to that amount that when discounted back to the date of the initial Capital Contribution at the Daily Rate would cause the net sum of all of the discounted Cash Flows to equal zero. As used herein, the “Daily Rate” shall be determined in the same manner as provided in the example below.

G-1

An example of the foregoing calculation is as follows:

Target IRR	25.0%
Daily Rate	0.0611539109%	Daily Rate = (1+Target IRR)^(1/365)-1
Annual Rate	25.0%	Annual Rate = (1+Daily Rate)^365-1

Period	Day	Cash flow	Present value	XIRR
0	1/1/02	(2,000,000)	(2,000,000)
87	3/28/02	(500,000)	(474,101)
265	9/22/02	(250,000)	(212,609)
374	1/9/03	(500,000)	(397,805)
390	1/25/03	1,000,000	787,866
459	4/4/03	750,000	566,492
659	10/21/03	1,500,000	1,002,587

730	12/31/03	1,136,827	727,569	25.04%

		1,136,827	(0)

Cash flow assumptions

Initial cash contribution of $2 million on January 1, 2002.

Cash contributions on March 28, 2002, September 22, 2002 and January 9, 2003.

Cash distribution on January 25, 2003, April 4, 2003 and October 21, 2003.

Final cash distribution on December 31, 2003.

The Daily Rate is used as the interest rate for the present value calculation supporting the XIRR calculation.

G-2

EXHIBIT “H”

NON-COMPETITION AREA

[See Attached]

H-1

9 N 18 W
9 N 17 W
9 N 16 W
8 N 18 W
8 N 17 W
8 N 16 W
Castac Lake
Tehachapi North Afterbay
N.A.P
Tejon Ranch Boundary
KERN COUNTY
LOS ANGELES COUNTY
California Aqueduct
CENTENNIAL
10,700 ac
Adjacent Property
980 ac
Quail Lake
138
5
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
VENTURA COUNTY

EXHIBIT H

Non-Competition Area

EXHIBIT H

EXHIBIT “I”

SUMMARY OF RWA ADVANCES

1.	SECTION 2.3 ADVANCES: TRC previously made advances and is hereafter obligated to make annual advances, in quarterly installments, to the Conservancy as follows:

•	2008: $820,000 (2 quarterly installments of $410,000; payable July 1 and October 1)

•	2009-2010: $1,070,000 (4 quarterly installments of $267,500 per year; payable January 1, April 1, July 1 and October 1)

•	2011-2014: ($800,000 (4 quarterly installments of $200,000 per year; payable January 1, April 1, July 1 and October 1)

2.	SECTION 2.4 ADVANCES: TRC is obligated to make additional advances to the Conservancy as follows:

•

Effective two years prior to the date the Conservancy is required to perform mitigation activities on behalf of a development project (including the Master Project), TRC is obligated to increase the annual advance amount required by Section 2.3 to $1,500,000.

•

During the period TRC is required to make advances pursuant to Section 2.3, as may be extended by Section 2.5, TRC is obligated to make additional advances equal to actual mitigation costs incurred by the Conservancy on behalf of the development projects (including the Master Project).

•	As and when required by regulatory agencies, TRC is required to make additional advances equal to endowment funding required to the development projects (including the Master Project).

3.	SECTION 2.5 ADVANCES: TRC is obligated to continue making Section 2.3 Advances and Section 2.4 Advances to the Conservancy from 2015-2021 if either of the following conditions are met:

•	Conservation easements are acquired covering four or more of the acquisition areas prior to the outside closing date, all as described in the Ranch-Wide Agreement; or

•	Section 2.4 Advances are required during such years.

I-1

EXHIBIT “J”

RANCH-WIDE AGREEMENT

ILLUSTRATION OF REPAYMENT OF ADVANCES

EXAMPLE 1

Date: December 31, 2013

1.	Outstanding Reimbursements Made to TRC

a. Centennial RWA Reimbursements:	$6,000,000
b. TMV RWA Reimbursements:	$6,000,000

2.	Section 2.6 Repayments received by TRC from the Conservancy

a. Generated from conservation fees derived from Master Project during 2013:	$7,000,000
b. Generated from conservation fees derived from Tejon Mountain Village during 2013:	$5,000,000

3.	Distributions of the Section 2.6 Repayments will be made by TRC as follows:

a.	First Priority:

•

$6,000,000 of the $7,000,000 derived from the Master Project will be distributed to the Company in full repayment of the $6,000,000 in outstanding Centennial RWA Reimbursements. The $1,000,000 balance will be distributed as a second priority as described below.

•	The entire $5,000,000 derived from Tejon Mountain Village will be distributed to TMV, in partial repayment of the $6,000,000 in outstanding TMV RWA Reimbursements.

b.	Second priority:

•	The remaining $1,000,000 derived from the Master Project will be distributed to TMV to fully repay the balance of the outstanding TMV RWA Reimbursements.

J-1

EXAMPLE 2

Date: December 31, 2013

1.	Outstanding Reimbursements Made to TRC

a. Centennial RWA Reimbursements:	$6,000,000
b. TMV RWA Reimbursements:	$6,000,000

2.	Section 2.6 Repayments received by TRC from the Conservancy

a. Generated from conservation fees derived from Master Project during 2013:	$4,000,000
b. Generated from conservation fees derived from Tejon Mountain Village during 2013:	$8,000,000

3.	Distributions of the Section 2.6 Repayments will be made by TRC as follows:

a.	First priority:

•	The entire $4,000,000 derived from the Master Project will be distributed to the Company in partial repayment of the $6,000,000 in outstanding Centennial RWA Reimbursements.

•

$6,000,000 of the $8,000,000 derived from Tejon Mountain Village will be distributed to TMV in full repayment of the $6,000,000 in outstanding TMV RWA Reimbursements. The $2,000,000 balance will be distributed as a second priority as described below.

b.	Second priority:

•	The remaining $2,000,000 derived from Tejon Mountain Village will be distributed to the Company to fully repay the balance of the outstanding Centennial RWA Reimbursements.

J-2

EXHIBIT “K”

EFFECT OF PERCENTAGE INTEREST

DILUTION ON LOT ALLOCATION

CENTENNIAL SINGLE FAMILY LOT ALLOCATION ON PERCENTAGE BASIS PER 10.1:

PERCENTAGE OFFERED TO OPEN MARKET	42.00%	“OPEN MARKET LOTS”

PERCENTAGE OFFERED TO DEVELOPERS	58.00%	“PRIVATE SALE LOTS”

	DEVELOPER PERCENT- AGE PRIVATE SALE LOTS	PERCENT- AGE OF TOTAL LOTS	OWNERSHIP PERCENTAGE	ADJUSTED OWNERSHIP PERCENTAGE	PERCENT - AGE CHANGE IN OWNERSHIP	REDUCTION IN DEVELOPER % OF PRIVATE SALE LOTS		ADJUSTED DEVELOPER % PRIVATE SALE LOTS		NEW PERCENT- AGE OF TOTAL LOTS
FIRST LOT DILUTION JULY 2009:
DEVELOPER LOTS:
LEWIS INVESTMENT	31.00%	17.98%	16.67%	15.87%	4.80%	1.49%	A	29.51%	B	17.12%	C
PARDEE HOMES	34.50%	20.01%	16.67%	15.87%	4.80%	1.66%		32.84%		19.05%
STANDARD PACIFIC	34.50%	20.01%	16.67%	15.87%	4.80%	1.66%		32.84%		19.05%

		58.00%								55.22%
EXAMPLE TWO (Ownership change from Exhibit F):
DEVELOPER LOTS:
LEWIS INVESTMENT	29.51%	17.98%	15.87%	13.14%	17.20%	5.08%		24.44%		14.17%
PARDEE HOMES	32.84%	20.01%	15.87%	13.14%	17.20%	5.65%		27.19%		15.77%
STANDARD PACIFIC	32.84%	20.01%	15.87%	13.14%	17.20%	5.65%		27.19%		15.77%

		58.00%								45.72%

A.	Reduction in Developer % equals % Offered to Developers times Percentage Change in Ownership.

B.	Adjusted Developer % of Private Sale Lots equals beginning Developer Percentage of Private Sale Lots less Reduction in Developer Percentage.

C.	New Percentage of Total Lots equals 58% mulitplied by Adjusted Developer Percentage of Private Sale Lots.

K-1

EXHIBIT “L”

NORTH AND SOUTH

MITIGATION LAND

L-1

9 N 18 W
9 N 17 W
9 N 16 W
8 N 18 W
8 N 17 W
8 N 16 W
Castac Lake
Tehachapi North Afterbay
Tejon Ranch Boundary
KERN COUNTY
LOS ANGELES COUNTY
North Mitigation
2,556 ac
CENTENNIAL
10,700 ac
N.A.P
California Aqueduct
138
Adjacent Property
980 ac
Quail Lake
South Mitigation
2,636 ac
5
ANGELES NATIONAL FOREST
Feet
0
4,000
8,000

EXHIBIT L

Proposed Mitigation Lands

Appendix “A”

TAX APPENDIX

[See Attached]

[TO BE REVISED]

APPENDIX “A”